UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
LIBERTY GLOBAL LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary material.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 9, 2025

Dear Shareholder:

You are invited to attend the 2025 Annual General Meeting of Shareholders of Liberty Global Ltd. to be held at 5:00 p.m.. Atlantic time (4:00 p.m. Eastern time), on Tuesday, May 27, 2025, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda.

The accompanying notice of the annual general meeting of shareholders and proxy statement describes the meeting, the proposals you will be asked to consider and vote upon, as well as related matters.

Your vote is important, regardless of the number or class of shares you own. Whether or not you plan to attend the 2025 Annual General Meeting, please read the enclosed proxy materials and vote as soon as possible to make sure that your shares are represented. You may vote via the internet or, if you receive a printed copy of your proxy materials, you may vote by mail by promptly signing, dating and returning your proxy card in the envelope provided.

Thank you for your continued support and interest in our company.

Sincerely,

Michael T. Fries

President and Chief Executive Officer

Liberty Global Ltd.

LIBERTY GLOBAL LTD.

Notice of Annual General Meeting of Shareholders

to be Held May 27, 2025

The 2025 Annual General Meeting of Shareholders (the AGM) of Liberty Global Ltd. (Liberty Global) will be held at 5:00 p.m. Atlantic time (4:00 p.m. Eastern time), on Tuesday, May 27, 2025, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda. At the Annual General Meeting, our shareholders will consider and vote on the following proposals:

1.

A proposal (which we refer to as the director election proposal) to elect Andrew J. Cole, Marisa D. Drew, Richard R. Green and Daniel E. Sanchez to serve as Class III members of our board of directors until the 2028 Annual General Meeting of Shareholders or until one or more of their successors is appointed.

2.

A proposal (which we refer to as the auditor appointment proposal) to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and to authorize the board of directors, acting by the audit committee, to determine the independent auditors’ remuneration.

Please refer to the proxy statement for detailed information on each of these proposals. We encourage you to read the proxy statement in its entirety before voting. Our board of directors has approved both proposals and recommends that the shareholders entitled to vote at the AGM vote “FOR” both proposals. No shareholder has proposed, in accordance with section 21 of our bye-laws any additional resolutions to be brought before the AGM.

The director election proposal and the auditor appointment proposal each require the affirmative vote of the holders of a majority of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, assuming a quorum is present.

PROXY VOTING METHODS

Vote by Internet	Visit www.envisionreports.com/lgip. You will need the individual identifying number included on your proxy card, voting instruction form or notice.

Vote by Mail	Complete, sign, date and return your proxy card or voting instruction form in the envelope provided.

Vote by Phone	Call the number located on your proxy card.

Attend the Meeting in Person

All shareholders of Liberty Global are invited to attend the AGM.

All shareholders of record of Liberty Global Class A common shares or Liberty Global Class B common shares (collectively, the voting shares) as of 6:00 p.m. Atlantic Time (5:00 p.m. Eastern Time) on April 2, 2025, the record date for the AGM, are entitled to notice of the AGM or any adjournment thereof and are entitled to vote at the AGM or any adjournment thereof. These holders will vote together as a single class on each proposal. Liberty Global Class C common shareholders are not entitled to any voting powers, except as required by applicable law and may not vote on the proposals to be presented at the AGM.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible, whether or not you plan to attend the AGM. You may vote by proxy either over the internet, by phone or by requesting a proxy card to complete, sign and promptly return in the postage-paid envelope (if mailed in the U.S.).

If you vote via the internet, your vote must be received by 7:00 a.m. Atlantic time (6:00 a.m. Eastern time), on May 27, 2025. You may revoke your proxy in the manner described in the accompanying proxy statement.

By Order of the Board of Directors,

Bryan H. Hall

Secretary

April 9, 2025

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING, PLEASE VOTE VIA THE INTERNET OR BY PHONE AS PROMPTLY AS POSSIBLE. ALTERNATIVELY, REQUEST A PAPER PROXY CARD TO COMPLETE, SIGN AND RETURN BY MAIL.

LIBERTY GLOBAL LTD.

a Bermuda exempted company

Clarendon House, 2 Church Street,

Hamilton HM 11, Bermuda

(303) 220-6600

PROXY STATEMENT FOR THE

2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

We are furnishing this proxy statement to holders of record as of 6:00 p.m. Atlantic Time (5:00 p.m. Eastern Time) on April 2, 2025, of Class A common shares or Class B common shares, each with nominal value $0.01 per share, of Liberty Global Ltd., a Bermuda exempted company limited by shares (Liberty Global), in connection with our board of directors soliciting your proxy to vote at our 2025 Annual General Meeting of Shareholders (the AGM) or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders (the Meeting Notice). Liberty Global Class C common shareholders are not entitled to any voting powers, except as required by applicable law, and may not vote on the proposals to be presented at the AGM. Under Bermuda law, holders of a company’s common shares are referred to as “members,” but for convenience, they are referred to in this proxy statement as “shareholders.” In this proxy statement, the terms “we”, “our”, “our company” and “us” may refer, as the context requires, to Liberty Global (or its predecessors) or collectively to Liberty Global (or its predecessors) and its subsidiaries and any of its joint ventures.

As permitted by the SEC’s rules and regulations in the United States (U.S.), instead of mailing a printed copy of our proxy materials, including the form of proxy card and our annual report to each shareholder of record, we are furnishing our proxy materials and annual report to our shareholders over the internet. It is anticipated that the Notice of Internet Availability of Proxy Materials (the Internet Notice) will be first mailed to our shareholders on or about April 15, 2025. If you received the Internet Notice by mail, you will not receive a printed copy of the proxy materials or annual report, unless specifically requested.

Voting Matters and Board Recommendations

Set forth below is a brief summary of the proposals to be voted on at the AGM. Because this is a summary, we encourage you to read the full proxy statement for all the details. The board of directors recommends that the holders of our Liberty Global Class A common shares and Liberty Global Class B common shares (collectively, the voting shares) vote “FOR” each of the following proposals:

Proposal	Issue	Board Recommendation
1 (Director Election Proposal)	Election of Directors • Andrew J. Cole • Marisa D. Drew • Richard R. Green • Daniel E. Sanchez	FOR

2 (Auditor Appointment Proposal)	Appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and to authorize the board of directors, acting by the audit committee, to determine the independent auditors’ remuneration	FOR

No shareholder has proposed, in accordance with section 21 of our bye-laws, any additional resolutions to be brought before the AGM.

The AGM may be adjourned to another date, time or place for proper purposes, including for the purpose of soliciting additional proxies to vote on the proposals.

QUESTIONS AND ANSWERS ABOUT THE AGM AND VOTING

The questions and answers below highlight only selected information about the AGM and how to vote your shares. You should read carefully the entire proxy statement before voting.

When and where is the AGM?

The AGM will be held at 6:00 p.m. Atlantic time (5:00 p.m. Eastern time), on Tuesday, May 27, 2025, at the Rosewood Bermuda, 60 Tucker’s Point Drive, Hamilton Parish, HS 02 Bermuda.

What is the record date for the AGM?

The “record date” for the AGM is 6:00 p.m. Atlantic Time (5:00 p.m. Eastern Time) on April 2, 2025.

What is the purpose of the AGM?

The purpose of the AGM is to consider and vote on each of the proposals listed in the Meeting Notice and more fully described in this proxy statement. The proposals in the Meeting Notice are the only items to be acted upon at the AGM. In the event there is a proposal to adjourn or postpone the AGM, the officers designated as proxies will have discretion to vote on such resolution, unless the proposal is to adjourn or postpone the AGM for the purpose of soliciting additional proxies.

What are the requirements to elect the directors and approve each of the other proposals?

Election of the slate of directors set forth in the director election proposal requires the affirmative vote of the holders of a majority of the combined voting power of our voting shares that are present in person or represented by proxy at the AGM and entitled to vote on the subject matter, voting together as a single class.

Approval of the auditor appointment proposal requires the affirmative vote of the holders of a majority of the combined voting power of our voting shares that are present in person or represented by proxy at the AGM and entitled to vote on the subject matter, voting together as a single class.

If the auditor appointment proposal fails to receive the required affirmative vote of the majority of those present in person or represented by proxy at the AGM solely by reason of broker non-votes or abstentions, the Board will nevertheless take note of the positive indication given by the receipt of an affirmative majority of the votes cast and proceed accordingly.

How many votes do shareholders have at the AGM?

Only holders of record of our voting shares as of the record date are entitled to vote at our AGM. As of the record date, we expect to have outstanding and entitled to vote at the meeting approximately 173,732,294 Liberty Global Class A shares and 12,988,658 Liberty Global Class B shares. Our voting shares are our only voting common shares and will vote together as a single class on all matters presented at our AGM. Each Liberty Global Class A share has one vote, and each Liberty Global Class B share has ten votes on each proposal detailed in this proxy statement. The Liberty Global Class C shares are non-voting, except where otherwise required by applicable law and our bye-laws.

As of the record date, we expect to have approximately 30,304 record holders of Liberty Global Class A shares and 41 record holders of Liberty Global Class B shares. These amounts do not include the number of shareholders whose common shares are held of record by banks, brokers or other nominees, but include each such institution as one holder.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, our transfer agent, you are a shareholder of record and the proxy materials or the Internet Notice are being sent directly to you by Liberty Global. If your shares are held in the name of a broker, bank or other nominee, you are a beneficial owner of the shares held in street name and the proxy materials or the Internet Notice are being made available or forwarded to you by your broker, bank or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following the instructions on the proxy card or Internet Notice.

What do shareholders need to do to vote on the proposals?

Voting on the proposals will be by a poll. If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you may appoint a proxy to vote on your behalf. The Internet Notice will instruct you as to how you may access and review the information in the proxy materials and how you may submit your proxy to vote over the internet. When you log onto the internet website address, you will receive instructions on how to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy. If you receive a paper copy of the proxy materials, you may also follow the instructions contained therein to submit a proxy and to vote either by submitting a paper proxy or over the internet.

If you are a beneficial owner, you should follow the directions provided by your broker, bank or other nominee as to how to vote your shares or when granting or revoking a proxy.

To be valid, the submission of a proxy via the internet must be received by 7:00 a.m. Atlantic Time (6:00 a.m. Eastern Time) on May 27, 2025.

How do I vote my shares that are held in our 401(k) Plan

If you hold Liberty Global Class A shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (the 401(k) Plan), which plan is for employees of our subsidiary, Liberty Global, Inc. (LGI), the trustee for such plan is required to vote your Liberty Global Class A shares as you specify. To allow sufficient time for the trustee to vote your Liberty Global Class A shares, your voting instructions must be received by 1:00 a.m. Atlantic Time (12:00 a.m. Eastern Time) on May 21, 2025. To vote such shares, please follow the instructions provided by the trustee for such plan.

What if I do not specify a choice for a proposal in my proxy?

All voting shares properly voted via the internet at or prior to 7:00 a.m. Atlantic Time (6:00 a.m. Eastern Time) on May 27, 2025, and all voting shares represented by properly executed paper proxies received prior to or at the AGM and, in each case, not revoked, will be voted in accordance with the instructions so provided. If you are a shareholder of record and no specific instructions are given, the voting shares represented by a properly executed proxy will be voted in favor of each of the proposals, as listed in the Meeting Notice.

If you are a beneficial owner, your broker, bank or other nominee may exercise discretion in voting on routine matters but may not exercise discretion and vote on non-routine matters. The auditor appointment proposal is considered routine, and your broker, bank or other nominee may, at their discretion, vote on the auditor appointment proposal without instructions from you. The director election proposal is considered a non-routine matter and thus your broker, bank or other nominee may not vote on this proposal without instructions from you.

What if I respond and indicate that I am abstaining from voting?

A properly submitted proxy marked “ABSTAIN”, although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of common shares represented and entitled to vote at the meeting, will not be treated as votes cast at the AGM. Accordingly, an abstention will not be taken into account in determining the outcome on any of the proposals.

Can I change my vote?

You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated and signed paper proxy or by attending the meeting and voting in person. Attendance at the AGM will not, in itself, constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global Ltd. Attention: Secretary, 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, United States, at or before the start of the AGM. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than 7:00 a.m. Atlantic Time (6:00 a.m. Eastern Time), on May 27, 2025. If your common shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

All voting shares that have been properly voted and not revoked will be voted at the AGM.

What are “broker non-votes” and how are they treated?

A broker non-vote occurs when common shares held by a broker, bank or other nominee are represented at the meeting, but the nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the common shares on a particular proposal. Common shares represented by broker non-votes will be counted for purposes of determining whether there is a quorum at the meeting but will be deemed common shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of common shares represented and entitled to vote on a particular matter. Broker non-votes will have no effect on the election of each director nominee, because this proposal requires a majority of the combined voting power of the voting shares present in person or represented by proxy at the AGM, and a non-vote is not counted as a vote for this proposal. Brokers have discretion to direct the voting of shares on the auditor appointment proposal if it has not received voting instructions from the beneficial owner, and as a result, broker non-votes should not occur with respect to the auditor appointment proposal.

Who may attend, and who may vote at, the AGM?

All shareholders of Liberty Global may attend the AGM. Only holders of record of our voting shares, as of 6:00 p.m Atlantic Time (5:00 p.m. Eastern Time), on April 2, 2025, the record date for the AGM, are entitled to vote at the AGM or any adjournment thereof. Holders of Liberty Global Class C shares will not be entitled to vote on any of the resolutions.

If you are a shareholder of record of our voting shares, you have the right to attend, speak and vote in person at the meeting. Any corporation that is a shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM, and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of Liberty Global. If you are a beneficial owner, you may also attend and speak at the meeting. You may not, however, vote your shares held in street name unless you obtain a “proxy” from your broker, bank or other nominee that holds the shares, which gives you the right to vote the shares at the AGM.

Notwithstanding the foregoing, we recommend that you vote by proxy in advance of the AGM even if you plan to attend the AGM in person (note that you may change your vote at the AGM as provided in this proxy statement).

What constitutes a quorum at the AGM?

The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the AGM is necessary to constitute a quorum at the AGM.

How can I request paper copies of the proxy materials?

If you received the Internet Notice by mail and would like to receive a printed copy of our proxy materials or our annual report please follow the instructions for requesting such materials included in the Internet Notice.

May I choose the method in which I receive future proxy materials?

If you are a shareholder of record, you may receive future notices, annual reports and proxy materials electronically. To sign up for electronic delivery, go to www.computershare-na.com/green. You may also sign up when you vote by internet at www.envisionreports.com/LGIP and follow the prompts. Once you sign up, you will no longer receive a printed copy of the notices, annual reports and proxy materials, unless you request them. You may suspend electronic delivery of the notices, annual reports and proxy materials at any time by contacting our transfer agent, Computershare, +1 (888) 218-4391 if in the U.S. and +1 (781) 575-3919 if outside the U.S.

If you are a beneficial owner, you may request electronic access by contacting your broker, bank or other nominee.

What is “householding”?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the Internet Notice or the proxy materials, as the case may be. This means that only one copy each of the Internet Notice or the proxy materials, as the case may be, is being sent to multiple shareholders in your household. We will promptly deliver a separate copy of the Internet Notice or proxy materials to you if you call, email or mail our Investor Relations Department, + 1 (303) 220-6600 or ir@libertyglobal.com or Liberty Global Ltd., attention: Investor Relations Department, 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above telephone number, email address or mailing address.

Who will pay for the cost of this proxy solicitation?

We will solicit the proxies and will pay the entire cost, if any, for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or in person. These persons will receive no additional compensation for such services. We have also retained Innisfree M&A Incorporated to assist in the solicitation of proxies at a cost of $25,000, plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of common shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, please call Liberty Global Investor Relations at +1 (303) 220-6600 or contact Innisfree M&A Incorporated, who is acting as proxy solicitation agent for the AGM, at +1 (877) 825-8906 (within the U.S. and Canada) or +1 (412) 232-36541. Banks and brokers may call collect at +1 (212) 750-5833.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise indicated in the notes to the tables below, the security ownership information is given as of March 27, 2025 and, in the case of percentage ownership information, is based upon (1) 173,732,294 Liberty Global Class A shares, (2) 12,988,658 Liberty Global Class B shares and (3) 160,466,191 Liberty Global Class C shares, in each case, outstanding on that date. Beneficial ownership of our Liberty Global Class C shares is set forth below only to the extent known by us or ascertainable from public filings. Our Liberty Global Class C shares are, however, non-voting and, therefore, in the case of voting power, are not included.

Common shares issuable on or within 60 days after March 27, 2025, upon exercise of options or share appreciation rights (SARs), vesting of restricted share units (RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Liberty Global Class B shares, although convertible on a one-for-one basis into our Liberty Global Class A shares, is reported as beneficial ownership of our Liberty Global Class B shares only, and not as beneficial ownership of our Liberty Global Class A shares. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our common shares beneficially owned by each person or entity known by us to own more than 5% of any class of our outstanding voting shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the common shares indicated as beneficially owned by them, except as otherwise stated in the notes to the table.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,531,893	(1)(2)	2.6%	30.4%
c/o Liberty Global Ltd.	Liberty Global Class B	8,787,373	(3)(4)	67.7%
Clarendon House, 2 Church Street	Liberty Global Class C	19,390,997	(1)(2)(3)	12.1%
Hamilton HM 11, Bermuda

Michael T. Fries	Liberty Global Class A	1,281,413	(5)(6)(7)	*	9.9%
c/o Liberty Global Ltd.	Liberty Global Class B	2,879,443	(4)	22.2%
Clarendon House, 2 Church Street	Liberty Global Class C	3,173,884	(5)(6)(7)	2.0%
Hamilton HM 11, Bermuda

Robert R. Bennett	Liberty Global Class A	208	(8)	*	3.2%
c/o Liberty Media Corporation	Liberty Global Class B	981,873	(8)	7.6%
12300 Liberty Boulevard
Englewood, CO 80112

ACR Alpine Capital Research, LLC	Liberty Global Class A	17,292,638	(9)	10.0%	5.7%
190 Carondelet Plaza
Suite 1300
Saint Louis, Missouri 63105

*	Less than one percent.

(1)	Includes 174,821 Liberty Global Class A shares and 798,591 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 108,657 Liberty Global Class A shares and 2,767,438 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, March 27, 2025.

(3)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held by the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his spouse, retains a unitrust interest in the trust (the Malone Trust).

(4)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(5)

Includes 309,914 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2025, without subtraction of additional shares for withholding tax obligations, and also includes 187,332 Liberty Global Class A shares and 746,447 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days March 27, 2025, assuming exercise and net settlement at the closing sale price on March 27, 2025 (LBTYA: $11.72 and LBTYK: $12.21), and without subtraction of additional shares for withholding tax obligations.

(6)	Includes 8,135 Liberty Global Class A shares and 25,783 Liberty Global Class C shares held in the 401(k) Plan for the benefit of Mr. Fries.

(7)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust.

(8)

The number of Liberty Global Class A shares and Liberty Global Class B shares is based upon a Form 8.3 dated November 4, 2015, submitted by Mr. Bennett pursuant to the U.K. Takeover Code. Of the shares reported, a Schedule 13D/A filed by Mr. Bennett on March 6, 2014, shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B shares.

(9)

The number of Liberty Global Class A Shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2024, filed with the SEC on December 27, 2024, by (i) ACR Opportunity, L.P. (ACROPP); (ii) Alpine Partners Management, LLC (APM); (iii) ACR Opportunity Fund (ACROX); (iv) ACR Equity International Fund (ACREX); (v) Alpine Private Capital, LLC (APC); (vi) ACR Alpine Capital Research, LLC (ACR); (vii) ACR Alpine Capital Research, LP (ACRLP); (viii) ACR Alpine Capital GP, LLC (ACRGP); (ix) Alpine Investment Management, LLC (AIM); (x) Alpine Holdings Corporation (AHC); (xi) Nicholas V. Tompras Living Trust 9/23/03, as amended (the “Living Trust”); (xii) Nicholas V. Tompras; and (xiii) Jennifer O. Tompras. The Schedule 13G/A reflects that ACR, ACRLP, ACRGP, AIM, AHC, The Living Trust, Nicholas V. Tompras and Jennifer O. Tompras each reported having shared voting and shared dispositive power over 17,292,638 Liberty Global Class A Shares; ACROPP and APM each each reported having shared voting and shared dispositive power over 151,000 Liberty Global Class A Shares; ACROX reported having shared voting and shared dispositive power over 184,500 Liberty Global Class A Shares; ACREX reported having shared voting and shared dispositive power over 329,000 Liberty Global Class A Shares; and APC reported having shared voting and shared dispositive power over 1,819,082 Liberty Global Class A Shares.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers as described below, and by all of our directors and executive officers as a group, of each class of our outstanding shares.

So far as is known to us, the persons indicated below have sole voting power and sole dispositive power with respect to the common shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of March 27, 2025, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	4,531,893	(1)(2)(3)	2.6%	30.4%
Chairman of the Board	Liberty Global Class B	8,787,373	(4)(5)	67.7%
	Liberty Global Class C	19,390,997	(1)(2)(3)(4)	12.1%

Andrew J. Cole	Liberty Global Class A	87,982	(3)(6)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	171,081	(3)	*

Miranda Curtis	Liberty Global Class A	140,426	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	392,165	(3)	*

Marisa D. Drew	Liberty Global Class A	23,407	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	37,985	(3)	*

Michael T. Fries	Liberty Global Class A	1,281,413	(3)(7)(8)	*	9.9%
Director, Chief Executive Officer & President	Liberty Global Class B	2,879,443	(5)	22.2%
	Liberty Global Class C	3,173,884	(3)(7)(8)	2.0%

Paul A. Gould	Liberty Global Class A	321,568	(3)	*	*
Director	Liberty Global Class B	51,429		*
	Liberty Global Class C	676,417	(3)	*

Richard R. Green	Liberty Global Class A	118,693	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	227,550	(3)	*

Larry Romrell	Liberty Global Class A	141,548	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	248,469	(3)	*

Daniel Sanchez	Liberty Global Class A	24,927	(3)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	41,130	(3)	*

J David Wargo	Liberty Global Class A	180,361	(3)(9)(10)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	380,448	(3)(9)(10)	*

Anthony G. Werner	Liberty Global Class A	13,210		—	—
Director	Liberty Global Class B	—		—
	Liberty Global Class C	13,162		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Charles H.R. Bracken	Liberty Global Class A	214,226	(3)	*	*
Executive Vice President & Chief Financial Officer	Liberty Global Class B	—		—
	Liberty Global Class C	171,476	(3)	*

Bryan H. Hall	Liberty Global Class A	297,371	(3)(9)	*	*
Executive Vice President & General Counsel & Secretary	Liberty Global Class B	—		—
	Liberty Global Class C	335,117	(3)(7)(9)	*

Enrique Rodriguez	Liberty Global Class A	475,681	(3)	*	*
Executive Vice President & Chief Technology Officer	Liberty Global Class B	—		—
	Liberty Global Class C	784,737	(3)(7)	*

Andrea Salvato	Liberty Global Class A	258,814	(3)	*	*
Executive Vice President & Chief Development Officer	Liberty Global Class B	—		—
	Liberty Global Class C	280,303	(3)	*

All directors and executive officers as a group (15 persons)	Liberty Global Class A	8,111,520	(11)(12)	4.6%	41.1%
	Liberty Global Class B	11,718,245	(11)	90.2%
	Liberty Global Class C	26,324,921	(11)(12)	15.8%

*	Less than one percent.

(1)	Includes 174,821 Liberty Global Class A shares and 798,591 Liberty Global Class C shares held by Mr. Malone’s spouse, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)

Includes 108,657 Liberty Global Class A shares and 2,767,438 Liberty Global Class C shares, that are subject to options, which were exercisable as of, or will be exercisable within 60 days of, March 27, 2025.

(3)

Includes shares that are subject to RSUs, options or shares issuable upon exercise of SARs, based on the closing prices of $11.72 for Liberty Global Class A shares and $12.21 for Liberty Global Class C shares, which vested or were exercisable as of, or will vest or will be exercisable within 60 days of March 27, 2025, as follows:

Owner	Liberty Global Class A RSUs	Liberty Global Class C RSUs	Liberty Global Class A SARs / Options	Liberty Global Class C SARs / Options
John C. Malone	—	—	108,657	2,767,438
Andrew J. Cole	3,333	3,3333	68,770	131,144
Miranda Curtis	—	—	116,327	220,260
Marisa D. Drew	3,333	3,333	18,277	31,063
Michael T. Fries	—	309,914	187,332	746,447
Paul A. Gould	3,333	3,333	93,510	180,111
Richard R. Green	—	—	110,325	208,370
Larry Romrell	—	—	116,327	220,260
Daniel Sanchez	3,333	3,333	18,227	31,063
J David Wargo	—	—	116,327	220,260
Charles H.R. Bracken	35,850	53,657	76,803	53,657
Bryan H. Hall	24,378	36,487	65,928	36,487
Enrique Rodriguez	33,144	48,244	85,305	48,244
Andrea Salvato	35,557	53,791	53,530	53,791

(4)

Includes 110,148 Liberty Global Class B shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone has no pecuniary interest in the trusts, but he retains the right to substitute the assets held by the trusts. Mr. Malone has disclaimed beneficial ownership of the shares held in the trusts. Also includes 8,677,225 Liberty Global Class B shares and 6,757,225 Liberty Global Class C shares held by the Malone Trust.

(5)

Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Michael T. Fries, our CEO and one of our directors, Mr. Malone and the Malone Trust, such parties have agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in the letter agreement) is not voting the Liberty Global Class B shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.

(6)	Includes 32 Liberty Global Class A shares held by Mr. Cole’s minor daughter.

(7)	Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C
Michael T. Fries	8,135	25,783
Bryan H. Hall	—	17,349
Enrique Rodriguez	—	13,172

(8)

Includes 69,300 Liberty Global Class A shares and 261,909 Liberty Global Class C shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries has disclaimed beneficial ownership of the shares held by the trust. Figure also includes 309,914 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2025, without subtraction of additional shares for withholding tax obligations. This also includes 187,332 Liberty Global Class A shares and 746,447 Liberty Global Class C shares that would be issuable upon exercise by Mr. Fries of those SARs that are exercisable on, or will be exercisable within 60 days hereof, assuming exercise and net settlement at the closing sale price on March 27, 2025 (LBTYA: $11.72 and LBTYK: $12.21), and without subtraction of additional shares for withholding tax obligations.

(9)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts, which may include other pledged assets, extended by such entities:

	No. of Shares Pledged
Beneficial Owner	Liberty Global Class A	Liberty Global Class C	Entity Holding the Shares
J David Wargo1⁄4	62,341	155,230	Merril Lynch

(10)

Includes 158 Liberty Global Class A shares and 524 Liberty Global Class C shares held in various accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership. Also includes 32 Liberty Global Class C shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership.

(11)

Includes 244,279 Liberty Global Class A shares, 110,148 Liberty Global Class B shares and 1,061,056 Liberty Global Class C shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.

(12)

Includes 1,240,742 Liberty Global Class A shares and 5,117,652 Liberty Global Class C shares that are subject to options or SARs, which were exercisable as of, or will be exercisable or vest within 60 days of, March 27, 2025; 8,135 Liberty Global Class A shares and 56,304 Liberty Global Class C shares held by the 401(k) Plan; and 62,341 Liberty Global Class A shares and 155,230 Liberty Global Class C shares pledged in support of various lines of credit or margin accounts. Figure also includes 145,954 Liberty Global Class A shares and 518,758 Liberty Global Class C shares underlying RSUs that will vest on May 1, 2025, without subtraction of additional shares for withholding tax obligations. This also includes 468,898 Liberty Global Class A shares and 1,162,634 Liberty Global Class C shares that would be issuable upon exercise by our officers of those SARs that are exercisable on, or will be exercisable within 60 days March 27, 2025, assuming exercise and net settlement at the closing sale price on March 27, 2025 (LBTYA: $11.72 and LBTYK: $12.21), and without subtraction of additional shares for withholding tax obligations.

Change in Control

We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms filed with the SEC and written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, except as described herein. Mr. Cole filed two amended Forms 4 to reflect the transfers of certain securities pursuant to a domestic relations order, that were inadvertently not reported at the time of each initial Form 4.

CORPORATE GOVERNANCE

Governance Guidelines

Our board has adopted corporate governance guidelines, which are available on our website at www.libertyglobal.com. Under the guidelines, our independent directors meet privately at least twice a year in executive session, which sessions are generally held in conjunction with a regularly scheduled board meeting. The presiding director for these meetings is Paul A. Gould, the chairman of the audit committee.

Director Independence

It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with our company other than in his or her capacity as a board member. To assist our board of directors in determining which of our directors qualify as independent for purposes of the NASDAQ Stock Market (Nasdaq) rules, as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board follows the criteria for director independence set out in the Corporate Governance Rules of NASDAQ. In addition, audit committee and compensation committee members must meet additional heightened independence criteria applicable to audit committee and compensation committee members under applicable NASDAQ and SEC requirements.

In accordance with these criteria, our board of directors has determined that each of Andrew J. Cole, Miranda Curtis CMG, Marisa D. Drew, Paul A. Gould, Richard R. Green, Larry Romrell, Daniel E. Sanchez, J David Wargo and Anthony G. Werner qualifies as an independent director of our company.

Board Leadership Structure

Our board of directors has the authority to determine whether the positions of chairman of the board and chief executive officer should be held by the same or different persons. Since June 2005, these positions have been divided between John C. Malone and Michael T. Fries, respectively, and our board believes that this division continues to be appropriate for our company and its shareholders. This separation allows Mr. Fries, our chief executive officer (CEO), to focus on actively directing the management of our international operations, including the development and execution of company strategies and business plans, providing leadership to our executives and employees and representing our company to business partners, investors and the media. Our chairman provides guidance to our CEO and strong leadership to our board in its consideration of strategic objectives and associated risks, as well as its oversight of our management’s and company’s performance.

Risk Oversight

Our management team is responsible for identifying and managing risk related to our company and its significant business activities, subject to oversight by our board of directors. Our board executes its risk oversight directly and through its committees. Our board engages in regular briefings and discussions with senior management and periodic in-depth sessions on specific topics. For certain risk topics as discussed below, a board committee will have initial responsibility for exercising this oversight role, with the chair of the relevant committee reporting to the full board.

Full Board

At each regularly scheduled board meeting, our board receives reports from our CEO and other members of senior management with respect to their business unit or functional area, which include information relating to general and specific risks facing our company. These members of management address, among other things, material business-specific risks, such as competitive challenges, regulatory initiatives and risks related to operational execution, as well as macro-economic and political and geopolitical risks. Functional area specialists discuss our capital structure, liquidity, foreign currency exposure, credit and equity market conditions, developments in technology, cybersecurity risks, legal and regulatory compliance, and talent management and compensation programs. Detailed presentations are made by senior management in connection with our board’s consideration of acquisition, disposition and joint venture opportunities and other strategic initiatives, which include a discussion of material risks to achieving the business case for the proposed transaction or project. Our senior management regularly updates the audit committee and board on our cybersecurity risks, including how we mitigate such risks. From time to time, a more detailed review of a specific operating company will be provided by the local management team, or a specific topic of interest, such as technology developments, will be explored in greater depth during board meetings or site visits. The members of the board also have strategy meetings with members of senior management. Our senior management’s attendance at board meetings and strategy sessions provide frequent opportunities for our directors to interact with members of our management team to understand and provide input on relevant risk exposures. Through its review of our strategies and objectives, budgets and business plans, our board sets the direction for appropriate risk taking.

Committees

Audit Committee. Our audit committee has oversight responsibility for the policies, processes and risks relating to our financial statements, financial reporting processes, auditing and information security and technology, including cybersecurity risks. Senior officers of our internal audit and compliance group report to the audit committee and assists the committee with its review of relevant risks within its oversight responsibility and of our internal controls. Senior officers of our finance and accounting groups attend all regularly scheduled audit committee meetings and provide in-depth reports on specific risks, including changes in accounting rules, risks associated with liquidity, covenant compliance, currency and interest rate hedging positions and stability of counterparties. From time to time, the audit committee, with management, identifies and reviews other areas of risks related to Liberty Global’s operations and also receives quarterly reports on and reviews cybersecurity risks. The audit committee also receives reports on allegations received through our ethics compliance reporting process and the status of investigations into such allegations. Additional functions of the audit committee are described under Board and Committees of the Board —Audit Committee below.

Compensation Committee. Our compensation committee has oversight responsibility with respect to risks related to the design and implementation of our compensation programs. At least annually, our compensation committee considers the risks associated with our compensation policies and practices. To assist the compensation committee in discharging this responsibility, our global human resources group provides reports on the design and administration of incentive programs and the safeguards in effect to avoid encouraging unnecessary or excessive risk taking. A risk assessment was conducted for 2024, and the compensation committee determined that no material risks were present.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee has oversight responsibility with respect to risks related to our governance, including board and director performance and governance guidelines. It also administers an annual self-assessment of the board.

People Planet Progress Committee. Our People Planet Progress committee reviews our material Environmental, Social and Governance (ESG) strategies, objectives and contributions. The People Planet Progress committee receives updates from our management team on the company’s activities concerning ESG matters and provides guidance to our councils on ESG and diversity, equity and inclusion (DE&I), respectively, from time to time.

Succession Planning Committee. Our succession planning committee has oversight responsibility for the risks related to succession planning for our CEO and other executive officers, as well as risks associated with a CEO absence. The committee aims to undertake an annual evaluation of the CEO candidate profile and qualifications that meets the leadership needs of Liberty Global.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all of our employees, directors and officers. In addition, we have adopted a code of ethics for our CEO and senior financial officers and the managing directors, as well as the senior financial officers at our operating companies, which constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002. Both codes are available on our website at www.libertyglobal.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed to the extent required by applicable law or the rules of Nasdaq at www.libertyglobal.com.

Corporate Responsibility

We strive to ensure that the connections we make today embody our commitment to being an inclusive, sustainable and responsible company. Our People Planet Progress (PPP) strategy ensures that we focus on the matters that make an impact today and also shape the opportunities of the future.

People

Our People priority focuses on diversity, representation and Belonging—making sure that everyone can be their full selves at work in an inclusive environment with equitable opportunities. We are committed to preparing for tomorrow’s workforce by supporting STEM and digital skills education, which foster future technology talent and support broader societal needs. This is also underpinned by our Inclusive Connectivity initiatives, which offer affordable, accessible digital services and devices for those in need. Our community impact work is rooted in our focus on volunteering and our partnerships to create a positive impact in communities where we live and work.

Planet

Our Planet priority focuses on reducing our environmental footprint by bringing down our Scope 1, 2, and 3 greenhouse gas emissions in line with science-based targets. We are prioritizing the procurement of energy from renewable sources, transitioning our fleet to electric vehicles, as well as enhancing the efficiency of our networks. We are also working with our suppliers, the largest contributor to our carbon footprint, to bring down their emissions. Our products are designed for circularity, allowing for more sustainable materials and ensuring easier pathways to refurbishment and disposal at the end of their useful life. Our Planet priority also brings together innovation opportunities with Smart Energy initiatives—making our networks, products and operations more efficient and sustainable through the use of artificial intelligence and other transformative technologies.

Progress

Our Progress priority emphasizes our commitment to transparency throughout our operations and that of our value chain. This is supported by our robust governance structures and ethical practices. We are managing our climate-based risks to better equip our business for the future. We rely on widely recognized benchmarks and frameworks to drive our progress and provide transparency to our stakeholders. We highly value our partnerships and affiliations, such as the United Nations Global Compact and the Joint Alliance for CSR, which help enable us to drive progress in our operations and the wider industry.

Investing in our People and Culture

At our company, it all starts with our employees. Together Liberty Global, Virgin Media-O2, VodafoneZiggo, Telenet and Virgin Media Ireland are creating a culture that is inclusive, where everyone is valued and respected. Where we have a positive impact on each other and our communities. Our overarching goal is to attract, retain and engage the best talent ensuring that we access the widest possible talent pool, so that we can select the best, while creating a culture where all people belong and can give their best. Belonging underpins everything we do because we know that it drives employee engagement and, in turn, company performance. People that feel that they can be themselves at work perform at their best. We have a council , co-chaired by our CEO and our Managing Director of Global Talent and Chief DEI Officer, comprised of 19 members of senior leadership from around our multi-national company. We have implemented a global vision and strategy, executed with local nuances that underpin all of our ambitions, driving change through action.

Being diverse, inclusive and equitable is important to our employees’ experience and performance, talent acquisition and retention, and it brings us closer to the communities in which we live and operate. We work closely with our Employee Resource Groups (ERGs) that focus on gender, race and ethnicity, multigenerational, wellbeing, disability, neurodiversity, impact on society and the world around us and LGBTQIA+, ensuring that we are actively listening and co-creating. Additionally, our Youth Council is an independent voice, harnessing youth thinking and culture into Liberty Global by feeding bold perspectives and advising leadership, resulting in a greater diversity of thought. Virgin Media-O2, VodafoneZiggo and Virgin Media Ireland, also have their own ERGs to provide support for their local employees and to complement Liberty Global’s strategy and initiatives. In addition, our council has worked diligently to prepare concrete, implementable initiatives to further our collective strategy in these areas. These initiatives are measurable, allowing us to easily track our progress.

Liberty Global is committed to not only making an impact within our family of companies but also within the communities where we operate. We believe that companies play a huge part in how society is shaped and by taking the approach that we have to evolve the conversation to belonging, we are able to influence behavior and drive culture change within society by making the change relatable to everyone. Liberty Global has partnered with Avesta Capital to make investments in start-up companies focused on making a positive social impact.

Political Contributions

Our code of conduct restricts the use of company funds and assets for political contributions to political parties, political party officials and candidates for office, unless approved by our general counsel. Additionally, our charitable giving programs available to employees prohibit political contributions by our company.

Shareholder Communication with Directors

Our shareholders and other interested parties may send communications to our board of directors or to individual directors by mail addressed to the board of directors or to an individual director c/o Liberty Global Ltd., 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S. Attn: General Counsel. Communications from our shareholders will be forwarded to our directors on a timely basis.

Policies Regarding Hedging

Our Insider Trading Policy requires each of our directors and executive officers to pre-clear all proposed transactions in our company’s securities, including hedging or monetization transactions, with the legal department. The policy prohibits short sales of our company’s securities by any director or employee. Otherwise, we do not have any practices or policies regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

Given the long tenure of most of our directors and officers, and the extent of company shares held by such directors and officers, we do not have a blanket prohibition on pledges of the company’s securities by our officers or directors. Our named executive officers (NEOs) did not have any pledges in place with respect to the company’s securities as of December 31, 2024. Senior executives and directors of the company are encouraged to hold the company’s shares and are subject to a share ownership policy. In most cases the share ownership policy is substantially exceeded. Additional information on our share ownership policy can be found at —Elements of Our Compensation Packages—Share Ownership Policy. The ability to pledge shares in a traditional broker arrangement may facilitate deeper ownership of the underlying shares and discourage sales of shares.

Furthermore, executives and directors may have other investments or assets pledged (in addition to shares of our company) within the same financial arrangements, and the ratio of company shares as collateral to principal may be low or otherwise present minimal risk.

Class of Capital Stock

Liberty Global is a Bermuda corporation with three classes of capital stock that have the following voting rights on the election of directors: Class A, which has voting rights at one vote per share; Class B, which has voting rights of ten votes per share; and Class C, which has no voting rights. This voting structure has been in place since the current Company’s inception, and it cannot be changed without the affirmative vote of a majority of the Class B shareholders, as it would be deemed a variation of class rights under our bye-laws. Each class of shares provides features and benefits that can complement our shareholders’ investment objectives, strategies, and mandates, and because each class is traded on the Nasdaq Global Select Market, they can be readily purchased and sold with those benefits and features in mind.

BOARD AND COMMITTEES OF THE BOARD

Board Membership Change-over and Experience

Our board of directors currently has 11 members. The board has three classes of directors: Class I directors, whose term expires at the 2026 AGM, Class II directors, whose term expires at the 2027 AGM and Class III directors, whose term expires at the 2025 AGM. Set forth below is our current board of directors, including their committee memberships, if any.

	Audit	Compensation	Nominating & Corporate Governance	People Planet Progress	Succession Planning	Director Class

Andrew J. Cole		●	●			III

Miranda Curtis CMG	●		●	Chair		I

Marisa D. Drew				●		III

Michael T. Fries						II

Paul A. Gould	Chair	●	●		●	II

Richard R. Green		●	Chair		●	III

John C. Malone					Chair	II

Larry Romrell		Chair	●		●	II

Daniel E. Sanchez				●		III

J David Wargo	●			●		I

Anthony G. Werner	●					II

2024 Committee Meetings	6	12	1	5	1

During 2024, we had six meetings of our full board of directors. During the period that each director served on our board in 2024, each such director attended, either in person or telephonically, at least 75% of the total number of meetings of our board and each committee on which he or she served. The independent directors of Liberty Global held two executive sessions without the participation of management during 2024. Our board of directors encourages all members to attend each annual general meeting of our shareholders. Only Mr. Fries attended the 2024 AGM in person.

Information with respect to each of the current committees of our board of directors is provided below. Our board of directors has adopted a written charter for each of its committees, which are available on our website at www.libertyglobal.com.

Committees of the Board

Audit Committee

A description of the audit committee members’ respective experience is set forth under Director Biographies below. Our board of directors has determined that more than one member of the committee, including its chairman, Mr. Gould, qualifies as an “audit committee financial expert” under applicable SEC rules and regulations.

The audit committee reviews and monitors our corporate financial reporting and our internal and external audits. The audit committee’s functions include:

•	appointing, retaining and, if necessary, replacing our independent auditors;

•	reviewing and approving, in advance, the scope and the fees of all auditing services, and all permissible non-auditing services, to be performed by our independent auditors;

•

reviewing our annual audited financial statements with our management and our independent auditors and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

•	approving the company’s annual filing on Form 10-K;

•

overseeing the work of our independent auditor for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services, including holding quarterly meetings to review our quarterly reports and releases, discussing with our independent auditors issues regarding the ability of our independent auditors to perform such services, reviewing with our independent auditors any audit-related problems or difficulties and the response of our management and addressing other general oversight issues;

•

reviewing and discussing with management and our independent auditors issues regarding accounting principles, tax matters, effectiveness of internal controls, financial reporting and regulatory and accounting initiatives;

•

overseeing the maintenance of our internal audit function, discussing with our independent auditors, the internal auditor and our management, as appropriate, the internal audit function’s responsibilities, budget and staff, periodically reviewing with our independent auditors the results and findings of the internal audit function and coordinating with our management to ensure that the issues associated with such results and findings are addressed;

•	discussing with management the company’s financial risk exposure and risk management policies;

•

reviewing disclosures by our certifying officers on any significant deficiencies or material weaknesses in the design or operation of our internal controls and any fraud involving persons who have a significant role in our internal controls;

•

overseeing management’s processes and activities with respect to confirming compliance with applicable securities laws and SEC and Nasdaq rules relating to our accounting and financial reporting processes and the audit of our financial statements;

•

establishing procedures for the consideration of alleged violations of the code of conduct and the code of ethics adopted by our board and for the reporting and disclosure of violations of or waivers under such codes;

•	establishing procedures for receipt, retention and treatment of allegations on accounting, internal accounting controls or audit matters;

•	oversight of the company’s ESG reporting; and

•	preparing a report for our annual proxy statement.

In addition to the foregoing, as provided in our corporate governance guidelines referenced above, the audit committee must review and approve any related party transaction in which an executive officer or director has a direct or indirect interest for which disclosure is required under SEC rules.

Compensation Committee

The compensation committee sets our overall compensation philosophy and oversees our executive compensation and benefits programs, policies and practices. The compensation committee’s functions include:

•	reviewing and approving annual and long-term performance goals and objectives for our CEO and our other executive officers;

•	evaluating the performance of, and determining the compensation for, our CEO and overseeing our CEO’s evaluation of the performance of our other executive officers;

•	reviewing and approving the compensation of our executive officers and certain other members of senior management, including any employment agreements;

•	reviewing and approving the employment agreements of our executive officers and certain other executives, as well as any applicable amendments;

•

reviewing and approving cash-based and equity-based compensation plans that are shareholder-approved and the awards granted thereunder, where participants are employees of Liberty Global or one of our subsidiaries or 50%-owned joint ventures;

•	reviewing risk associated with our compensation program and policies (including with respect to our executive officers) at least annually and discussing such risks with management;

•	reviewing shareholder votes on compensation matters and making recommendations to the board of what actions, if any, are warranted; and

•	preparing a report for our annual proxy statement.

See Executive Officers and Directors Compensation —Compensation Discussion and Analysis below for a description of the responsibilities of the compensation committee on matters related to executive compensation and the administration of the various incentive plans of our company for awards to employees.

The compensation committee has the authority to engage its own compensation consultants and other independent advisors. During 2024, the compensation committee retained The Croner Company for purposes of providing advice in updating the company’s peer group for executive compensation.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee identifies and recommends persons as nominees to our board of directors, reviews from time to time our corporate governance guidelines and oversees the evaluation of our board of directors. Its duties include:

•	reviewing and recommending compensation for our non-executive directors, including equity-based awards;

•	developing criteria for board membership;

•	reviewing candidates recommended by shareholders for elections to the board; and

•	assessing director and candidate independence.

The nominating and corporate governance committee will consider candidates for director recommended by any shareholder, provided that such nominations are properly submitted. Eligible shareholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the

Nominating and Corporate Governance Committee, Liberty Global Ltd., 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, U.S., Attn: General Counsel. Shareholder recommendations must be made in accordance with our articles of association, as discussed under Shareholder Resolutions in this proxy statement, and contain the following information:

•

the proposing shareholder’s name and address and documentation indicating the number of common shares beneficially owned by such person and the holder or holders of record of those shares, together with a statement that the proposing shareholder is recommending a candidate for nomination as a director;

•

the candidate’s name, age, business and residential addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate’s qualifications, as described below;

•	a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board;

•	any other information that would be required by applicable SEC rules in a proxy statement soliciting proxies for the election of the candidate as a director;

•	a representation as to whether the proposing shareholder intends to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

•

a representation that the proposing shareholder intends to appear in person or by proxy at the annual general shareholders meeting at which the person named in such notice is to stand for election; and

•	a signed consent of the candidate to serve as a director, if nominated and elected.

In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing shareholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

To be nominated to serve as a director, a nominee need not meet any specific, minimum criteria; however, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity and values and should be committed to our long-term interests and the interests of our shareholders. When evaluating a potential director nominee, including one recommended by a shareholder, the nominating and corporate governance committee will take into account a number of factors, which may include the following:

•	independence from management; education and professional background; judgment, skill and reputation;

•	understanding of our business and the markets in which we operate;

•	expertise that is useful to us and complementary to the expertise of our other directors;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size and composition of our existing board of directors.

The nominating and corporate governance committee does not have a formal policy on diversity, although it adheres to all applicable regulations and rules concerning diverse representation on the board. It also considers whether the nominee has personal capabilities and qualifications that contribute to the overall diversity of our board. For this purpose, the committee construes diversity broadly to include a variety of perspectives, opinions, professional backgrounds and experiences.

When seeking director candidates, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, shareholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes that the candidate might be a suitable director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to the board of directors, the committee may recommend such candidate’s appointment or election to our full board.

Prior to nominating an incumbent director for re-election at an annual general meeting, the nominating and corporate governance committee considers, in addition to the foregoing criteria, the director’s past attendance at, and participation in, meetings of our board of directors and its committees and the director’s formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

Based on the foregoing considerations, the nominating and corporate governance committee determined to recommend Messrs. Andrew J. Cole, Richard R. Green, Daniel E. Sanchez and Marisa D. Drew for nomination for re-election at the 2025 AGM to serve on our board as Class II directors, for a term expiring at the 2028 annual general meeting or until a successor in interest is appointed.

People Planet Progress Committee

The People Planet Progress Committee is dedicated to assisting the full board with the company’s ESG initiatives. The People Planet Progress Committee’s responsibilities include reviewing the company’s material ESG strategies, objectives, contributions and risks. The People Planet Progress Committee receives updates from our management team on the company’s activities concerning ESG matters and provides guidance to the company’s ESG and DE&I Councils, respectively, from time to time. Our board of directors has adopted a written charter for the People Planet Progress Committee, which is available on our website at www.libertyglobal.com.

Succession Planning Committee

Our board of directors has established a succession planning committee to assist the full board in succession planning for our CEO and other executive officers. The responsibilities of the succession planning committee include the development of candidate profiles and qualifications, the identification and evaluation of potential internal candidates and opportunities for their development, the evaluation of potential external candidates and reporting to the full board on the results of its work. Our CEO collaborates with the succession planning committee in the performance of its functions. Our board of directors has adopted a written charter for the succession planning committee, which is available on our website at www.libertyglobal.com.

Executive Committee

Our board of directors has established an executive committee pursuant to our bye-laws, whose members are Michael T. Fries and John C. Malone, neither of whom is an independent director. The primary purpose of the executive committee is to exercise powers of the board of directors on matters requiring expediency that arise between regularly scheduled board meetings, such as financings, investments, tax planning, acquisitions and divestitures and similar matters. Except as specifically prohibited by applicable law or our bye-laws or as limited by our board of directors, the executive committee may exercise all the powers and authority of our board in the management of our business and affairs between board meetings, including the power and authority to authorize the issuance of common shares of our capital stock, with the exception of certain matters, including amendments to the bye-laws and fundamental changes to Liberty Global (such as a merger or sale of substantially all of its assets).

Board Composition

As described below under Proposal 1—The Director Election Proposal, our board of directors comprises directors with a broad range of backgrounds and skill sets, including in media and telecommunications, international investment banking, debt and equity capital markets, mergers and acquisitions, environmental, social and governance and technology. For more information on our policies with respect to board candidates, see Board and Committees of the Board—Committees of the Board—Nominating and Corporate Governance Committee.

Board Diversity

Our board and the nominating and corporate governance committee considers diversity in its decisions concerning our board composition, as our directors believe diverse backgrounds and viewpoints can enhance the quality of our board. The current demographic background of our board is set forth below.

Board Diversity Matrix (As of December 31, 2024)

Total Number of Directors	11

	Female	Male	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	8	1

Part II: Demographic Background

Hispanic or Latin American	1

White	8

Did Not Disclose Demographic Background	2

MANAGEMENT OF LIBERTY GLOBAL

Executive Officers

The following lists the executive officers of our company (other than Michael T. Fries who also serves as a director of our company and is listed under Proposal 1—The Director Election Proposal), their ages and a description of their business experience, including positions held with Liberty Global and its predecessors.

Name	Positions
Charles H.R. Bracken, 58

Executive Vice President and Chief Financial Officer.

Mr. Bracken joined our corporate offices in Europe in March 1999. He became Chief Financial Officer in 2017, having been Co-Chief Financial Officer since 2004. Previously he was the Chief Financial Officer for the Europe operations of our predecessor. Prior to joining Liberty Global, he worked for Goldman Sachs, JP Morgan and the European Bank for Reconstruction and Development. Mr. Bracken is a director of Liberty Latin America Ltd. and was a director of our subsidiary Telenet Group Holding N.V. until its delisting in October of 2023.

Bryan H. Hall, 62

Executive Vice President, General Counsel and Secretary.

Mr. Hall has been the company’s General Counsel since January of 2012. He was General Counsel of Virgin Media Inc. (then a distinct public company) in London from 2004-2011 and previously was a partner in the corporate department at Fried Frank Harris Shriver & Jacobson LLP in New York.

Enrique Rodriguez, 62

Executive Vice President and Chief Technology Officer.

Mr. Rodriguez has held this position since July 2018. He has served as a director of Sunrise Communications AG since November 2024. Mr. Rodriguez previously served as the President, Chief Executive Officer and a director of TiVo Corporation (TiVo) from November 2017 to July 2018. Prior to joining TiVo, Mr. Rodriguez was Executive Vice President and Chief Technology Officer of AT&T Entertainment Group from August 2015 to November 2017. From January 2013 to July 2015, he served as Executive Vice President, Operations and Products for Sirius XM and was Group Vice President of Sirius XM from October 2012 to January 2013. Prior to his employment with Sirius XM, Mr. Rodriguez was the Senior Vice President and General Manager of Cisco Systems’ Service Provider Video Technology Group.

Andrea Salvato, 57

Executive Vice President and Chief Development Officer.

Mr. Salvato has held this position since January 2022, having previously been Senior Vice President and Chief Development Officer from 2012 to 2022 and Managing Director, Corporate Development from 2005 to 2012. In this capacity, he is responsible for overseeing Liberty Global’s mergers and acquisitions and business development activities and Liberty Global’s central content function, as well as being a member of the operating committee that oversees our venture investment portfolio. Prior to joining Liberty Global, he served as a Managing Director at JPMorgan Chase’s investment banking division where he focused on advising telecommunications and media clients, including the European operations of Liberty Global’s predecessor.

The executive officers named above will serve in these capacities until their respective successors have been duly appointed and have been qualified or until their earlier death, resignation, disqualification or removal from office. There are no family relationships between any of our directors on the one hand and any executive officers on the other hand, by blood, marriage or adoption.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

We are a dynamic team of operators and investors, generating and delivering shareholder value through the strategic management of three platforms — Liberty Telecom, Liberty Growth and Liberty Services.

Through Liberty Telecom, we have built fixed mobile convergence (FMC) national champions that deliver market-leading connectivity and entertainment products through next-generation networks, providing approximately 80 million connections (at December 31, 2024) through some of Europe’s best-known consumer brands. We are pursuing strategies in each market to drive commercial momentum, finance and monetize network infrastructure and pursue accretive transactions to deliver value to our shareholders.

Liberty Growth invests, grows and rotates capital into scalable businesses across the technology, media/content, sports and infrastructure industries that we believe create unique opportunities to generate shareholder value. As of December 31, 2024, Liberty Growth holds investments valued at $3.1 billion in approximately 70 companies and funds, including stakes in ITV, Televisa Univision, Plume Design, EdgeConneX and AE Group Sàrl (a.k.a. AtlasEdge), as well as our controlling interest in the racing series Formula E (Formula E).

Liberty Services offers innovative technology and finance service platforms that capitalize on our scale, best practices and expertise. Liberty Services currently generates most of its revenue from certain of our affiliates and related parties, however, it is focused on growing its unique scale-based services to third parties

Our businesses operate in an environment marked by intense competition, extensive regulation and rapid technological change. We place great importance on our ability to attract, retain, motivate and reward talented executives who, faced with these challenges, can execute our strategy to drive shareholder value through strong organic growth, technological innovation, product convergence and prudent capital structure management.

In this section, we provide an overview of our compensation process and philosophy and describe how our executive compensation packages are designed, including greater detail on individual elements of the packages. We also provide detail on the performance under our most recent executive compensation awards and historical context on key decisions and changes that were made with respect to our executives’ compensation packages and other compensation-related matters.

Named Executive Officers. Compensation information is provided for our NEOs — Michael T. Fries, our CEO and vice chairman of our board; Charles H.R. Bracken, our chief financial officer; and our three other most highly compensated executive officers at the end of 2024: Bryan H. Hall, our general counsel and secretary, Enrique Rodriguez, our chief technology officer and Andrea Salvato, our chief development officer. Below, we also provide information relating to the compensation of our non-executive directors.

Executive Summary

Our compensation program plays a key role in promoting our company’s operating and financial success and provides incentives for our management team to execute our financial and operational goals.

The primary goals of our executive compensation program are to:

•	motivate our executives to help maximize creation and delivery of shareholder value;

•	attract and retain the best leaders for our business; and

•	align executives’ interests with those of our shareholders.

2024 Business Highlights

We invest in the infrastructure and digital platforms that empower our customers to make the most of the video, internet and communications revolution. Our substantial scale and commitment to innovation enable us to develop market-leading products delivered through next-generation fixed and mobile networks. Our 2024 operating and financial performance was reported publicly on the basis of our continuing operations.

2024 proved to be a standout year for shareholder value creation, as we successfully executed on a number of our strategic priorities, including the roughly $3 billion spin-off (the Spin-off) of our former subsidiary, Sunrise Communications AG (Sunrise) and the purchase 10% of our outstanding shares during 2024. We also delivered on substantially all of our guidance metrics set for 2024 despite a challenging commercial and macro environment, all as described below. Additionally, we acquired a controlling stake in Formula E and successfully disposed of approximately $900 million of non-core assets, the proceeds of which helped to fund our strategic priorities and growth investments. Throughout 2024, we continued to strengthen our operating companies by making substantial capital investments in our networks’ speed, capacity and resilience, including our fiber build-outs in the U.K., Belgium and Ireland so that we are well-positioned to execute on our growth plans and take advantage of commercial opportunities.

In summary our business highlights for 2024 were as follows:

Transaction Highlights

Sunrise Spin-off	✓ Completed the Spin-off of Sunrise, delivering an approximately $9 per share distribution to shareholders that was generally tax -free

Acquisition of additional Formula E stake	✓ Acquired shares in Formula E from Warner Bros. Discovery and certain other minority shareholders, increasing our ownership interest in Formula E from 38.2% to 65.6%, on a fully-diluted basis

All3Media Sale	✓ Completed the sale of the U.K.’s largest independent TV production company, All3Media, to the media and entertainment investment company, RedBird IMI for $420 million

Financial Highlights

Tactical Financings

✓ Opportunistically extended debt maturities through strategic refinancings of approximately $3.2 billion, leaving the company with no material maturities until 2028

✓ Maintained attractive financing costs, with a blended, swapped cost of debt between 3.7% and 5.1%

✓ Strategically deleveraged Sunrise’s debt stack in connection with the Spin-off

✓ Secured commitments for a €500 million facility to fund our Belgian fiber build-out

Guidance Achievement

✓ Delivered on substantially all 2024 financial guidance targets, including all Adjusted EBITDA and Adjusted Free Cash Flow targets

✓ Received approximately £425 million and approximately €114 million in shareholder distributions from our U.K. and Dutch joint ventures, respectively

Stock Buybacks	✓ Repurchased 10% of our outstanding share capital

General Financial	✓ Ended the year with approximately $2.2 billion of cash and liquid securities

Operational Highlights

Network

✓ Made significant progress on our fixed network strategies, specifically with respect to our fiber network upgrade strategies in the U.K., Belgium, and Ireland

✓ Our U.K. joint venture, nexfibre, now reaches, and can service, two million premises in the U.K.

✓ Continued to make progress on U.K. Fixed NetCo separation

✓ Announced MOU for fixed network sharing with Proximus in the Belgian market, currently under regulatory review

Fixed Subscribers

✓ Fixed ARPU grew across all our core Telecom assets during the year

✓ Launched nationwide BASE FMC offering in Belgium in June 2024, with over 25,000 broadband subscriptions sold by the end of the year

✓ Return to broadband growth in the U.K. and Belgium

Compensation Structure—Pay for Performance

Our dynamic and entrepreneurial corporate ethos requires attracting and retaining highly talented executives who can be responsive to new and different opportunities for our company and thereby create value for our customers and shareholders. We believe that our executive compensation program plays a key role in furthering this aim. Each of our NEOs received a salary, an annual performance bonus award and a multi-year incentive award in 2024 as part of their total compensation packages. In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s overall influence and impact on our company’s financial and operational performance, the executives’ prior performance and an analysis of what is competitive compensation for similar roles, to the extent such data is available. We regularly evaluate and refine our compensation programs to strengthen the link between executive and shareholder interests, linking a significant portion of the executive’s equity compensation to share price appreciation and total shareholder return.

Compensation Discussion and Analysis

Overview of Compensation Process

The compensation committee of our board of directors assists our board in discharging its duties with respect to compensation of our executive officers and the administration of our incentive plans. The committee identifies the company’s primary goals with respect to executive compensation, implements compensation programs designed to achieve those goals, subject to appropriate safeguards to avoid unnecessary risk taking, and monitors performance against those goals and associated risks. The chair of our compensation committee reports to our board of directors on its annual compensation decisions, the administration of existing programs and the development of new programs. Each member of our compensation committee is an “independent director” (as defined under the Nasdaq rules) and a “non-employee director” (as defined in Rule 16b-3 of the SEC’s rules under the Exchange Act).

The compensation committee makes compensation decisions with respect to our executive officers, including our NEOs. Our CEO provides input to the compensation committee on compensation decisions for members of our senior management team in a variety of ways, including recommending annual salary increases and annual performance goals, suggesting target maximum performance award levels for each member of the executive team and evaluating their performance. With the assistance of our human resources and legal teams, our CEO provides recommendations on the terms of proposed performance or incentive award programs for consideration by the compensation committee, evaluating alternatives and suggesting revisions. Other senior officers, within the scope of their respective job responsibilities, present to the compensation committee various legal, tax and accounting analyses relevant to compensation and benefits decisions. Decisions with respect to our CEO’s compensation are made in private sessions of the compensation committee without the presence of management.

In making its decisions, the compensation committee ultimately relies on the general business and industry knowledge and experience of its members, as well as the compensation committee’s own evaluation of company and NEO performance. At the 2023 annual general meeting, shareholders representing a majority of our shares entitled to vote and present at such meeting approved, on an advisory basis, the compensation of our NEOs, as disclosed in the proxy statement for such meeting. As a result of that vote, the compensation committee did not implement significant changes to the overall executive compensation program other than to add Performance Share Units (PSUs) as a new performance-based equity award. Such PSUs are measured against the multi-year relative total shareholder return of the company versus a substantial pool of peer companies.

From time to time, the compensation committee engages third-party consultants directly on an to assist it in evaluating proposed changes in compensation programs or levels of compensation, as well as to obtain comparative compensation data. In 2024, the compensation committee engaged The Croner Company to provide advice and support on a variety of topics, including, among others, updating the company’s peer group for executive compensation. With respect to comparators and peers, given the multinational nature of its business, but taking into account the company’s Nasdaq listing, the compensation committee evaluates compensation based upon U.S., U.K. and continental European comparators and peers. For example, benefits are generally based upon the prevailing practice in the country in which the executive lives and works. The compensation committee does not specifically target compensation levels at any particular percentile of a comparator group.

Compensation Philosophy and Goals

The compensation committee has three primary objectives with respect to executive compensation—motivation, retention and value creation for our shareholders.

✓	Motivate our executives to maximize their contributions to benefit the company

◾

Establish a mix of financial, non-financial and operational performance objectives based on our annual budgets and, where appropriate, our medium-term outlook to balance short- and long-term goals and risks

◾	Establish individual performance objectives, tailored to each executive’s role and responsibilities in our company

◾	Reward executives for achievement of committee-established objectives

◾	Inspire growth leadership, balanced against risk management

✓	Attract and retain top caliber employees

◾	Offer compensation that our compensation committee believes is competitive with the compensation paid to similarly situated executives of companies with which we compete for talent

◾	Utilize multi-year vesting and forfeiture provisions with our equity awards to encourage retention

✓	Align our executives’ interests with those of our shareholders

◾	Emphasize long-term, equity-based compensation that increases in value as our share price increases

◾	Require significant levels of share ownership by our executive leadership to foster interest alignment

Summary of Key Executive Compensation Principles

Consideration	Description

Mix of Performance-Based Pay	Substantial Performance-Based Compensation. Executive compensation is designed to include equity-linked incentives, providing incentives to over-perform, while also including risks associated with under-performance.

Align Incentives with Shareholders	Equity-based Compensation. Our NEOs have a majority of their total compensation paid in shares of the company through the use of PSUs, RSUs, VIP or in SARs, which are paid over time, encouraging executives to focus on long-term, sustainable value creation for our shareholders.

Substantial Investments in the Business	Share Ownership Policy. The company maintains a share ownership policy requiring the CEO to maintain share ownership at 5x his salary and the other NEOs at 4x their salary, each as equitably adjusted to reflect the drop in the company’s share price following the Spin-off (as described below). Our NEOs have substantial tenure at the company and all have significant levels of ownership in the company.

Clawbacks	Clawbacks. The company’s publicly filed clawback policy requires recoupment of certain awards in the event of a restatement of financial results.

Change in Control

Double Trigger. Our stock incentive plans and our employment agreements with executives have “double trigger” provisions upon a change in control, in keeping with common practice.

No Excise Tax Gross-up. We do not provide for gross-ups on excise taxes that could apply on Change in Control.

Third-Party Consultants for the Compensation Committee	Independent Third-Party Consultants. The compensation committee engages third-party consultants, such as The Croner Company, to provide objective, third-party advice on executive compensation matters.

Investor Feedback	Incorporating Shareholder Feedback. The company communicates with its shareholders on its executive compensation arrangements and is responsive to feedback. Key design elements of our compensation programs have been put in place based upon this feedback. For instance, we designed our overall compensation plans to be heavily weighted in equity that pays the executive for share price performance, such as PSUs using relative shareholder return as a performance metric and our new PSUs based on share price appreciation that result in potentially less dilution to shareholders than SARs.

Limit Risk-Taking	Hedging and Pledges. Our NEOs have substantial tenure with the company. We believe that the lack of an outright hedging prohibition can encourage executives to hold a greater position in our company’s shares than they might otherwise, particularly with such high stock ownership in the company. Advance notice is required.

In approving the level of each compensation element for our executive officers each year, the compensation committee considers a number of factors, including:

•	the individual executive’s responsibilities and the impact of the executive’s role in achieving of our financial, strategic and operational objectives;

•	the individual executive’s experience, overall effectiveness and demonstrated leadership ability;

•	the performance expectations set for our company and for the individual executive and the overall assessment by the compensation committee of actual performance against such expectations;

•	from time to time, comparative pay data for similarly situated employees of peer companies and companies with which we compete for talent; and

•	retention risks at specific points in time with respect to individual executives.

Multi-Year Contracts

The compensation committee believes that multi-year contracts with senior executives promote stability in management and achievement of Liberty Global’s long-term strategic objectives. Certain of these contracts include customary non-compete and non-solicitation clauses and require customary resignation notice periods from the executive, which may be six months or more. Each of our NEOs are subject to employment agreements, which are described below in —Employment and Other Agreements.

Setting Executive Compensation

To achieve these compensation objectives, the compensation packages provided to members of our senior management, including our NEOs, include three main components: base salary, annual performance bonus awards and multi-year equity incentive awards. These three main components of compensation were also made available to approximately 770 (excluding Sunrise employees following the Spin-off) employees across our global operations. The design of the performance and incentive awards and the overall value of the compensation package for individual employees varies based on the employee’s role and responsibilities.

For members of our senior management, including our NEOs, the total value of the compensation package is comprised mainly of incentive awards, reflecting the impact each executive has on the overall success of our company. The majority of each NEO’s compensation for 2024 was heavily weighted in equity incentive compensation. We consistently use multi-year equity incentive awards as the largest component of our executive compensation program to aid in executive retention and foster closer alignment of our executives’ and shareholders’ interests. The compensation committee strives to create compensation programs where the majority of each NEO’s total direct compensation (that is, base salary plus target annual performance bonus award plus annual equity awards) is comprised of the target value of each such NEO’s multi-year equity incentive awards.

Elements of Our Compensation Packages

The implementation of our compensation philosophy and goals includes awarding the NEOs a base salary, an annual performance bonus and a multi-year incentive grant. These elements are described below more generally and for 2024 specifically.

Compensation Element	Salary and Benefits	Annual Bonus	Long-Term Incentive Plans

Program	Cash salary and market-based benefits	Annual bonus paid in cash and/or shares	Awards of PSUs, SARs, VIP units and RSUs with multi-year cliff or installment vesting that are generally expected to be settled in shares

Key Features	Salary paid in local currency where executive is located, and benefits are provided depending on local customs and market practices	Uses pre-set quantitative financial and operational performance metrics and guides to individual and company performance	Short- and long-term alignment to shareholder interests, with incentive to seek sustainable appreciation of our stock price across each of the company’s business platforms

Value	Based upon individual performance, market-driven and dependent in part on executive’s location	Primarily dependent on company-wide performance with incentives for individual over-performance and reduction potential for under-performance	Value of awards to NEOs driven primarily by company share price performance improvement and Liberty Growth portfolio accretion

Risk Profile	Fixed	Variable short-term, performance-based	Variable long-term and performance-based incentives

Base Salary

General. Base salaries are fixed and are an economic consideration for each executive’s level of responsibility, expertise, skills, knowledge, experience and value to the company. Generally, increases in base salaries are based on increased responsibilities, company-wide budgets and increases in the cost of living. Salary amounts take into account multiple factors such as our ability to attract and retain qualified and experienced candidates, market comparisons, location, exchange rates, benefits, complexity of the position and salary at prior place of employment, among other considerations.

2024 Base Salaries. In February 2024, consistent with the annual salary increases for corporate-level employees in general, our compensation committee approved a 3.5% increase in the base salaries for certain NEOs, resulting in a base salary of £981,000 ($1,253,514) for Mr. Bracken, $1,251,000 for Mr. Hall, $1,197,000 for Mr. Rodriguez and £808,000 ($1,032,456) for Mr. Salvato, each becoming effective on April 1, 2024. At Mr. Fries’ direction, he did not receive a salary increase in 2024, and, as a result, his salary remained unchanged at $2,563,000.

Annual Performance Bonus Awards

General. Annual performance bonus awards are designed to motivate our executives to achieve our annual business goals and reward them for superior individual performance.

At the outset of each fiscal year, the compensation committee approves the terms of the annual performance bonus program for that year, including the performance goals for our CEO and each of the other NEOs for the coming year. Annual bonus target amounts for each NEO are subject to yearly review by the compensation committee. The compensation committee adjusts the company-wide targets and the individual NEO performance objectives for each year in order to provide appropriate “stretch” targets to incentivize performance.

The compensation committee, together with our CEO, reviews and assesses the achievement of company performance metrics, as well as our NEOs’ individual performance objectives. The committee then makes annual performance bonus payout determinations following the end of each fiscal year. The compensation committee also determines, in private session without the presence of management, whether our CEO has met his individual performance goals for the year, as well as the amount to be paid as his annual bonus.

In connection with our annual performance bonus program, we encourage increased share ownership among senior management, including our NEOs, to align their incentives with those of our shareholders. Pursuant to our shareholding incentive plan (SHIP), members of our senior management may elect to receive up to 100% of their annual bonus in common shares of Liberty Global in lieu of cash. Employees who elect to receive shares in respect to all or a portion of their annual bonus will also receive RSUs equal to 12.5% of the gross number of shares earned under the annual bonus. These RSUs will vest approximately one year after the grant date, provided the employee holds all of the shares issued as part of the SHIP through such vesting period. The number of common shares granted is based on the closing prices of our Liberty Global Class A and Liberty Global Class C shares on the date the bonus is paid and, in 2024, was delivered on a one-to-one ratio between our Liberty Global Class A and Liberty Global Class C shares. The compensation committee may also elect to issue Liberty Global Class B shares under the SHIP to one or more employees in the SHIP. Additionally, certain employees, including our NEOs, receive company shares under the SHIP to the extent that such NEO’s annual bonus payout exceeds their target bonus amount.

Design of 2024 Annual Bonus Program. As a geographically diverse company, we provide our operating companies with greater autonomy to define their own bonus programs within a reward governance framework set by the company (the Reward Framework). Under the Reward Framework, our operating companies may design their bonus programs around certain financial and non-financial metrics, weighting them as appropriate to compete for talent in their specific country or region. In the case of the VodafoneZiggo JV and the VMO2 JV, the Reward Framework was designed in alignment with our joint venture partners.

Our NEOs participated in the company’s central 2024 annual performance bonus program (the 2024 Annual Bonus Program). In approving the 2024 Annual Bonus Program, the compensation committee followed the general design of the 2023 annual performance bonus program, but refined the weighting of our metrics to better align with those of our operating companies’ bonus plans and adjusted our PPP metric. The 2024 target achievable performance bonus awards for our NEO’s were $2.75 million for Mr. Hall, $3.5 million for Mr. Salvato, $3.6 million for Mr. Rodriguez and $4.0 million for Mr. Bracken. At Mr. Fries’ direction, his target remained at $16.0 million.

The key elements of the 2024 Annual Bonus Program were:

•	Relative achievement of four performance metrics, including two financial and two non-financial performance metrics, as follows:

◾	2024 budgeted revenue on a proportionate basis (35%);

◾	2024 budgeted Adjusted EBITDA less P&E Additions for Compensation Purposes (as defined below) (55%);

◾	achievement by our operating companies of certain customer-focused performance indicators during the year (5%); and

◾	achievement of six specific quantitative and qualitative People Planet Progress (PPP) priority objectives during the year (5%).

•

Over-performance against a budgeted target could result in a payout of up to 150% of the target bonus amount, depending on the level of achievement of these company financial and non-financial metrics (except the PPP metric which was capped at 100%).

•

Individual performance is reviewed by the compensation committee, which could reduce or increase the total 2024 annual bonus from 0% to a maximum of 150% of the total company performance payout (or up to a maximum of 221.25% of the participant’s target bonus).

The same general design was also implemented with similar performance metrics and weightings for the 2024 bonus programs for approximately 1,200 employees in our central offices in the U.K., the U.S. and the Netherlands.

In the 2024 Annual Bonus Program, “Revenue” is defined as total Liberty Global proportionate revenues, except at Sunrise, where Revenue is defined as total revenues minus B2C mobile handset revenue, and except at VodafoneZiggo, where Revenue is defined as total revenues minus device-only mobile handset revenue (B2C and B2B).

We define “Adjusted EBITDA less P&E Additions for Compensation Purposes” as our Adjusted EBITDA less property and equipment additions, except at VodafoneZiggo JV, where it is defined as Adjusted EBITDA less property and equipment additions, including changes in working capital less restructuring cash paid, and except at VMO2 JV, where it is defined as Adjusted EBITDA less property and equipment additions excluding right-of-use (ROU) asset additions, on a proportionate basis, including our non-consolidated joint ventures. Such amount differs from the Adjusted EBITDA less P&E Additions that we disclosed in our fourth quarter earnings release (filed with the SEC on February 18, 2025), which is calculated on a consolidated basis and omits amounts attributed to our U.K. and Dutch businesses.

Payout Calculation Methodology: Financial

	Potential Payout % re: Achievement of 2024 Budget
2024 Budget Achievement	Revenue (35%Weighting)		Adjusted EBITDA less P&E Additions for Compensation Purposes (55%Weighting)		Payout (% of Weighted Portion of Target Bonus Amount) (1)
Over-Performance	≥	102.5%	≥	110.0%	150.0%
On-Target Performance		100.0%		100.0%	100.0%
Minimum Performance		94.0%		89.5%	50.0%

(1)

Percentages shown represent the payout that would result if specified performance levels were achieved for Revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budget, with a minimum payout of 0% in revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes if the minimum performance threshold is not met. Payout percentages for percentage achievement of revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes budgets that fall in between these points would be determined by interpolation.

Customer Metric. The customer metric under the 2024 Annual Bonus Plan was based on the achievement of certain customer and operational milestones by each of our operating companies, weighted by each operating company’s proportionate revenue. The customer and operational milestones vary by each operating company and include various key performance indicators, including metrics such as net promoter score, market share and comparative churn rates. The target for each such customer metric is set by the compensation committee and evaluated following the end of the applicable year. The maximum payouts for each operating company vary from 140% to 150%. After the end of the year, the compensation committee multiplies the ratio of the milestone achievement against the target and then multiplies it by the applicable operating company’s weighting. These resulting percentages are summed to calculate the combined payout percentage under the 2024 Annual Bonus Plan.

People Planet Progress Metric. The People Planet Progress metric uses six measurable goals linked to our PPP agenda that are set by the compensation committee, each with a weighting of between 2/3% and 1% of total payout. If the company achieves one of these goals, then the payout under the 2024 Annual Bonus Plan increases by that goal’s relative weighting, up to a maximum of 5%. The compensation committee has included both quantitative and qualitative initiatives in the People Planet Progress metric, including, among others, initiatives and presentations linked to sustainability, inclusivity survey results and programs and, corporate responsibility trainings. For quantifiable initiatives that can be achieved on a spectrum (e.g., 99 out of 100 employees completed their compliance training), achievement of less than 80% of the target results in no payout for the applicable metric. The maximum payout for each metric is 100%.

2024 Annual Bonus Program Performance. At its meeting in February 2025, the compensation committee reviewed the actual 2024 revenue and Adjusted EBITDA less P&E Additions for Compensation Purposes based on our 2024 audited 2024 financial results and also looked at the results of our operating companies’ customer metrics as well as how the company performed against its PPP targets. For this purpose, the 2024 budget was adjusted, in accordance with the terms of the 2024 Annual Bonus Program, for certain other unbudgeted events that the compensation committee, in its discretion and consistent with past practice, determined distorted performance against the financial performance metrics. These revisions included adjustments: (1) to reflect consistent foreign currency exchange translations, (2) for changes in accounting principles or policies, (3) for the impacts of certain acquisitions and dispositions, including the Spin-off and related matters, including the cost of execution and (4) to increase or decrease for transactions that had inorganic impacts on our business or our financial results. In the aggregate, these adjustments resulted in a net decrease to our budgeted revenue from $16.44 billion to $16.56 billion and a net increase to our budgeted Adjusted EBITDA less P&E Additions for Compensation Purposes from $2.15 billion to $2.30 billion. For purposes of determining performance payout, the compensation committee confirmed that actual 2024 revenue was 97.9% of the adjusted budget and actual 2024 Adjusted EBITDA less P&E Additions for Compensation Purposes was 101.8% of the adjusted budget on a consolidated basis. The Customer metric resulted in a 112.8% payout based on the revenue-weighted performance of each of our operating companies, and the People Planet Progress metric resulted in a payout of 93.3%.

The compensation committee approved the percentage payout for performance against the pre-established financial and non-financial metrics for each of the NEOs as set forth in the table below:

% Payout for Revenue Performance (35%)	% Payout for Adjusted EBITDA less P&E Additions for Compensation Purposes Performance (55%)	% Payout for Customer Metric Performance (5%)	% Payout for People Planet Progress Metric Performance (5%)	Weighted Aggregate % of Target Bonus
82.4%	109.2%	112.8%	93.3%	99.2%

Individual Performance and Special Contributions. The compensation committee set 2024 individual performance objectives for each of our NEOs at the onset of 2024. At its meeting in February 2025, the compensation committee analyzed each NEO’s performance against these individual performance objectives, which consisted of numerous qualitative measures, as well as strategic, financial, transactional, organizational and/or operational goals, tailored to the individual’s role within our company. Over-achievement of individual performance goals can increase the amount of the bonus earned, while under-achievement can negatively impact the amount of bonus earned.

Our CEO’s performance goals included strategic, financial and operational targets, functional objectives in each of the company’s core departments and support to our board in fulfilling its responsibilities, as well as personal development. The compensation committee considered the various performance objectives that had been assigned to Mr. Fries and our company’s accomplishments as compared to those objectives. Overall, the compensation committee determined that Mr. Fries again demonstrated outstanding leadership of the company in all respects and exceeded his objectives for 2024. In this regard, the compensation committee noted that the company had a number of significant accomplishments in 2024 under the leadership of Mr. Fries, including the Spin-off and associated deleveraging of the Sunrise debt stack, the acquisition of a controlling interest in Formula E, opportunistic refinancing of the company’s debt profile to ensure a financial stability, achievement of substantially all of the company’s 2024 guidance metrics, continued operational and financial success across our multinational business, substantial cash generation that enabled the company to repurchase 10% of its outstanding shares, significant financings and mergers and acquisitions (M&A) transactions, development of growth initiatives and FMC products and services, advancements in the company’s PPP initiatives, and related matters. In addition, the company has made significant progress in several areas under Mr. Fries’ leadership, including integration of artificial intelligence products into our customer offerings, significant synergies and integration programs in the U.K., network innovation strategies and fibre and network upgrades, cloud strategy development and deployment, delivery of major consumer fixed, mobile and business products in the areas of entertainment, connectivity, security and data, execution of price rises in mobile and fixed products and services, B2B and B2C growth initiatives and the continued development of new revenue opportunities and making opportunistic growth investments through Liberty Growth.

The compensation committee also considered Mr. Fries’ management of the company generally. The committee noted that Mr. Fries demonstrated strong leadership capabilities in delivering key long-term strategic objectives in a challenging global economy and headwinds in our European businesses. Mr. Fries has been an excellent leader for the company in his interactions with various government and regulatory bodies and personnel across the U.K. and continental Europe, where advancement of new technologies in our industry is the subject of potential new regulations. Mr. Fries provided key leadership, hands-on expertise and motivation support in managing the senior executive team and employees in general.

Regarding our NEOs’ individual performance during 2024, the compensation committee reviewed their performance with our CEO, considering our CEO’s evaluation of their performance against their respective performance goals. The members of the compensation committee also have frequent interaction with each NEO, and those interactions inform the committee’s decision making. The individual performance goals for NEOs other than our CEO related to their respective functional or operational areas of responsibility as follows:

•

Mr. Bracken’s objectives focused on management of the company’s finance functions, outside financings, tax and treasury, commercial finance arrangements, growth initiatives in our consumer and business to business operations, such as our new platform, Liberty Blume, financial reporting, investor relations, budgets and forecasting, compliance, infrastructure and energy ventures and new business initiatives and related areas in the context of a large multinational highly-leveraged company. His objectives related to the continued development of our growth investments and platforms, careful stewardship over the company’s finances, including exploration of cost mitigation strategies, complex and strategic debt financings with hedges and derivatives, procurement development, infrastructure- and finance-related investments and strategies, talent development in the company’s finance group and related finance and treasury matters.

•

Mr. Hall’s objectives related to the management of our legal and corporate affairs functions, M&A strategy and execution, SEC reporting and public company management, financing transactions execution and management, compliance, litigation management, merger control, commercial legal advice and government affairs and external communications. His objectives related to material transactions such as the Spin-off of Sunrise, the company’s proposed separation of its U.K. business into a network company and a service company, supporting the company’s AI strategy and goals, executing on M&A transactions, including through our Liberty Growth platform, and complex financing transactions, guiding the company through a heavy regulatory and rulemaking environment, technology outsourcings and other specific transactions.

•

Mr. Rodriguez’s objectives related to management of the Liberty Tech organization, our fixed network strategy and new build, AI strategies, cloud strategies, IT deployment and strategy, commercial outsourcing and key commercial relationships and contracts, future roadmapping in key strategic areas, 5G and fiber capability, FMC synergies and penetration, cybersecurity protection and strategy, ventures and minority investments and capital expenditure budgeting and forecasting. His objectives related to the negotiation and execution of a complex outsourcing arrangement for technology services, advancing the company’s fixed network strategy, 5G deployment and cloud capabilities, improving the company’s cybersecurity posture and acceleration of AI intelligence initiatives across the entire company.

•

Mr. Salvato’s objectives related to overall corporate development strategy, M&A strategy, negotiation and transaction execution, divestitures and joint ventures, content negotiations and transactions across our multinational company, ventures and minority investments and other corporate development activities. His objectives related to the Spin-off of Sunrise, pursuing attractive consolidation opportunities to drive scale of our operating companies, making strategic investments, such as acquiring a controlling stake in Formula E, executing opportunistic divestments, including the sale of our stake in All3Media, driving strategic transactions to support maximize the value of our operating companies, capitalizing on advantageous content licensing renewal options and the planning, negotiation and execution of other specific M&A transactions.

In each case, the compensation committee also considered how these goals were affected by the size and complexity of our company. In light of our company’s accomplishments, as highlighted above in “Executive Summary — 2024 Business Highlights,” the compensation committee and Mr. Fries determined that each NEO met or exceeded their objectives for 2024 and had outstanding performance, taking into account numerous variables such as macro-economic conditions, competition and other factors, as well as noting the instrumental role each NEO played in furthering the company’s strategic priorities.

The compensation committee determined that Mr. Fries over-performed on his individual objectives, but at Mr. Fries’ direction, the committee was asked to allocate this earned bonus amount for individual over-performance to the other executives in the executive leadership team to recognize their strong individual performance. Amounts paid to the NEOs are shown below, with each executive over-performing against his respective objectives.

Name	2024 Earned Bonus Amount ($) (1)	Portion of Bonus Paid in Cash ($)	Portion of Bonus Paid in Shares (2)
Michael T. Fries	$15,867,856	$15,867,856	$—
Charles H.R. Bracken	4,466,964	4,000,000	466,964
Bryan H. Hall	3,227,288	2,420,466	806,822
Enrique Rodriguez	4,070,268	—	4,070,268
Andrea Salvato	3,971,094	3,500,000	471,094

(1)	Final payouts of approved bonus awards were subject to further adjustments due to rounding, exchange rates and other factors.

(2)	Reflects the portion of the bonus paid in shares of the company pursuant to the SHIP, as further described below.

The compensation committee approved payment of the 2024 earned bonus amounts to our NEOs and certain other officers and key employees in the form of cash up to 100% of such person’s target bonus amount, with any over-performance paid in shares of our capital stock through our SHIP program. Messrs. Hall and Rodriguez previously elected to participate in the SHIP program with respect to a certain percentage of their annual bonus awards, and such amount was paid in shares of the company stock. Mr. Hall also elected to participate in our deferred compensation plan with respect to the cash amount that he would receive. The number of common shares actually granted were based on each executive’s SHIP election, the amount of above-target annual performance bonus earned (including any additional payout for individual performance) and the closing prices of our Liberty Global Class A and Liberty Global Class C shares on the date that such NEO’s bonus amount was paid. All common shares granted as part of the 2024 Annual Bonus payout were treated as SHIP election shares and, accordingly, each NEO received a grant of “premium” RSUs for the number of shares representing 12.5% of the shares issued to him in the 2024 Annual Bonus Program, which RSUs will vest on March 1, 2026 if the NEO meets the holding requirements under the SHIP.

The amounts paid to our NEOs under the 2024 Annual Bonus Program in shares are reflected in the Summary Compensation Table below under the “Stock Awards” column, and the amounts paid in cash are reflected in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns.

Long-Term Incentive Awards

General. Our multi-year, conventional and performance-based long-term equity incentive awards have historically represented a majority of our executives’ compensation. These awards align our executives’ interests with those of our shareholders and encourage retention through vesting requirements and forfeiture provisions. Each year, the compensation committee sets an individualized target annual long-term incentive value for each of our NEOs. During 2024, PSUs, RSUs and SARs utilized in the company’s long-term incentive awards were issued in common shares of the company at a ratio of one-half Liberty Global Class A and one-half Liberty Global Class C shares. The PSUs, RSUs and SARs are subject to forfeiture or acceleration in connection with certain termination of employment or change-in-control events, and are subject to stated time vesting or performance vesting, as determined by the compensation committee for the particular grant year. The SARs have a standard term of ten years before expiration.

In adopting its general approach to equity incentive compensation, the compensation committee determined to reduce certain risks tied to incentive compensation by:s:

•	using multiple equity vehicles (PSUs, RSUs, SARs and units in our Ventures Incentive Plan (VIP)) with different performance, retention, risk and reward profiles;

•

spreading target incentive compensation over multiple and overlapping performance/service periods and permitting changes to the performance metrics, weighting and targets between our Annual Performance Bonus Awards and Long-Term Incentive Awards;

The compensation committee observed that SARs, PSUs and RSUs, provide a retention mechanism and strong alignment with shareholders to realize a greater total shareholder return that is sustainable over a period of years, and that including forfeiture risks and potential reductions to performance equity awards provide greater accountability to each NEO for his performance against personally tailored performance goals.

Long-Term Incentive Plan 2024. The company implemented a four-pronged long-term equity incentive program for our NEOs in 2024, comprised of a grant of PSUs, RSUs, SARs and VIP awards (collectively, the 2024 LTIP). The 2024 LTIP was designed to encourage long-term total shareholder return by increasing the economic ownership each NEO holds in the company. The grants made under the 2024 LTIP were significantly weighted in equity awards, the value of which is directly tied to share price performance. For instance, the performance metric used to determine payout of the PSUs issued in 2024 is relative total shareholder return, which is measured against a pool of domestic and international company peers, with payouts ranging from 0% to 200% of target, depending on the company’s total shareholder return compared to such peers over the applicable vesting period. The use of performance-based equity grants focuses management’s efforts on achieving sustainable share price appreciation over the long term and directly aligns their interests with those of our shareholders who, like our NEOs, see potential for long-term value creation through an ownership stake in the company.

In addition, our NEOs received a grant of VIP awards in 2024 that will vest in 2027 (the 2024 VIP Grants). The VIP is based upon performance of the company’s Liberty Growth portfolio of investments over a three-year period. The 2024 VIP Grants are designed to incentivize management’s efforts to drive growth and value in the company’s ventures portfolio. The payout under the VIP is determined by changes (positive or negative) in the valuation of the portfolio over the performance period. The valuation of the portfolio is performed by a third-party auditor using detailed valuation principles. The earned portion of the VIP will be paid at the end of the performance period, either in company shares or cash, in the discretion of the compensation committee.

The 2024 LTIP for our NEOs included a grant made in March 2024 for each NEO’s annual long-term incentive target value for 2024. The components of the 2024 LTIP for our NEOs are set forth below.

2024 LTIP Target Value Granted

	Target Annual Equity Value in the Form of
Name	Liberty Global Class A RSU Grants ($)	Liberty Global Class C RSU Grants ($)	Liberty Global Class A PSU Grants ($)	Liberty Global Class C PSU Grants ($)	Liberty Global Class A SARs Grants ($)	Liberty Global Class C SARs Grants ($)	VIP Award Grants ($)
Michael T. Fries	—	6,600,000	—	6,600,000	—	6,600,000	2,200,000
Charles H.R. Bracken	937,500	937,500	937,500	937,500	937,500	937,500	625,000
Bryan H. Hall	637,500	637,500	637,500	637,500	637,500	637,500	425,000
Enrique Rodriguez	937,500	937,500	937,500	937,500	937,500	937,500	625,000
Andrea Salvato	900,000	900,000	900,000	900,000	900,000	900,000	600,000

The RSU and PSU awards granted pursuant to the 2024 LTIP to our NEOs are reflected in the Summary Compensation Table below under the “Stock Awards” column, and the SAR awards are reflected under the “Option Awards” column.

The VIP awards issued in 2021 vested on March 15, 2024, and at our compensation committee’s discretion, the vested awards were paid out to participants in shares of our company stock. The number of shares issued to our NEOs and their associated value under the 2021 VIP were as follows:

	2021 VIP Awards Paid in the Form of Shares
Name	Liberty Global Class A Shares (#)	Liberty Global Class C Shares (#)	Liberty Global Class A Shares ($)	Liberty Global Class C Shares ($)
Michael T. Fries	59,750	59,750	1,002,605	1,045,625
Charles H.R. Bracken	18,869	18,869	316,622	330,208
Bryan H. Hall	12,579	12,579	211,076	220,133
Enrique Rodriguez	15,724	15,724	263,849	275,170
Andrea Salvato	15,724	15,724	263,849	275,170

Adjustments to equity awards previously granted. We concluded the Spin-off of Sunrise on November 8, 2024. In the ordinary course of business and under the terms of the Liberty Global 2023 Incentive Plan (the 2023 Plan), equity awards held by our employees and directors have been adjusted to reflect the distribution made in the Spin-off. As a result of these adjustments, all of our Liberty Global Class A common shares and Liberty Global Class C common shares, as applicable, underlying the outstanding share options, SARs, PSUs and certain RSUs and the exercise prices of the share options and SARs, in each case, were adjusted to preserve the intrinsic value of such securities pre- and post-Spin-off. All other RSUs were given a ‘basket’ treatment, such that, at the time of the Spin-off, holders of Liberty Global RSUs were issued Sunrise RSUs in the same ratio that holders of Liberty Global shares received Sunrise shares, and thus no adjustment was necessary. For the company’s executive officers, the exact number of SARs and their exercise prices are reflected in the Outstanding Equity Awards table below.

Share Ownership Policy

Our compensation committee has established an Executive Share Ownership Policy for our executive officers and senior officers. This policy helps to ensure that members of our senior management have a significant stake in maximizing shareholder returns.

Position	Guideline
Chief Executive Officer	5 times base salary
Executive Vice Presidents	4 times base salary
All other members of the Executive Leadership Team	3 times base salary

As of March 15, 2025, the value of the common shares owned by our CEO, as calculated in accordance with the policy, significantly exceeded 5 times his base salary. In addition, as of the filing of this proxy statement, all employees subject to the policy have been deemed to be in compliance with the terms of the policy. In November 2024, the company effected the Spin-off, delivering an approximately $9.00 share distribution to shareholders, including executive and senior officers. In order to fairly address the impact of the Spin-off on the company’s share ownership policy, the compensation committee made an adjustment to the policy. As a result of the Spin-off, our executives’ shareholdings were effectively split into Sunrise shares and Liberty Global shares, which fell in value after reflecting the unlocked value of the Spin-off. Since the ownership of Sunrise shares do not count as ownership of Liberty Global shares for purposes of the share ownership policy, and the market price of the company’s shares decreased as a result of the Spin-off, the compensation committee adjusted the share ownership policy by the same factor that was used to adjust the company’s outstanding SARs in the Spin-off. Following the adjustment to the policy, (1) our CEO’s adjusted ratio is 2.90 times his base salary, (2) our executive vice presidents adjusted ratio is 2.32 times their base salary, and (3) for all other members subject to the share ownership policy, the adjusted ratio is 1.74 times their base salary. The compensation committee will review the share ownership policy and adjustments to it in due course.

Executive and senior officers, who were subject to the policy at the time of adoption, are expected to be in compliance with the policy, as adjusted. New executive and senior officers must comply within four years of the date they become subject to the policy. Employees who are currently subject to the policy but are subsequently promoted are given a three-year grace period to come into compliance with their new ownership requirements. Each of the following are counted toward officer compliance with the policy: (1) shares owned jointly with, in trust or separately by the officer’s spouse and minor children, (2) 50% of the value of vested common shares held in the officer’s account in the 401(k) Plan and (3) 50% of the value of vested and in-the-money options and SARs and/or using a valuation methodology generally consistent with the Black-Scholes valuation methodology for vested options and SARs.

Deferred Compensation Plan

Under the Liberty Global Deferred Compensation Plan (the Deferred Compensation Plan), our NEOs and other officers who are U.S. taxpayers and who are designated by our compensation committee as able to participate, may elect to defer certain payments of their compensation as described under —Deferred Compensation Plan below. We do not have a pension or other defined benefit-type plan to offer our senior management. For U.S.-based employees, Liberty Global makes matching contributions to its defined contribution 401(k) Plan that are capped in accordance with U.S. law. Accordingly, the Deferred Compensation Plan was adopted by the compensation committee to provide a tax-efficient method for participants who are U.S. taxpayers to accumulate value, thus enhancing our ability to attract and retain senior leaders. The compensation committee noted in adopting the Deferred Compensation Plan that the corporate tax deduction on the deferred compensation may not be taken until payments to participants are made, but that the company will have use of the cash in the interim. Although our compensation committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with the three main components of our NEO compensation packages, as participation in the plan, and to what extent, is subject to each participant’s discretion.

Other Benefits

The personal benefits we provide are limited in scope and can be categorized as follows: participation in our 401(k) plan (for U.S. taxpayers) or our Pension Plan (for U.K. taxpayers), limited personal use of our corporate aircraft; an annual automobile allowance or use of a company car for our executive officers; certain secondment expenses, reasonable legal expenses in connection with entering into employment agreements; an executive health plan; and charitable giving by Liberty Global.

Each of our U.S.-taxpaying employees may contribute to our 401(k) plan. Under our 401(k) plan, the company will match, in Liberty Global Class C shares, an employee’s contribution 100% up to the lesser of 10% of the employee’s base salary or the applicable federal limit.

As part of the defined contribution retirement benefit available to all our U.K. taxpaying employees, the company makes matching contributions to the Liberty Global Group Pension Plan on the employee’s behalf, subject to statutory maximums. The company’s contributions are on a one-for-one basis, up to 10% of the employee’s base salary. Any such company contributions above the statutory maximum are paid to the employee as a taxable cash allowance.

Under our aircraft policy, our CEO, other executive officers and certain senior officers may, with our CEO’s approval, use our corporate aircraft for personal travel, subject to reimbursing us for applicable taxes. The annual flight hours for Mr. Fries’ personal use of our aircraft is 120 hours per year without cost reimbursement. Mr. Bracken’s personal use of our aircraft is 25 hours per year without cost reimbursement. Also under our aircraft policy, our CEO and, with his approval, our other executive officers and certain senior officers may have family members or other personal guests accompany them on our corporate aircraft while traveling on business without reimbursing us for the incremental cost attributable to the personal guest.

The taxable income of an officer will include imputed income equal to the value of the personal use of our aircraft by such officer and by such officer’s personal guests determined using: (a) a method based on the Standard Industry Fare Level rates, as published by the U.S. Internal Revenue Service (IRS) (in the case of U.S. taxpayers) or (b) as agreed with the U.K. tax authority periodically, a cost base valuation for personal use and the marginal cost for guests (in the case of U.K. taxpayers). Income is imputed only to the extent that the value derived by such applicable method exceeds the amount the officer pays us for such personal use.

The methods we use to determine our incremental cost attributable to personal use of our corporate aircraft are described in the notes to the Summary Compensation Table below. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as salaries of pilots and crew, purchase costs of aircraft and costs of maintenance and upkeep.

Annual automobile allowances for executive employees are a standard benefit in Europe, and in order to align basic compensation with executives in the U.S., we have extended this allowance to some U.S.-based executives. We also provide an executive health plan for our executive and senior officers to proactively manage and improve their health. The benefits of this program include a complete medical history review, annual physical examinations, comprehensive laboratory testing, diagnostic testing and consultations with specialists. Our NEOs also participate in various benefit plans offered to all salaried employees in the applicable country of employment. We also provide reimbursement of reasonable legal expenses to some executives, including NEOs, in connection with the negotiation and execution of their employment agreements, on a case-by-case basis.

Recoupment Policy

We have adopted a recoupment policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. Under our recoupment policy, in the event of a restatement of our financial statements, the compensation committee is authorized to recover certain incentive-based compensation paid to an executive officer of the company to the extent such incentive-based compensation was paid on the basis of such restated

financial statements and the amount paid to the executive officer exceeds the amount the executive officer would have received under the restated financial statements (Erroneously Awarded Compensation). This repayment obligation applies whether or not the errors in the financial statements involve fraud or misconduct. The compensation committee administers our recoupment policy and is the final arbiter of the amounts of any Erroneously Awarded Compensation.

Post-Employment Benefits and Change-in-Control

Each of our NEOs are entitled to post-employment benefits under their employment agreements. See —Employment and Other Agreements below. Otherwise, they are entitled to the same benefit of accelerated vesting of all or part of equity awards made under the 2014 Incentive Plan and 2023 Plan on certain termination-of-employment events as other holders of such awards. Similarly, the 2014 Incentive Plan and 2023 Plan provides the same treatment to all holders of equity awards granted under these plans upon the occurrence of certain change-in-control events. Accordingly, the existence of these potential post-employment and change-in-control benefits has not influenced our compensation committee’s decisions with respect to executive compensation.

In designing the terms for RSU awards, our compensation committee determined that only a limited set of events would warrant automatic acceleration of awards thereunder, such as, among others, death or disability (as defined in each award agreement). The vesting of earned RSU awards will not automatically be accelerated upon termination of employment, except for death, disability or retirement (as defined in the 2014 Incentive Plan and 2023 Plan). Awards will only be accelerated upon specified change-in-control events if the awards are not continued on the same terms and conditions or, in the case of certain corporate reorganization transactions, there will not be an assumption or continuation of the awards on equivalent terms. For details regarding the acceleration of our CEO’s awards in connection with a change-in-control event please see the description of the Fries Agreement under —Employment and Other Agreements.

The compensation committee believes these limited acceleration events related to a change in control provide appropriate protection to participants and serve to maintain morale and aid retention during the disruptive circumstances of a change in control. Additionally, the compensation committee can accelerate vesting of an individual’s award or amend an individual’s award agreement in its discretion when appropriate under the circumstances.

For additional information on post-employment benefits and change-in-control provisions, see —Potential Payments upon Termination or Change-in-Control below.

Timing of Equity Awards

The compensation committee generally approves the annual equity incentive awards around March 25 of each year. This timing allows the awards to be aligned with long-range benchmarking, annual performance reviews, annual bonus determinations and our company’s financial reporting calendar. The current practice is for the exercise price or base price of option and SAR grants to be set at the closing prices of the applicable class of our common shares on the grant date, which is the date of the compensation committee meeting on or around March 25 of the same year. Equity incentive awards, including option and SAR grants, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or equity grant dates

For purposes of determining the number of Liberty Global Class A and Liberty Global Class C RSUs, PSUs and SARs to be granted each year to our executive officers and other key employees, our compensation committee has adopted a policy of using the weighted average of the closing prices of such shares for a five-day trading period ending on the second trading day preceding the date of the compensation committee meeting at which the grants are approved.

Compensation Committee Report

The compensation committee has reviewed the Compensation Discussion and Analysis above and discussed it with management. Based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Members of the

Compensation Committee:

Andrew J. Cole

Paul A. Gould

Richard R. Green

Larry Romrell (chairman)

Summary Compensation Table

The Summary Compensation Table below sets forth information concerning the compensation of our named executive officers for fiscal years 2024, 2023 and 2022.

CEO & NEO Compensation Generally

The Summary Compensation Table below includes in the “Total” compensation column for the CEO and each NEO future unearned compensation in the form of equity awards that are subject to time or performance vesting, which may not be paid (if at all) for several years, and the figures assume certain levels of stock appreciation. These amounts are aggregated into a single year lump sum amount, which was not in fact paid during the year in question.

Grant Date Fair Value. The Summary Compensation table below uses grant date fair values for the equity awards, which assumes 100% performance and vesting, as well as stock appreciation, and may not reflect actual compensation received or realized. Market conditions could significantly impact actual outcomes.

Exchange Rates. Our U.K.-based NEOs received all or a portion of their respective salaries, perquisites and employee benefits in British pounds, which have been converted for this presentation to U.S. dollars based upon the average exchange rate in effect during each respective year (0.7826 for 2024, 0.8042 for 2023 and 0.8112 for 2022).

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non- Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael T. Fries	2024	2,563,000		—	18,091,066	7,174,117	15,867,856		—	1,997,715	45,693,754

Chief Executive Officer & President	2023	2,563,000		—	10,786,249	13,522,965	15,705,763		—	2,170,423	44,748,400
	2022	2,563,000		—	199,144	—	15,254,154		—	986,045	19,002,343

Charles H.R. Bracken	2024	1,242,972		33,036	5,713,692	2,030,764	3,966,964		—	300,076	13,287,504

EVP & Chief Financial Officer	2023	1,164,822		73,559	3,316,301	4,524,425	3,926,441		—	243,621	13,249,169
	2022	1,106,386	(6)	110,188	326,587	—	3,389,812		—	165,875	5,098,848

Bryan H. Hall	2024	1,239,692	(7)	19,991	4,627,903	1,380,922	2,400,475	(7)	280,242	47,024	9,996,249

EVP & General Counsel	2023	1,193,385	(7)	13,790	4,351,693	2,624,949	736,067	(7)	379,819	37,044	9,336,747
	2022	1,143,569	(7)	78,706	231,118	—	2,421,294	(7)	389,817	36,780	4,301,284

Enrique Rodriguez	2024	1,185,962	(8)	—	9,555,816	2,030,764	—		284,072	31,709	13,088,323

EVP & Chief Technology Officer	2023	1,141,192	(8)	—	5,615,581	2,726,763	—		220,036	72,691	9,776,263
	2022	1,093,835	(8)	78,706	464,492	—	2,421,294	(8)	118,849	34,126	4,211,302

Andrea Salvato	2024	1,023,831		28,906	5,428,349	1,949,538	3,471,094		—	163,071	12,064,789

EVP & Chief Development Officer	2023	959,649		64,364	3,223,771	3,183,133	3,435,636		—	152,001	11,018,554
	2022	911,612	(6)	94,447	753,209	183,106	2,905,553		—	102,602	4,950,529

(1)

The dollar amounts shown in the “Stock Awards” column reflect the grant date fair value of equity awards granted to our NEOs, determined in accordance with Topic 718 of the Financial Accounting Standards Board’s Accounting Standards Codification (FASB ASC 718). There can be no assurance that these grant date fair values will ever be realized by an NEO. For 2024, the Stock Awards column shows the value of shares of the company’s stock issued in 2024 to the NEO as part of (i) the 2024 LTIP, (ii) the shares issued to the NEO for the equity portion of his 2024 annual performance bonus award and any SHIP premium RSUs issued to the NEO in 2024 in respect of their 2023 annual performance bonus award, (iii) shares issued to the NEO in 2024 upon the vesting of his award under the 2021 VIP plan, and (iv) each NEOs target 2024 PSU awards (the grant date fair value for the maximum achievable 2024 PSU awards (200% of target) would be $13,200,000 for Mr. Fries, $3,750,000 for Mr. Bracken, $2,550,000 for Mr. Hall, $3,750,000 for

Mr. Rodriguez and $3,600,000 for Mr. Salvato). Earned 2024 PSU awards will vest, subject to forfeiture or acceleration under certain circumstances, on February 15, 2027. For each of 2024 and 2023, the Stock Awards column shows the value of shares of the company’s stock issued in 2024 or 2023, as applicable, to the NEO as part of (i) the 2024 LTIP or 2023 LTIP, as applicable and (ii) the SHIP portion of his 2023 or 2022, as applicable, annual performance bonus awards and premium RSUs issued to the NEO. For 2022, the Stock Awards column shows the value of shares issued to the NEO for the SHIP portion of his 2021 annual performance bonus awards and premium RSUs issued to the NEOs representing 12.5% of the gross number of common shares issued under SHIP. Except for the shares issued pursuant to the SHIP and certain top-up awards issued to Mr. Salvato (the Salvato Top-Up Grant), none of the NEOs received additional stock awards under the 2021-2022 LTIP in 2022.

In connection with the Spin-off, the number of Liberty Global shares underlying certain of our outstanding equity awards held by our NEOs as of the date of the Spin-off were adjusted to account for the impact of the Spin-off, as described above in — Compensation Discussion and Analysis — Long-Term Incentive Awards — Adjustments to equity awards previously granted.

(2)

The dollar amounts shown in the “Option Awards” column reflect the grant date fair value of equity awards granted our NEOs determined in accordance with FASB ASC 718. The table assumes vesting and performance at 100% of their grant date fair values. The dollar amounts for the SAR awards granted March 25, 2024, reflect the impact of estimated forfeitures rate of 2.88%, a risk-free interest rate of 4.04%, a volatility rate ranging from 29.34% to 29.53% and an expected term of 4.30 years for all NEOs. The 2024 and 2023 SARs are subject to annual time vesting over a three-year service period vesting on May 1 of each year in equal installments. All SAR awards have a ten-year term. The “Option Awards” column for 2022 also reflects the SARs portion of the Salvato Top-Up Grant.

(3)

The dollar amounts in the “Non-Equity Incentive Plan Compensation” column reflect the cash portion of the NEO’s on target annual performance bonus awards earned by the NEOs during the years indicated. These amounts do not reflect premium bonus amounts earned by the applicable NEO for over-performance during the year. Such premium amounts are included in either the Bonus column (for cash portions) or the Stock Awards column (for share portions) of the above table.

(4)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest on compensation previously deferred by the applicable NEO under our Deferred Compensation Plan. The above-market value of accrued interest is that portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the interest rate under the Deferred Compensation Plan was set. The company does not have a pension or other defined benefit-type plan that it offers to its executives or senior officers.

(5)	The following table provides additional information about the 2024 amounts that appear in the “All Other Compensation” column in the Summary Compensation Table above:

Name	Company Contribution Under 401(k) Plan ($)	Company Contribution Under U.K. Defined Contribution Plan ($)	Auto Allowance ($)	Misc. ($)(a)	Total ($)
Michael T. Fries	30,500	—	—	1,967,215	1,997,715
Charles H.R. Bracken	—	118,268	18,523	163,285	300,076
Bryan H. Hall	30,500	—	15,000	1,524	47,024
Enrique Rodriguez	30,500	—	—	1,209	31,709
Andrea Salvato	—	97,350	18,523	47,198	163,071

(a)	Amounts include the following:

•	Premiums for term life insurance for each NEO and limited event tickets for Messrs. Fries and Hall.

•

Our aggregate incremental cost attributable to personal use of our aircraft or having a personal guest on a business flight by each of the following NEOs is: Mr. Fries ($1,113,637), Mr. Bracken ($129,874), Mr. Rodriguez ($66) and Mr. Salvato ($19,677). Aggregate incremental cost for personal use of our aircraft is determined on a per flight basis and includes fuel (of which 20% of the company’s 2024 purchases were for sustainable aviation fuel), oil, lubricants, hourly costs of aircraft maintenance for the applicable number of flight hours, in-flight food and beverage services, trip-related hangar and tie down costs, landing and parking fees, travel expenses for crew and other variable costs specifically incurred. Aggregate incremental cost for a personal guest is determined based on our average direct variable costs per passenger for fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred.

•	Contributions to several charitable and non-profit organizations made by Liberty Global at the request of Mr. Fries in an aggregate amount of $475,500.

•

The company provides customary support for a portion of living and related expenses in international locations under the Fries Agreement (as defined below) due to the frequency and duration of his work abroad for our company, including partial assistance with housing, tax return preparation and planning and related costs through direct payments to certain suppliers. Mr. Fries directly covers the majority of costs himself. The amount of the international support in 2024 under the Fries Agreement was $374,964.

(6)	In the case of Messrs. Bracken and Salvato, the decrease is as a result of currency exchange rates during 2022.

(7)

Mr. Hall elected to defer $2,420,466, $112,479 and $2,000,000 of his 2024, 2023 and 2022 annual performance bonus awards, respectively, pursuant to our Deferred Compensation Plan at the time such award was paid in 2025, 2024 or 2023, as applicable. Mr. Hall also elected to defer $148,763, $83,537 and $800,499 of his 2024, 2023 and 2022 salaries, respectively. The amounts deferred accrue interest at the rate of 8.0% or 9.0% per annum, as applicable, compounded daily until paid in full.

(8)

Mr. Rodriguez elected to defer $711,577, $684,715 and $656,301 of his 2024, 2023 and 2022 salaries, respectively, pursuant to our Deferred Compensation Plan and elected to defer $469,322 of his 2021 annual performance bonus award at the time such award was paid in 2022, as well as $1,500,000 of his 2022 annual performance bonus award at the time such awards was paid in 2023. The deferred amounts accrue interest at the rate of 8.0% or 9% per annum, as applicable, compounded daily until paid in full.

Grants of Plan-Based Awards

The table below sets forth certain information concerning the grants of equity-based awards under the 2014 Incentive Plan, 2023 Plan and the annual performance bonus awards granted to certain of our named executive officers during the year ended December 31, 2024, as described below under —Narrative to Summary Compensation and Grants of Plan-Based Awards Table. The actual amount of the 2024 annual performance bonus award approved for each NEO is reflected in the “Stock Awards” column of the Summary Compensation Table above for the portion paid in shares and RSUs and in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns of the Summary Compensation Table above for the portion paid in cash. In connection with the Spin-off, the number of company shares underlying certain outstanding equity awards held by our NEOs as of the date of the Spin-off were adjusted to account for the impact of the Spin-off, as described above in —Compensation Discussion and Analysis — Long-Term Incentive Awards — Adjustments to equity awards previously granted. For such awards, the amounts included in the table below reflect the unadjusted, or pre-Spin-off amounts.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold	Target (1)	Maximum (1)

Michael T. Fries	03/25/2024	03/25/2024	—	16,000,000.00	16,000,000.00

Liberty Global Class A	03/25/2024	03/25/2024				—	—	7,275,000

Liberty Global Class C	03/25/2024	03/25/2024				—	—	14,550,000

N/A	03/25/2024	03/25/2024				—	$2,200,000

Liberty Global Class C	03/25/2024	03/25/2024				—	373,176	746,352

Liberty Global Class A	03/25/2024	03/25/2024							59,750			1,002,605

Liberty Global Class C	03/25/2024	03/25/2024							59,750			1,045,625

Liberty Global Class C	03/25/2024	03/25/2024							373,176			6,526,848

Liberty Global Class C	03/25/2024	03/25/2024								1,330,644	17.49	7,174,117

Charles H.R. Bracken	03/25/2024	03/25/2024	—	4,000,000.00	4,000,000.00

Liberty Global Class A	03/25/2024	03/25/2024				—	—	1,818,750

Liberty Global Class C	03/25/2024	03/25/2024				—	—	3,637,500

N/A	03/25/2024	03/25/2024				—	$625,000

Liberty Global Class A	03/25/2024	03/25/2024				—	54,134	108,268

Liberty Global Class C	03/25/2024	03/25/2024				—	54,134	108,268

Liberty Global Class A	03/15/2024	02/22/2024							18,869			316,622

Liberty Global Class C	03/15/2024	02/22/2024							18,869			330,208

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold	Target (1)	Maximum (1)

Liberty Global Class A	03/08/2024	02/22/2024							796			13,819

Liberty Global Class C	03/08/2024	02/22/2024							796			14,463

Liberty Global Class A	03/25/2024	03/25/2024							54,134			905,662

Liberty Global Class C	03/25/2024	03/25/2024							54,134			946,804

Liberty Global Class A	03/25/2024	03/25/2024								192,110	16.73	995,010

Liberty Global Class C	03/25/2024	03/25/2024								192,110	17.49	1,035,754

Bryan H. Hall	03/25/2024	03/25/2024	—	2,750,000	2,750,000

Liberty Global Class A	03/25/2024	03/25/2024				—	—	1,250,391

Liberty Global Class C	03/25/2024	03/25/2024				—	—	2,500,781

N/A	03/25/2024	03/25/2024				—	$425,000

Liberty Global Class A	03/25/2024	03/25/2024					36,811	73,622

Liberty Global Class C	03/25/2024	03/25/2024					36,811	73,622

Liberty Global Class A	03/15/2024	02/22/2024							12,579			211,076

Liberty Global Class C	03/15/2024	02/22/2024							12,579			220,133

Liberty Global Class A	03/08/2024	02/21/2025				—			7,914			137,387

Liberty Global Class C	03/08/2024	02/21/2025				—			7,914			143,797

Liberty Global Class A	03/25/2024	03/25/2024							36,811			615,848

Liberty Global Class C	03/25/2024	03/25/2024							36,811			643,824

Liberty Global Class A	03/25/2024	03/25/2024								130,635	16.73	676,608

Liberty Global Class C	03/25/2024	03/25/2024								130,635	17.49	704,314

Enrique Rodriguez	03/25/2024	03/25/2024	—	3,600,000	3,600,000

Liberty Global Class A	03/25/2024	03/25/2024				—	—	1,636,875

Liberty Global Class C	03/25/2024	03/25/2024				—	—	3,273,750

N/A	03/25/2024	03/25/2024				—	625,000

Liberty Global Class A	03/25/2024	03/25/2024				—	54,134	108,268

Liberty Global Class C	03/25/2024	03/25/2024				—	54,134	108,268

Liberty Global Class A	03/15/2024	02/22/2024							15,724			263,849

Liberty Global Class C	03/15/2024	02/22/2024							15,724			275,170

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards; Number of Shares of Stock or Units (#)(2)	All other Option Awards; Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date	Board/ Committee Action Date	Threshold ($)	Target ($)(1)	Maximum ($)(1)	Threshold	Target (1)	Maximum (1)

Liberty Global Class A	03/08/2024	02/22/2024				—			10,552			183,183

Liberty Global Class C	03/08/2024	02/22/2024				—			10,552			191,730

Liberty Global Class A	03/25/2024	03/25/2024							54,134			905,662

Liberty Global Class C	03/25/2024	03/25/2024							54,134			946,804

Liberty Global Class A	03/25/2024	03/25/2024								192,110	16.73	995,010

Liberty Global Class C	03/25/2024	03/25/2024								192,110	17.49	1,035,754

Andrea Salvato	03/25/2024	03/25/2024	—	3,500,000	3,500,000

Liberty Global Class A	03/25/2024	03/25/2024				—	—	1,591,406

Liberty Global Class C	03/25/2024	03/25/2024				—	—	3,182,813

N/A	03/25/2024	03/25/2024				—	600,000

Liberty Global Class A	03/25/2024	03/25/2024					51,969	103,938

Liberty Global Class C	03/25/2024	03/25/2024					51,969	103,938

Liberty Global Class A	03/15/2024	02/22/2024							15,724			263,849

Liberty Global Class C	03/15/2024	02/22/2024							15,724			275,170

Liberty Global Class A	03/08/2024	02/22/2024							829			14,391

Liberty Global Class C	03/08/2024	02/22/2024							829			15,063

Liberty Global Class A	03/25/2024	03/25/2024							51,969			869,441

Liberty Global Class C	03/25/2024	03/25/2024							51,969			908,938

Liberty Global Class A	03/25/2024	03/25/2024								184,426	16.73	955,212

Liberty Global Class C	03/25/2024	03/25/2024								184,426	17.49	994,326

(1)

Pursuant to the SHIP, our NEOs could elect to receive up to 100% of their annual bonus in common shares of Liberty Global in lieu of cash. NEOs who elected to receive shares in respect to their annual bonus also received RSUs equal to 12.5% of the gross number of shares earned under the 2024 Annual Bonus Program as more fully described in —Compensation Discussion and Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards above. Additionally, in the case of our NEOs, any earned bonus amounts up to the target bonus amount for each NEO will be paid in cash, with any over-performance paid in common shares of the company under the SHIP. The RSUs vest on March 1 of the year following the date of grant, provided the NEO holds all of the shares issued in respect to the applicable Annual Bonus Program through that period. With respect to all NEOs, such amounts consist of awards under the 2024 VIP granted on March 25, 2024, reflecting target values of $2,200,000 for Mr. Fries, $625,000 for Mr. Bracken, $425,000 for Mr. Hall, $625,000 Mr. Rodriguez and $600,000 for Mr. Salvato. The Target value of the PSU awards reported in this column assumes that each participant earns the target PSU award (i.e., 100% of PSU target), and the Maximum value assumes the participant earned the maximum number of shares under the PSU award (i.e., 200% of PSU target). The actual value that the NEO receives will depend on the number of shares earned and the price of our common stock when the shares vest.

(2)

Consists of a grant of (i) premium RSUs on March 8, 2024, pursuant to the SHIP, equal to 12.5% of the gross number of shares earned under the 2023 Annual Bonus Program, (ii) shares issued pursuant to the 2021 VIP, and (iii) a grant of RSUs under the 2024 LTIP. As each NEO held their 2023 Annual Bonus Program shares through their applicable vesting period, the premium RSU awards fully vested on March 1, 2024.

(3)

With respect to all NEOs, consists of the grant date fair value at the time of the grant of SAR awards to our NEOs in 2024. The table assumes vesting and performance at 100% of their grant date fair values. The dollar amounts for the SAR awards granted March 25, 2024, reflect risk-free interest rates of 4.04%, a volatility rate ranging from 29.34% to 29.53% and an expected term of 4.3 years for all NEOs. The SARs granted on March 25, 2024 are subject to annual time vesting over a three-year service period vesting on May 1 of each of 2025, 2026 and 2027 in equal installments. All SAR awards have a ten-year term.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

The amounts reported for 2024 in the Summary Compensation Table include salary, annual performance bonuses, equity incentive grants, benefits and perquisites as more fully described in —Elements of Our Compensation Packages above and —Employment and Other Agreements below. The following discussion focuses on the annual performance bonus award component of 2024 total compensation reflected in the Grants of Plan-Based Awards Table above. Additional information with respect to the other components of 2024 compensation is provided in the notes to the Summary Compensation Table above. Also discussed are vesting and forfeiture provisions applicable to the RSU and PSU awards granted in 2024 under the 2024 LTIP. For information on the effect of a termination or change in control on these RSU and PSU awards, see —Potential Payments Upon Termination or Change-in-Control below.

The maximum achievable amount of the 2024 annual performance bonus awards for each of our NEOs is shown in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column. Because the compensation committee has discretion to pay no award, no “threshold” or minimum amounts are reflected in the Grants of Plan-Based Awards Table. The amount each NEO actually earned of his 2024 annual performance bonus award is reflected in the Summary Compensation Table under “Stock Awards” column for the portion of such annual performance bonus paid in shares and in the “Non-Equity Incentive Plan Compensation” and “Bonus” columns for the portion paid in cash. Our NEOs could elect for all, a portion (in 25% increments) or none of their award to be paid in shares under the SHIP, with the remainder, if any, paid in cash. Additionally, the compensation committee approved payment of 2024 annual performance bonuses to our executive officers, including our NEOs, and certain other officers and key employees in the form of cash up to 100% of target value and any over-performance in common shares of Liberty Global as described in —Compensation Discussion and Analysis above.

The number of PSUs that can be earned by our NEOs are included in the Grants of Plan-Based Awards Table under the “Estimated Possible Payouts Under Equity Incentive Plan Awards” column. A payout of 100% of the target number of PSUs is reflected in the “Target” column, and the maximum number of PSUs that can be earned under the applicable PSU award agreements is included in the “Maximum” column. Since the lowest payout possible under the PSU award agreements is 0%, the “Threshold” amount is set at zero.

Under the 2024 Annual Bonus Program, our NEOs who received a portion of their 2024 annual bonus payment in common shares also received Liberty Global Class A and/or Liberty Global Class C RSUs equal to 12.5% of the gross number of shares earned under the 2024 Annual Bonus Program. The RSUs will vest on March 1, 2026, provided the NEO holds all of the shares issued in respect of the 2024 Annual Bonus Program through such period. The 2024 bonus award portion delivered in shares was valued using the closing prices of our Liberty Global Class A and Liberty Global Class C shares as of market close on March 8, 2025.

In 2024, our compensation committee elected to settle the 2021 VIP awards in shares of the company. Such shares and the values on settlement date are reflected in the “All Other Stock Awards” and “Grant Date Fair Value of Stock & Options Awards” columns, respectively.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information concerning options, SARs and restricted shares or RSUs held by our NEOs at year-end 2024. The values reported in this table below represent the values of such outstanding equity awards after giving effect to the Spin-off. As a result of the Spin-off, which occurred on November 8, 2024, holders of Liberty Global shares received Sunrise shares as a dividend on Liberty Global shares. However, holders of certain unvested or restricted equity-based compensation awards were not entitled to receive Sunrise shares or equivalent Sunrise equity awards, and therefore the value of those equity awards declined as a result of the Spin-off. Because the value of those unvested awards were diluted by the Spin-off, in accordance with the terms of the 2014 Incentive Plan and the 2023 Plan, those awards were adjusted to offset this dilution in value and to preserve the pre-Spin-off intrinsic value of such awards. For more information, see —Compensation Discussion and Analysis — Long-Term Incentive Awards — Adjustments to equity awards previously granted.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Michael T. Fries

Liberty Global Class A	272,149	—		24.26	5/1/2025
	367,000	—		18.95	5/1/2026
	394,627	—		20.61	5/1/2027
	509,440	—		17.26	5/1/2028
	904,648	—		15.00	3/7/2029
	684,406	—		14.38	4/1/2029
	896,133	—		9.27	4/1/2030

Liberty Global Class B	—	—		—

Liberty Global Class C	543,568	—		23.62	5/1/2025				371,044	(2)	4,875,518
	727,094	—		18.45	5/1/2026				373,176	(3)	4,903,533
	781,828	—		20.29	5/1/2027				1,280,590	(4)	16,826,953	(5)
	1,009,291	—		16.87	5/1/2028
	1,792,269	—		14.70	3/7/2029
	1,355,931	—		14.08	4/1/2029
	1,775,400	—		8.82	4/1/2030
	9,227,934	—		14.97	4/13/2031
	860,343	1,720,686	(2)	11.30	3/24/2033
	—	2,283,118	(3)	10.20	3/25/2034
Charles H.R. Bracken
Liberty Global Class A	90,720	—		24.26	5/1/2025				35,614	(2)	454,435
	104,854	—		18.95	5/1/2026				54,134	(3)	690,750
	288,682	—		21.63	2/21/2027	1,378	(6)	17,583
	98,656	—		20.61	5/1/2027				187,530	(4)	2,392,883	(5)
	135,850	—		17.26	5/1/2028
	241,238	—		15.00	3/7/2029
	164,256	—		14.38	4/1/2029
	204,831	—		9.27	4/1/2030
	664,366	—		14.89	4/13/2031
	83,241	166,484	(2)	10.70	3/24/2033
	—	332,753	(3)	9.66	3/25/2034
Liberty Global Class C	181,198	—		23.62	5/1/2025				71,227	(2)	935,923
	207,735	—		18.45	5/1/2026				54,134	(3)	711,320.76
	571,934	—		21.17	2/21/2027	1,365	(6)	17,936
	195,457	—		20.29	5/1/2027				185,766	(4)	2,440,965	(5)
	269,143	—		16.87	5/1/2028
	477,936	—		14.7	3/7/2029
	325,422	—		14.08	4/1/2029
	1,316,227	—		14.97	4/1/2030
	164,915	329,835	(2)	11.3	4/13/2031
	—	329,622	(3)	10.2	3/25/2034

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Bryan H. Hall
Liberty Global Class A	72,580	—		24.26	5/1/2025				24,218	(2)	309,022
	83,885	—		18.95	5/1/2026				36,811	(3)	469,708
	78,924	—		20.61	5/1/2027	13,707	(6)	174,901
	90,566	—		17.26	5/1/2028				127,520	(4)	1,627,155	(5)
	160,825	—		15.00	3/7/2029
	109,505	—		14.38	4/1/2029
	204,829	—		9.27	4/1/2030
	442,910	—		14.89	4/13/2031
	56,603	113,210	(2)	10.70	3/24/2033
	—	226,272	(3)	9.66	3/25/2034
Liberty Global Class C	144,967	—		23.62	5/1/2025				48,435	(2)	636,436
	166,192	—		18.45	5/1/2026				36,811	(3)	483,697
	156,364	—		20.29	5/1/2027	13,578	(6)	178,415
	179,428	—		16.87	5/1/2028				126,320	(4)	1,659,845	(5)
	318,624	—		14.70	3/7/2029
	216,949	—		14.08	4/1/2029
	345,803	—		8.82	4/1/2030
	877,484	—		14.97	4/13/2031
	112,142	224,288	(2)	11.30	3/24/2033
	—	224,143	(3)	10.20	3/25/2034
Enrique Rodriguez
Liberty Global Class A	124,324	—		16.73					30,200	(2)	385,352
	201,032	—		15.00	3/7/2029				54,134	(3)	658,811
	136,880	—		14.38	4/1/2029	18,277	(6)	233,215
	256,037	—		9.27	4/1/2030				187,530	(4)	2,392,883	(5)
	553,638	—		14.89	4/13/2031
	70,588	141,178	(2)	10.70	3/24/2033
	—	332,753	(3)	9.66	3/25/2034
Liberty Global Class C	246,309	—		16.21	8/1/2028				60,400	(2)	793,656
	398,281	—		14.70	3/7/2029				54,134	(3)	711,321
	271,185	—		14.08	4/1/2029	18,105	(6)	237,900
	507,255	—		8.82	4/1/2030				185,766	(4)	2,440,965	(5)
	1,096,856	—		14.97	4/13/2031
	139,847	279,700	(2)	11.30	3/24/2033
	—	329,622	(3)	10.20	3/25/2034
Andrea Salvato
Liberty Global Class A	31,745	—		24.26	5/1/2025				34,189	(2)	436,252
	52,434	—		18.95	5/1/2026				51,969	(3)	663,124
	49,330	—		20.61	5/1/2027	1435	(6)	18,311
	90,566	—		17.26	5/1/2028				180,030	(4)	2,297,183	(5)
	160,825	—		15.00	3/7/2029

	109,505	—		14.38	4/1/2029
	100,000	—		9.27	4/1/2030
	553,638	—		14.89	4/13/2031
	9,336	4,669	(7)	14.99	4/1/2032
	79,912	159,824	(2)	10.70	3/24/2033
	—	319,444	(3)	9.66	3/25/2034

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Liberty Global Class C	63,407	—		23.62	5/1/2025				68,378	(2)	898,487
	103,881	—		18.45	5/1/2026				51,969	(3)	682,873
	97,731	—		20.29	5/1/2027	1,422	(6)	18,685
	179,428	—		16.87	5/1/2028				178,336	(4)	2,343,335	(5)
	318,624	—		14.70	3/7/2029
	216,949	—		14.08	4/1/2029
	100,000	—		8.82	4/1/2030
	1,096,856	—		14.97	4/13/2031
	18,496	9,251	(7)	15.39	4/1/2032
	158,320	316,640	(2)	11.30	3/24/2033
	—	316,438	(3)	10.20	3/25/2034

(1)	Represents the value of shares that will or could be earned, multiplied by the closing price of the applicable class of Liberty Global shares on December 31, 2024.

(2)	Vests in 2 equal annual installments on May 1, 2025 and May 1, 2026.

(3)	Vests in 3 equal remaining annual installments on each of May 1, 2025, May 1, 2026 and May 1, 2027.

(4)

Represents the “maximum” number of shares that could be earned under outstanding PSU awards as of December 31, 2024, multiplied by the closing price of our common stock on December 31, 2024. The ultimate value of the PSU awards will depend on the number of shares earned and the price of our shares on the actual vesting date.

(5)

Represents the “maximum” value of shares that could be earned under outstanding PSU awards as of December 31, 2024. The ultimate number of shares issued under the PSU awards will depend on the number of shares earned and the price of our shares on the actual vesting date.

(6)	Represents premium RSUs granted to the applicable officer as part of the 2024 Annual Bonus Program, which premium RSUs vested on March 1, 2025.

(7)	Vests in full on May 1, 2025.

Option/SAR Exercises and Shares Vested

The table below sets forth certain information concerning each exercise of options or SARs and vesting of restricted shares or RSUs held by our NEOs during the year ended December 31, 2024.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Michael T. Fries

Liberty Global Class A	—	—	59,750	1,002,605

Liberty Global Class C	—	—	245,272	4,158,684

Charles H.R. Bracken

Liberty Global Class A	—	—	57,582	954,015

Liberty Global Class C	85,323	1,247,909	89,923	1,532,973

Bryan H. Hall

Liberty Global Class A	—	—	97,716	1,665,685

Liberty Global Class C	13,098	183,749	119,538	2,104,067

Enrique Rodriguez

Liberty Global Class A	—	—	127,293	2,171,511

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Liberty Global Class C	—	—	154,441	2,721,340

Andrea Salvato

Liberty Global Class A	18,744	262,229	53,150	880,989

Liberty Global Class C	63,614	923,648	83,942	1,431,827

(1)	Value reflects the theoretical price that each NEO would have received if the NEO sold the underlying shares at the closing price for the applicable share class on the date of exercise.

(2)	Value reflects the aggregate amount of awards for the applicable class of shares that vested in 2024.

Deferred Compensation Plan

We have a Deferred Compensation Plan, pursuant to which officers of Liberty Global or its subsidiary Liberty Global, Inc. who are U.S. taxpayers may elect to defer all or any portion of such officer’s (1) annual performance bonus paid in cash, (2) annual salary up to limits specified by the compensation committee (currently 90%) and (3) equity award, if any, under a current or future multi-year performance award arrangement.

Cash compensation deferred under the Deferred Compensation Plan in 2024 was credited with interest at the rate of 9.0% per year, compounded daily (the credited interest fund). In setting the interest rate, our compensation committee reviews data on the implied yields of our significant bank debt and outstanding bonds, as well as credit market conditions. The compensation committee reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections that become irrevocable after the new rate is set. Deferred equity awards will not be credited with interest, but will be adjusted for splits, combinations, dividends or distributions. If the compensation committee approves the establishment of one or more phantom investment funds for purposes of the Deferred Compensation Plan, a participant may, but will not be obligated to, elect one or more of such phantom investment funds as the measurement fund for the purpose of calculating notional earnings, losses and other relevant amounts to be credited to or deducted from all or a portion of his or her deferred compensation instead of the credited interest fund.

The Deferred Compensation Plan provides our compensation committee with the discretion to terminate the Deferred Compensation Plan within 12 months of certain change-in-control events and distribute each participant’s account balance. Otherwise, the amount of compensation deferred will be distributed in a lump sum or in up to three installments upon the date or dates selected by the participant, or in up to five equal annual installments, or in a lump sum when the participant experiences a separation of service with the company. At the participant’s request, if the compensation committee determines that such participant has suffered a financial hardship, it may authorize immediate distribution of all or a portion of his or her account balance. The compensation committee has reserved the right to terminate the Deferred Compensation Plan at any time. Such an optional termination will not result in accelerated distributions.

Messrs. Hall and Rodriguez have deferred compensation under the Deferred Compensation Plan. The table below sets forth certain information concerning the deferred compensation of these officers at year-end 2024.

Name	Executive Contribution in Last FY ($)		Aggregate Earnings in Last FY (1)($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)

Bryan H. Hall	261,242	(2)	362,896	1,972,278	4,644,580	(3)
Enrique Rodriguez	711,577	(4)	444,068	—	6,054,000	(5)

(1)	Of these amounts, the following were reported in the Summary Compensation Table as above-market earnings that were credited to the NEO’s account during 2024:

Name	Amount ($)
Bryan H. Hall	280,242
Enrique Rodriguez	284,072

(2)	Includes salary contributed in 2024 of $148,763. Also, includes annual performance bonus award amount of $112,479 contributed in 2024.

(3)

Includes salary contributed as follows: $800,499 in 2022, $83,537 in 2023 and $148,763 in 2024. Also, includes annual performance bonus award amounts of $2,000,000, $112,479 in 2022 and 2024, respectively.

(4)	Includes salary of $711,577 contributed in 2024.

(5)

Includes salary contributed as follows: $656,301 in 2022, $684,715 in 2023 and $711,577 in 2024. Also includes annual performance bonus award amounts of $469,322 and $1,500,000 in 2022 and 2023, respectively.

Employment and Other Agreements

We have employment agreements with Mr. Fries to serve as our CEO, Mr. Bracken to serve as our chief financial officer, Mr. Hall to serve as our general counsel, Mr. Rodriguez to serve as our chief technology officer and Mr. Salvato to serve as our chief development officer. We have not adopted a severance policy covering our executive officers other than as specified in their employment agreements, if applicable.

Michael T. Fries

Introduction. On April 7, 2025, we entered into a second amended and restated employment agreement with our CEO to provide for a new four-year term (the Fries Agreement). As explained below, the Fries Agreement is on substantially similar terms to the prior employment agreement (the Prior Fries Agreement), but it makes certain adjustments to his salary, bonus, annual equity incentives and employee benefits. The new terms reflect a decrease in target bonus and equity compensation amounts and an increase in base salary, as described below.

Summary of the Fries Agreement. Mr. Fries’ salary for 2025 is $3,000,000 and is subject to annual increases at the discretion of the compensation committee. Mr. Fries’s annual performance bonus award target amount has been reduced from $16,000,000 under the Prior Fries Agreement to $13,000,000 for 2025, which may be increased by the compensation committee in its discretion. The bonus award is not guaranteed and is dependent upon our company achieving the performance metrics for the applicable performance year and Mr. Fries achieving his individual performance objectives established by the compensation committee, which may contain qualitative and quantitative goals. Consistent with the terms of the Prior Fries Agreement, Mr. Fries may elect to receive his annual bonus payment, or any portion thereof, in Liberty Global Class A, Liberty Global Class B or Liberty Global Class C shares in lieu of cash under the company’s shareholding incentive program of our annual performance bonus plan, subject to new limitations related to overall voting power held by Mr. Fries and the company’s chairman, Mr. Malone.

Mr. Fries is eligible to participate in our equity compensation programs on the same basis as other members of senior management. Pursuant to these programs, Mr. Fries is entitled to receive grants of annual equity awards (the Annual Equity Awards), which may be in the form of PSUs, RSUs, PSARs, SARs, restricted shares or other forms of equity as determined by the compensation committee. The target value of Mr. Fries’ 2025 Annual Equity Award is $16,000,000 (a reduction from $22,000,000 under the Prior Fries Agreement) and may be increased by the compensation committee in its discretion. As with the Prior Fries Agreement, the compensation committee may elect to deliver any shares underlying the Annual Equity Awards in Liberty Global Class B shares, and, at Mr. Fries’ election, any shares to be vested, granted or deliverable pursuant to our equity award programs in Liberty Global Class A or Liberty Global Class B shares may be rebalanced into shares of Liberty Global Class A or Liberty Global Class C shares on an equivalent value basis.

The Fries Agreement allows Mr. Fries to continue to participate in the employee benefit plans and arrangements sponsored by our company for the benefit of its senior management team, and he will continue to have use our company’s aircraft, with personal use privileges of up to 125 hours per year. Mr. Fries moved to London from Denver in 2023, where he continues to live and work. The company previously paid a portion of his moving and other expatriate expenses in accordance with the terms of the Prior Fries Agreement. The Fries Agreement contemplates a continuation of similar expatriate payments to partially defray some of the expenses associated with his international deployment, which payments are subject to annual review for increases by the compensation committee.

Termination for Death or Disability. If Mr. Fries’ employment is terminated for cause or as a result of his death or disability, or if Mr. Fries voluntarily terminates his employment other than for good reason (each, as defined in the Fries Agreement), Mr. Fries or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary; (2) any annual performance bonus award for a completed year that was earned but not paid; (3) any accrued but unused vacation leave pay; (4) any accrued vested benefits under our company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; and (5) reimbursement of any un-reimbursed business expenses (Accrued Benefits).

In addition, on a termination as a result of his death or disability, Mr. Fries or his heirs, as applicable, will receive: (1) an amount equal to a pro rata portion of the annual performance bonus award that Mr. Fries would have received for the calendar year of his termination (the Pro-Rata Bonus); (2) accelerated vesting of any options, SARs and other awards, with options and SARs remaining exercisable until the earlier of four years from Mr. Fries’ termination or the original expiration date of such award; (3) continued vesting in a pro-rata portion of any equity award received prior to termination as provided in the applicable award agreement; and (4) the right to elect to continue to receive coverage under our company’s group health benefits plan, subject to the terms of such plan, or receive COBRA continuation of the group health benefits with premiums paid or reimbursed by our company.

Termination for Cause or Resignation without Good Reason. If Mr. Fries is terminated for “cause” or resigns other than for “good reason” (each as defined in the Fries Agreement), he will be entitled to receive the Accrued Benefits but no other amounts under the Fries Agreement.

Termination Without Cause or Resignation for Good Reason. Similar to the terms of the Prior Fries Agreement, if Mr. Fries’ employment is terminated by us without cause, or if Mr. Fries voluntarily terminates his employment for good reason, Mr. Fries will be entitled to receive: (1) the Accrued Benefits; (2) the Pro-Rata Bonus, subject to the company and/or Mr. Fries applicable performance metrics; (3) an amount equal to one-twelfth (1/12) of his average annual base salary for the current and preceding year, multiplied by the applicable number of months in the Severance Period (as defined below), paid equally over the course of the Severance Period; and (4) an amount equal to one-twelfth (1/12) of his average annual performance bonus award paid for the immediately preceding two calendar years (regardless of when paid), multiplied by the number of months in the Severance Period, paid over the course of the Severance Period. Mr. Fries would also receive continued payment of the expatriate benefits for the lesser of 12 months and Mr. Fries’ repatriation to the United States. In addition, any options, SARs and other non-performance-based awards will fully vest, with options and SARs remaining exercisable until the earlier of four years from Mr. Fries’ termination or the original expiration of such award, and other non-performance based awards shall be settled in accordance with the terms of the applicable award agreement. Mr. Fries and his family may elect to continue to receive coverage under our company’s group health benefits plan, subject to the terms of such plan or receive COBRA continuation of the group health benefits previously provided to Mr. Fries and his family with premiums paid or reimbursed by our company. The company has agreed to a “Severance Period” of 30 months following on the termination of Mr. Fries’ employment. Mr. Fries will also continue to earn performance-based awards that were granted as part of an annual equity award if and to the extent the performance metrics are satisfied, as certified by the compensation committee, as if Mr. Fries’ employment had not terminated.

The acceleration of Mr. Fries’ equity awards in a change in control scenario is subject to a ‘double trigger’ requirement. If Mr. Fries’ employment is terminated by the company without cause, or if Mr. Fries voluntarily terminates his employment for good reason within 13 months following a change in control of the company (as defined in the Fries Agreement), then Mr. Fries will be treated as if his employment was terminated without cause or for good reason, except that the Severance Period will be 36 months, and any outstanding performance-based awards will immediately vest at the greater of (1) maximum performance (not to exceed 150%) and (2) expected performance based on accruals immediately prior the change in control.

To protect the company in the event of a termination of Mr. Fries’ employment, Mr. Fries is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Fries Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

The company also has agreed to reimburse Mr. Fries for reasonable third-party fees and expenses related to his responsibilities to the company or as a result of his shareholdings in an amount of up to $250,000 per year.

Mr. Fries has voluntarily waived his rights under any agreement to a gross-up of any taxes associated with a parachute payment.

Charles H.R. Bracken. Our Executive Vice President and Chief Financial Officer, Mr. Bracken, entered into his Executive Service Agreement on December 15, 2004 with one of our predecessor companies (the Bracken Agreement). He has been Chief Financial Officer since 2017 and was Co-Chief Financial Officer since 2005.

The Bracken Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Bracken will be entitled to his salary and benefits for any unexpired portion of the six months’ notice period at the date his employment terminates. His equity awards will also continue to vest during such six-month notice period. Mr. Bracken’s employment may also be terminated immediately upon notice for cause. If we terminate Mr. Bracken’s employment other than for cause or disability (each as defined in the Bracken Agreement), Mr. Bracken will also be entitled to a lump sum severance payment equivalent to his base salary and benefits for six months. In the event Mr. Bracken becomes disabled and the disability continues for a specified period, we may reduce future payments under the Bracken Agreement to the amount reimbursed by our disability insurer for the duration of Mr. Bracken’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Bracken’s salary, which is £981,000 ($1,253,514) for 2025, is subject to annual review and, in the discretion of our compensation committee, upward adjustment. Mr. Bracken also receives an automobile allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes. Mr. Bracken must also be made whole for any non-U.K. tax liability he may incur with respect to his salary and other amounts due him and for any additional U.K. tax or social security cost he incurs with respect to business expenses or reimbursement paid by us for work performed by him outside the U.K.

The Bracken Agreement includes restrictions on Mr. Bracken’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global, or any subsidiary of Liberty Global or its parent entities, for a period of six months after termination of his employment.

Bryan H. Hall. Mr. Hall has been an Executive Vice President and our General Counsel since January 2012. We entered into an Employment Agreement with him on May 21, 2020 (the Hall Agreement). The term is indefinite, but either party may provide at least 30 days’ prior written notice to the other party of their respective intention to terminate Mr. Hall’s employment. Under the Hall Agreement, Mr. Hall’s base salary, which is $1,251,000 for 2025, is subject to annual increase at the discretion of the compensation committee.

Mr. Hall is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined by the compensation committee. Mr. Hall also receives an annual automobile allowance of $15,000, subject to adjustment in line with the policy for equivalent level executives.

If Mr. Hall’s employment is terminated by us without cause, by him for good reason (as defined in the Hall Agreement), or as a result of his death or disability (as defined in the Hall Agreement), Mr. Hall or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary, automobile allowance and unused vacation pay; (2) any vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively Hall Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year. Furthermore, any unvested equity awards previously granted to Mr. Hall that are scheduled to vest within six months after his termination, will continue to vest through such six-month period, unless he would receive more favorable treatment under the terms of a grant award agreement and except for termination in the case of death.

If Mr. Hall is terminated for cause (as defined in the Hall Agreement) or he resigns (other than for good reason), he will be entitled to receive the Hall Accrued Benefits but no other amounts under the Hall Agreement.

Mr. Hall is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Hall Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Enrique Rodriguez. In 2018, we entered into an employment agreement with Mr. Rodriguez in connection with his appointment as our Executive Vice President and Chief Technology Officer (the Rodriguez Agreement). The Rodriguez Agreement provides for an indefinite term, which continues until we provide at least 30 days’, or Mr. Rodriguez provides at least 90 days’, prior written notice to the other party of their respective intention to terminate his employment with our company. Under the Rodriguez Agreement, Mr. Rodriguez’s base salary, which is $1,197,000 for 2025, is subject to annual increase at the discretion of the compensation committee.

Mr. Rodriguez is eligible to earn an annual bonus each year, which bonus is reviewed annually and may be adjusted by the compensation committee. There is no guaranteed bonus amount. The actual amount paid will depend on achieving certain qualitative and quantitative performance objectives, as determined each year by the compensation committee.

Mr. Rodriguez may participate in our equity compensation programs on the same basis as other executives of our company, with the target equity value subject to annual adjustment as determined by the compensation committee.

If Mr. Rodriguez’s employment is terminated by us without cause, by him for good reason (as defined in the Rodriguez Agreement), or by his death or disability (as defined in the Rodriguez Agreement), Mr. Rodriguez or his heirs, as applicable, will be entitled to receive: (1) his accrued but unpaid base salary and unused vacation pay through the date of termination; (2) any accrued and vested benefits under our company’s employee welfare and tax-qualified retirement plans in accordance with the terms of those plans; and (3) reimbursement of business expenses (collectively, the Rodriguez Accrued Benefits). In addition, we will pay him (a) an amount equal to the prorated portion of any annual bonus he would have received for the calendar year of his termination, provided he was employed for at least nine months of such year (such nine month provision does not, however, apply in the case of death); (b) a severance equal to one times his annual base salary in substantially equal payments over the 12-month period commencing on the 60th day following the date of termination; provided, however, such severance amount shall be reduced by the amount of disability benefits he receives pursuant to any employee benefit plans maintained by our company at the time of disability; and (c) except in the case of death, he and his family will continue to receive coverage under our company’s health benefits with premiums paid or reimbursed by our company for a period of up to one year.

If Mr. Rodriguez is terminated for cause (as defined in the Rodriguez Agreement) or resigns other than for good reason, he will be entitled to receive the Rodriguez Accrued Benefits but no other amounts under the Rodriguez Agreement.

Pursuant to the Rodriguez Agreement, Mr. Rodriguez is subject to customary restrictive covenants, including those relating to non-solicitation, noninterference, non-competition and confidentiality, during the term of the Rodriguez Agreement and, depending on the circumstances of termination, for a period of up to one year thereafter.

Andrea Salvato. Mr. Salvato is our Executive Vice President and Chief Development Officer, having previously served as our Senior Vice President and Chief Development Officer from 2012 until March 2023. We entered into an Executive Service Agreement with him on May 5, 2005 with one of our predecessor companies (the Salvato Agreement).

The Salvato Agreement has an indefinite term and may be terminated by either party upon six months’ notice or by us at any time upon shorter notice. Mr. Salvato’s employment may also be terminated immediately upon notice for cause. In the event Mr. Salvato becomes disabled and the disability continues for a specified period, we may reduce future payments under the Salvato Agreement by the amount reimbursed by our disability insurer for the duration of Mr. Salvato’s disability or, under certain circumstances, terminate his employment as described above.

Mr. Salvato’s salary, which is £808,000 ($1,032,456) for 2025, is subject to annual review and, in the discretion of our compensation committee, adjustment. Mr. Salvato also receives an automobile allowance and may participate in the Liberty Global Group Pension Plan for U.K. employees and group life assurance, permanent ill health insurance (equivalent to disability insurance) and medical and dental insurance schemes.

The Salvato Agreement includes restrictions on Mr. Salvato’s (1) use or disclosure of trade secrets for so long as they are trade secrets, (2) use or disclosure of confidential or proprietary information during the term of his employment and for two years after termination of his employment and (3) competition with and solicitation of executives or certain employees of Liberty Global and its subsidiaries for a period of six months after termination of his employment.

Potential Payments upon Termination or Change in Control

The Termination of Employment Table and the Change in Control Table set forth below reflect the potential payments to our NEOs in connection with termination of their employment or a change in control of Liberty Global as of December 31, 2024. The Termination of Employment Table assumes that a change in control has not occurred. The Change in Control Table assumes that a change in control has occurred as of December 31, 2024. As of that date, certain of our plans and agreements provided benefits in the event of a change in control without regard to whether employment is terminated, whereas others included a “double trigger” requiring employment to be terminated for benefits to be realized. These are separately reflected in the Change in Control Table.

The amounts provided in the tables are based on the assumptions stated below. The actual amounts may be different at the time of termination or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

•

The amounts in the tables for unvested SARs that vest on an accelerated basis or continue to vest are based on the spread between the strike price of the award and the applicable closing market price on December 31, 2024 (the last trading day of 2024). Restricted shares or RSUs and PSUs that would vest on an accelerated basis or continue to vest are valued using the applicable closing market price on December 31, 2024. On December 31, 2024, the closing market price for each class of our common shares was as follows:

◾	Liberty Global Class A $12.76

◾	Liberty Global Class B $12.95

◾	Liberty Global Class C $13.14

•	The amounts for Mr. Bracken assume he receives a lump sum payment in cash of salary and benefits instead of six months’ notice of termination under his employment agreement.

•	To the extent compensation to our executive officers is paid in British pounds, it has been converted to U.S. dollars based upon the average exchange rate in effect during 2024.

•

Under the Fries Agreement, if a termination occurs without cause or by Mr. Fries for good reason (as defined in the Fries Agreement), he will also receive an amount equal to the Applicable Percentage and the value of the Ungranted Appreciation Awards. At Mr. Fries’ request, in 2024, his target annual grant value remained at $22.0 million.

As of December 31, 2024, each of our NEOs had, under the 2014 Incentive Plan and 2023 Plan, unvested SARs and unvested RSU and PSU awards. The termination provisions of the employment agreements of Messrs. Fries, Bracken, Hall, Rodriguez and Salvato are described under —Employment and Other Agreements above. The 2014 Incentive Plan and 2023 Plan are each described under Incentive Plans below. In addition to such descriptions, additional information on the termination and/or change-in-control provisions of these plans and agreements is provided below.

Termination of Employment

The availability of our benefits varies with the reason that the executive’s employment was terminated, as described below. In each of the below cases, it is assumed that termination of employment occurred on December 31, 2024.

Voluntary Termination. The executive would retain his vested equity grants under our equity incentive plans, which must be exercised within the period following termination prescribed by the applicable plan. There would be no other payments or benefits.

Retirement. Other than amounts accrued under our deferred compensation plan (if any), no benefits are payable to any of our NEOs in the event of retirement; however, under the 2014 Incentive Plan and 2023 Plan a person who retires with a combined age and years of service of 70 or greater will vest an additional year of unvested awards granted under this plan from the date of retirement. Additionally, if an NEO retires after at least six months following the initiation of a VIP plan, then the retiring NEO will receive a prorated portion of their target value under such plan, accelerated to their retirement date. Messrs. Bracken, Fries, Hall and Salvato each meet this requirement. Such benefit is reflected in the “Retirement” column in the Termination of Employment Table below.

Termination for Cause. The executive would not receive any payment or benefit and typically would forfeit all unexercised equity awards, whether or not vested; provided, however, Mr. Fries would still receive his annual performance bonus award for a prior completed year that has not yet been paid. The definition of “cause” varies among the plans and agreements, but generally includes (1) insubordination, dishonesty, incompetence or other misconduct, (2) failure to perform duties and (3) a felony conviction for fraud, embezzlement or other illegal conduct. For purposes of such a termination within 12 months following a change-in-control event, “cause” is defined to mean only a felony conviction for fraud, embezzlement or other illegal conduct.

Termination Without Cause. Certain of our NEOs’ employment agreements provide for benefits in the case of termination by our company without cause. See —Employment and Other Agreements above. Under the 2014 Incentive Plan and 2023 Plan, the employee would be entitled to accelerated vesting of a pro rata portion of that amount of each award that would have vested on the next vesting date, based on the number of full months of the current vesting period that employment continued prior to termination. In the case of PSUs, the NEO would, subject to the discretion of the compensation committee, ordinarily forfeit their awards except for certain potential ‘banked’ payouts included in the applicable PSU award agreement. For the benefits payable under the applicable employment agreement and the value of the prorated vesting of awards, if any, see the “By Company Without Cause” column in the Termination of Employment Table below.

Death. In the event of death, the 2014 Incentive Plan and 2023 Plan provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. Additionally, in the case of PSUs, the NEO’s estate would be entitled to receive the NEO’s target performance share units, along with any unpaid dividend equivalents. The underlying shares would be issued no later than March 15 of the calendar year immediately following the date of death. The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to life insurance policies, which we make available to all our salaried employees.

Disability. In the event of termination of employment due to disability, the equity incentive plans provide for vesting in full of any outstanding options or SARs and the lapse of restrictions on any restricted share or RSU awards. Additionally, in the case of PSUs, the NEO would be entitled to receive the NEO’s target performance share units, along with any unpaid dividend equivalents. The underlying shares would be issued no later than March 15 of the calendar year immediately following the date of disability.The value of all these benefits is in the “Death/Disability” column in the Termination of Employment Table. No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees. For purposes of the 2014 Incentive Plan and 2023 Plan “disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable condition that has lasted or can be expected to last for a continuous period of at least 12 months or can be expected to result in death.

Resignation for Good Reason. The employment agreements for Messrs. Fries, Hall and Rodriguez provide for benefits in the case of resignation for good reason. See —Employment and Other Agreements above. Otherwise, no payment or benefit is required upon resignation for good reason absent a change in control. The benefits payable under the Fries Agreement, Hall Agreement and Rodriguez Agreement for good reason resignations are the same as the benefits payable upon a termination without cause. See the “By Company Without Cause” column in the Termination of Employment Table below.

Termination of Employment

Name	By Company Without Cause	Death or Disability	Retirement

Michael T. Fries

Options/SARs Accelerated	$9,878,429	$9,878,429	$3,820,486

2022 RSUs	—	—	—

2023 RSUs	4,875,518	4,875,518	2,437,759

2024 SHIP Premium	—	—	—

2024 RSUs	4,903,533	4,903,533	1,634,511

2024 PSUs	8,413,476	4,515,232	—

2022 VIP	2,050,000	2,050,000	2,050,000

2023 VIP	2,200,000	2,200,000	1,466,667

2024 VIP	2,200,000	2,200,000	733,333

2022 Sunrise RSUs	—	—	—

2023 Sunrise RSUs	3,315,061	3,315,061	1,657,530

Name	By Company Without Cause	Death or Disability	Retirement

2024 Sunrise RSUs	3,334,136	3,334,136	1,111,364

Severance Payment	52,567,475	52,567,475	—

Benefits (1)	100,923	100,923	—

Total	$93,838,551	$89,940,307	$14,911,650

Charles H.R. Bracken

Options/SARs Accelerated	$803,256	$2,950,476	$1,141,783

2022 RSUs	—	—	—

2023 RSUs	463,452	1,390,357	695,159

2024 SHIP Premium	29,599	35,519	35,519

2024 RSUs	341,044	1,402,071	467,340

2024 PSUs	—	2,416,924	—

2022 VIP	600,000	600,000	600,000

2023 VIP	416,667	416,667	416,667

2024 VIP	208,333	208,333	208,333

2022 Sunrise RSUs	—	—	—

2023 Sunrise RSUs	318,173	954,518	477,237

2024 Sunrise RSUs	235,277	967,250	322,357

Salary	626,757	—	—

Severance Payment	626,757	—	—

Benefits (2)	86,799	—	—

Total	$4,756,114	$11,342,115	$4,364,395

Bryan H. Hall

Options/SARs Accelerated	$546,215	$2,006,327	$776,417

2022 RSUs	—	—	—

2023 RSUs	315,153	945,458	472,709

2024 SHIP Premium	294,430	353,316	353,316

2024 RSUs	231,909	953,405	317,793

2024 PSUs	—	1,643,500	—

2022 VIP	400,000	400,000	400,000

2023 VIP	283,333	283,333	283,333

2024 VIP	141,667	141,667	141,667

2022 Sunrise RSUs	—	—	—

2023 Sunrise RSUs	216,364	649,092	324,501

2024 Sunrise RSUs	159,995	657,759	219,253

Severance Payment	4,493,288	4,493,288	—

Benefits (3)	33,641	33,641	—

Total	$7,115,995	$12,560,786	$3,288,989

Enrique Rodriguez

Options/SARs Accelerated	$755,130	$2,806,098	$—

2022 RSUs	—	—	—

2023 RSUs	393,003	1,179,008	—

Name	By Company Without Cause	Death or Disability	Retirement

2024 SHIP Premium	392,595	471,114	—

2024 RSUs	341,044	1,402,071	—

2024 PSUs	—	2,416,924	—

2022 VIP	500,000	500,000	—

2023 VIP	353,333	353,333	—

2024 VIP	208,333	208,333	—

2022 Sunrise RSUs	—	—	—

2023 Sunrise RSUs	269,822	809,467	—

2024 Sunrise RSUs	235,277	967,250	—

Severance Payment	5,267,268	5,627,268	—

Benefits (3)	12,474	12,474	—

Total	$8,728,279	$16,753,340	$—

Andrea Salvato

Options/SARs Accelerated	$777,126	$2,832,459	$1,096,121

2022 RSUs	29,670	44,506	44,506

2023 RSUs	444,913	1,334,739	667,350

2024 SHIP Premium	30,830	36,996	36,996

2024 RSUs	327,405	1,345,997	448,666

2024 PSUs	—	2,320,259	—

2022 VIP	550,000	550,000	550,000

2023 VIP	400,000	400,000	400,000

2024 VIP	200,000	200,000	200,000

2022 Sunrise RSUs	20,371	30,556	30,556

2023 Sunrise RSUs	305,441	916,323	458,117

2024 Sunrise RSUs	225,867	928,564	309,491

Salary	516,228	—	—

Benefits (2)	73,275	—	—

Total	$3,901,126	$10,940,399	$4,241,803

(1)	Represents the estimated cost to maintain health benefits for Mr. Fries and/or his dependents during the 36-month period following his termination.

(2)	Represents the estimated cost to maintain the NEO’s employee benefits during their six-month notice period.

(3)

Represents the estimated cost to maintain health benefits for the NEO and his dependents during the 12-month period following his termination date, except no such cost shall be incurred in the case of death.

Change-in-Control

The 2014 Incentive Plan and 2023 Plan provides for various benefits either upon the occurrence of specified change-in-control events or upon termination of employment following a change-in-control event.

Change-in-Control Events. The change-in-control events vary under the relevant plans but generally fall into three categories:

1.

A person or entity, subject to specified exceptions, acquires beneficial ownership of at least 20% of the combined voting power of our outstanding securities ordinarily having the right to vote in the election of directors in a transaction that has not been approved by our board of directors. We refer to this change-in-control event as an “Unapproved Control Purchase”.

2.

During any two-year period, persons comprising the board of directors at the beginning of the period cease to be a majority of the board, unless the new directors were nominated or appointed by two-thirds of the continuing original directors. We refer to this change-in-control event as a “Board Change”.

3.

Our board of directors approves certain transactions such as (a) a merger, consolidation or binding share exchange that results in the shareholders of our company prior to the transaction owning less than a majority of the combined voting power of our capital stock after the transaction or in which our common shares are converted into cash, securities or other property, subject to certain exceptions, (b) a plan of liquidation of our company, or (c) a sale of substantially all the assets of our company. We refer to this change-in-control event as a “Reorganization”.

Under the 2014 Incentive Plan and 2023 Plan, outstanding equity awards will vest in full upon the occurrence of an Unapproved Control Purchase or Board Change and immediately prior to consummation of a Reorganization, unless, in the case of a Reorganization, the compensation committee determines that effective provision has been made for the award to be assumed or replaced with an equivalent award.

The PSUs provide that if any of these change-in-control events occur during the performance period and the grant agreements are not continued on the same or equivalent terms and conditions, in the case of a Board Change or Control Purchase, or not continued or assumed on equivalent terms, in the case of an Approved Transaction, then each grantee will be deemed to have earned his or her target PSUs, which will vest and the underlying ordinary shares will be issued within 30 days of such change-in-control event.

Upon a change-in-control, the Original Fries Agreement provided that upon the six-month anniversary of such change-in-control event, where employment is continued, any outstanding options or SARs or other non-performance awards will vest in full. Going forward, the Fries Agreement requires both a change-in-control of the company and a termination of his employment without cause (or his resignation for good reason) within 13 months of such change-in-control.

Termination After Change-in-Control. Under the 2014 Incentive Plan and 2023 Plan, if a termination of employment occurs without cause or the employee resigns for good reason within 12 months of a Reorganization, then any outstanding SAR and RSU awards will vest and, in the case of SARs, become fully exercisable as of the date of termination of employment. Pursuant to the Fries Agreement, if a termination of Mr. Fries’ employment occurs without cause or Mr. Fries resigns for good reason within 13 months of a change-in-control event then Mr. Fries will receive the benefits described above under —Employment and Other Agreements.

For purposes of the 2014 Incentive Plan and 2023 Plan, “good reason” for a participant to resign following a change-in-control event generally requires that one of the following has occurred without the consent of the participant: (1) a material diminution in the participant’s base compensation; (2) a material diminution of the participant’s official position or authority; or (3) a required relocation of the participant’s principal business office to a different country. In addition, the Fries Agreement defines good reason to also include a reduction in Mr. Fries’ salary, target equity value for annual awards or in the amount of annual performance bonus awards he is eligible to earn, relocation of Mr. Fries primary office to a location that is not Greater London or metropolitan Denver, Colorado without Mr. Fries’ consent, material and adverse changes to Mr. Fries’ position, title, duties, authority reporting requirements or responsibilities, failure to re-nominate or re-elect Mr. Fries to serve on the executive committee of our board or removal from our board, ceasing to be a member of the executive committee, non-renewal of the Fries Agreement and a material breach of the Fries Agreement. Following a change-in-control event, good reason under the Fries Agreement also includes failure to increase Mr. Fries’ total target direct compensation such that it equals or exceeds the 75th percentile of chief executive officers at peer companies of the successor entity. For all NEOs, additional procedural requirements apply for a resignation to qualify as being for “good reason”.

The “Employment Terminated” columns assume that the executive’s employment is terminated as of December 31, 2024 without cause and include the incremental benefits that would result from such a termination under the employment agreements and the equity incentive plans as described under —Potential Payments upon Termination or Change in Control—Termination of Employment above.

Change-In-Control

	Unapproved Control Purchase /Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Michael T. Fries
Options/SARs Accelerated	$9,878,429	$9,878,429	$9,878,429	$9,878,429
2022 RSUs	—	—	—	—
2023 RSUs	4,875,518	4,875,518	4,875,518	4,875,518
2024 SHIP Premium	—	—	—	—
2024 RSUs	4,903,533	4,903,533	4,903,533	4,903,533
2024 PSUs	12,620,214	12,620,214	12,620,214	12,620,214
2022 VIP	2,050,000	2,050,000	2,050,000	2,050,000
2023 VIP	2,200,000	2,200,000	2,200,000	2,200,000
2024 VIP	2,200,000	2,200,000	2,200,000	2,200,000
2022 Sunrise RSUs	—	—	—	—
2023 Sunrise RSUs	3,315,061	—	—	—
2024 Sunrise RSUs	3,334,136	—	—	—
Severance Payment	60,392,745	60,392,745	60,392,745	60,392,745
Benefits (1)	100,923	—	100,923	—

Total	$105,870,559	$99,120,439	$99,221,362	$99,120,439

Charles H.R. Bracken
Options/SARs Accelerated	$2,950,476	$2,950,476	$2,950,476	$2,950,476
2022 RSUs	—	—	—	—
2023 RSUs	1,390,357	1,390,357	1,390,357	1,390,357
2024 SHIP Premium	35,519	35,519	35,519	35,519
2024 RSUs	1,402,071	1,402,071	1,402,071	1,402,071
2024 PSUs	2,416,924	2,416,924	2,416,924	2,416,924
2022 VIP	600,000	600,000	600,000	600,000
2023 VIP	625,000	625,000	625,000	625,000
2024 VIP	625,000	625,000	625,000	625,000
2022 Sunrise RSUs	—	—	—	—
2023 Sunrise RSUs	954,518	—	—	—
2024 Sunrise RSUs	967,250	—	—	—
Salary	626,757	—	626,757	—
Severance Payment	626,757	—	626,757	—
Benefits (2)	86,799	—	86,799	—

Total	$13,307,428	$10,045,347	$11,385,660	$10,045,347

Bryan H. Hall
Options/SARs Accelerated	$2,006,327	$2,006,327	$2,006,327	$2,006,327
2022 RSUs	—	—	—	—
2023 RSUs	945,458	945,458	945,458	945,458
2024 SHIP Premium	353,316	353,316	353,316	353,316
2024 RSUs	953,405	953,405	953,405	953,405
2024 PSUs	1,643,500	1,643,500	1,643,500	1,643,500
2023 VIP	400,000	400,000	400,000	400,000
2024 VIP	425,000	425,000	425,000	425,000
2024 VIP	425,000	425,000	425,000	425,000
2022 Sunrise RSUs	—	—	—	—
2023 Sunrise RSUs	649,092	—	—	—
2024 Sunrise RSUs	657,759	—	—	—
Severance Payment	4,493,288	—	4,493,288	—
Benefits (3)	33,641	—	33,641	—

Total	$12,985,786	$7,152,006	$11,678,935	$7,152,006

	Unapproved Control Purchase /Board Change – Plan Benefits Continued		Reorganization–Plan Benefits Continued	Change in Control – Plan Benefits Not Continued

Name	Employment Terminated	Employment Continues	Employment Terminated	Employment Continues

Enrique Rodriguez
Options/SARs Accelerated	$2,806,098	$2,806,098	$2,806,098	$2,806,098
2022 RSUs	—	—	—	—
2023 RSUs	1,179,008	1,179,008	1,179,008	1,179,008
2024 SHIP Premium	471,114	471,114	471,114	471,114
2024 RSUs	1,402,071	1,402,071	1,402,071	1,402,071
2024 PSUs	2,416,924	2,416,924	2,416,924	2,416,924
2022 VIP	500,000	500,000	500,000	500,000
2023 VIP	530,000	530,000	530,000	530,000
2024 VIP	625,000	625,000	625,000	625,000
2022 Sunrise RSUs	—	—	—	—
2023 Sunrise RSUs	809,467	—	—	—
2024 Sunrise RSUs	967,250	—	—	—
Severance Payment	5,267,268	—	5,267,268	—
Benefits (3)	12,474	—	12,474	—

Total	$16,986,674	$9,930,215	$15,209,957	$9,930,215

Andrea Salvato
Options/SARs Accelerated	$2,832,459	$2,832,459	$2,832,459	$2,832,459
2022 RSUs	44,506	44,506	44,506	44,506
2023 RSUs	1,334,739	1,334,739	1,334,739	1,334,739
2024 SHIP Premium	36,996	36,996	36,996	36,996
2024 RSUs	1,345,997	1,345,997	1,345,997	1,345,997
2024 PSUs	2,320,259	2,320,259	2,320,259	2,320,259
2022 VIP	550,000	550,000	550,000	550,000
2023 VIP	600,000	600,000	600,000	600,000
2024 VIP	600,000	600,000	600,000	600,000
2022 Sunrise RSUs	30,556	—	—	—
2023 Sunrise RSUs	916,323	—	—	—
2024 Sunrise RSUs	928,564	—	—	—
Salary	516,228	—	516,228	—
Benefits (2)	73,275	—	73,275	—

Total	$12,129,902	$9,664,956	$10,254,459	$9,664,956

(1)	Represents the estimated cost to maintain health benefits for Mr. Fries and/or his dependents during the 36-month period following his termination.

(2)	Represents the estimated cost to maintain the NEO’s employee benefits during his six-month notice period.

(3)	Represents the estimated cost to maintain health benefits for the NEO and his dependents during the 12-month period following his termination.

CEO Pay Ratio

We are an international company whose consolidated entities employed, on a full-time basis, approximately 6,820 people as of December 31, 2024, in six countries across Europe and the United States. The overall structure of our compensation and benefit programs are broadly similar across our company to encourage and reward our employees who contribute to our success. We strive to ensure that every employee is paid at a level reflective of their job responsibilities and is competitive within our peer group and our local employment markets. Compensation rates are benchmarked and set to be competitive in the country in which the jobs are performed. We are committed to providing pay equity throughout our company, which we view as critical to our success in supporting a diverse workforce with opportunities for employees to develop, advance and contribute.

Under the rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to provide the total compensation paid to our median employee, as well as the ratio of the total compensation paid to such median employee as compared to the total compensation paid to our CEO. Following the Spin-off, our employee population for purposes of calculating the CEO pay ratio decreased by approximately 3,100 individuals. Because this change to our employee population would significantly change our pay ratio, in accordance with applicable rules from the SEC, we identified a new median employee (as described below). For the year ended December 31, 2024, and in each case including the value of employer provided non-discriminatory health benefits, (1) the CEO’s total annual compensation was $45,731,204, and (2) our median employee’s total annual compensation was $94,050, which resulted in a ratio of 486:1 for CEO to median employee total annual compensation.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified the median employee by collecting the payroll data of our employee population on December 31, 2024, which consisted of salary and wages (including overtime) and annual bonus amounts. At that time, our employee population consisted of approximately 6,820 individuals, including temporary and part-time employees, consisting of approximately 100 U.S. employees and 6,720 non-U.S. employees. At year-end 2024, we employed personnel in six countries, including the U.S., the U.K., the Republic of Ireland, the Netherlands, Belgium and Slovakia, making determinations of the median employee subject to a variety of factors, including cost of living and currency. We annualized the compensation of all newly hired employees. We did not perform any other adjustments. After identifying the median employee, for purposes of the pay ratio, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table, plus we included the value of employer provided non-discriminatory health benefits in both the compensation of our CEO and the median employee.

Pay Versus Performance
In accordance with Item 402(v) of Regulations
S-K,
we are providing the following information regarding the relationship between compensation actually paid (
CAP
) to our principal executive officer (
PEO
) and
Non-PEO
NEOs and certain financial metrics of Liberty Global for the fiscal years listed below. As noted above in —
Compensation Discussion and Analysis—Compensation Philosophy and Goals
, Liberty Global aims to compensate its executives mostly in the form of long-term incentives that appreciate in value as the company’s share price increases, thereby aligning our executives’ incentives with the investment objectives of our shareholders. These compensation incentives vest over a multi-year timeframe, promoting stable leadership for our company and rewarding our executives for sustained long-term shareholder value creation. Because a significant proportion of our executive’s compensation is tied to PSUs and SARs, the value of which is entirely dependent on stock price performance, the amounts required to be disclosed in the below Pay Versus Performance (
PVP
) table may show material changes in CAP as a result of share price fluctuations. Such share price fluctuations may be, to a greater or lesser extent, the result of macroeconomic conditions or wider stock market movements and may not necessarily reflect the financial performance of the company.
Tabular Disclosure of Pay Versus Performance

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO (1)	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs (1)	Total Shareholder Return (3)		Peer Group Total Shareholder Return (3)	Net Income (Loss) (M)	Adjusted EBITDA less Property and Equipment Additions for Compensation Purposes (M) (4)
2024	$45,693,754	$48,598,315	$12,109,216	$13,277,344	Class A: $ Class B: $ Class C: $	105.89 107.47 109.05	$122.59	$1,646	$2,342
2023	$44,748,400	$35,224,957	$10,845,183	$7,719,535	Class A: $ Class B: $ Class C: $	78.14 78.32 85.50	$101.36	$(3,874)	$2,368
2022	$19,002,343	$(22,742,395)	$4,640,491	$(4,025,991)	Class A: $ Class B: $ Class C: $	83.25 83.55 89.13	$89.91	$1,986	$2,132
2021	$61,986,909	$70,333,893	$14,634,664	$16,814,558	Class A: $ Class B: $ Class C: $	121.99 123.83 128.85	$115.69	$13,610	$2,748
2020	$44,952,330	$42,872,855	$9,689,397	$11,745,430	Class A: $ Class B: $ Class C: $	106.51 107.83 108.49	$109.83	$(1,467)	$2,158

(1)
For each fiscal year reported in this table, our PEO was Mike Fries, and our non-PEO
NEOs were Charlie Bracken, Bryan Hall, Enrique Rodriguez and Andrea Salvato. CAP amounts are reported in accordance with SEC rules and do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. The table below provides a reconciliation of the adjustments made to the Summary Compensation Table Totals to arrive at the Compensation Actually Paid.

	Chief Executive Officer					Average of Other NEOs
	2020	2021	2022	2023	2024	2020	2021	2022	2023	2024

Summary Compensation Table Total	$44,952,330	$61,986,909	$19,002,343	$44,748,400	$45,693,754	$9,689,397	$14,634,664	$4,640,491	$10,845,183	$12,109,216
Less grant value of stock and option awards made during the year, as reported in the Summary Compensation Table	(32,387,578)	(43,195,394)	(199,144)	(24,309,214)	(25,265,183)	(7,136,446)	(11,187,228)	(489,628)	(7,391,654)	(8,179,437)
Plus adjustments to equity awards (a)	30,308,103	51,542,378	(41,545,594)	14,785,771	28,169,744	9,192,479	13,367,122	(8,176,854)	4,266,006	9,347,565

Compensation Actually Paid	$42,872,855	$70,333,893	$(22,742,395)	$35,224,957	$48,598,315	$11,745,430	$16,814,558	$(4,025,991)	$7,719,535	$13,277,344

(a)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change in fair value, as of the end of the applicable year (from the end of the prior fiscal year), of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vested in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. Time-vested RSUs are valued at the closing prices of the applicable class of the company’s common shares on each applicable valuation date. Time-vested SARs are valued using the Black-Scholes option pricing model, and for each valuation date, the fair value was determined using the closing price of the applicable class of the company’s common shares on such date, the volatility and risk-free rate assumptions that were in effect for the given year and the expected life assumption that was in effect on the original grant date of the SARs, less the time that has elapsed since the grant date. Time-vested PSUs are valued at the closing prices of the applicable class of the company’s common shares on each applicable valuation date and adjusted to reflect the performance factor as calculated at the applicable valuation date.

(2)	Dollar amounts reported represent the average of the reported “Total” amounts for our NEOs as a group (excluding our CEO) in the Summary Compensation Table above.

(3)
TSR is cumulative for the measurement periods beginning on December 19, 2019 and ending on the last day of each of fiscal year 2024, 2023, 2022, 2021 and 2020. The company’s share prices prior to November 13, 2024 have been adjusted to give effect to the
Spin-off.

In accordance with applicable SEC rules, the peer group used in this table is the same peer group that we utilized in our Annual Report on Form
10-K
for the year ended December 31, 2024 to prepare our stock performance graph in such Annual Report.

(4)
The company’s compensation committee and board of directors considers Adjusted EBITDA less Property and Equipment Additions for Compensation Purposes to have been the most important financial metric used in determining executive compensation in 2024. We define Adjusted EBITDA less P&E Additions for Compensation Purposes as our proportionate (including with respect to our non-consolidated
joint ventures) Adjusted EBITDA less capital expenditures on an accrual basis, amounts financed under vendor financing or finance lease arrangements and other non-cash
additions. We define “
Adjusted EBITDA
” as earnings (loss) from continuing operations before net income tax benefit (expense), other non-operating
income or expenses, net share of results of affiliates, net gains (losses) on debt extinguishment, net realized and unrealized gains (losses) due to changes in fair values of certain investments, net foreign currency transaction gains (losses), net gains (losses) on derivative instruments, net interest expense, depreciation and amortization, share-based compensation, provisions and provision releases related to significant litigation and impairment, restructuring and Other Operating Items. “
Other Operating Items
” includes (a) gains and losses on the disposition of long-lived assets, (b) third-party costs directly associated with successful and unsuccessful acquisitions and dispositions, including legal, advisory and due diligence fees, as applicable, and (c) other acquisition-related items, such as gains and losses on the settlement of contingent consideration.

Discussion of PVP Figures
CAP to Total Shareholder Return
We believe that the PVP statistics shown in the table above demonstrate that our compensation philosophy described in —
Compensation Discussion
 & Analysis—Compensation Philosophy and Goals
operates as intended by creating the desired alignment of executive compensation and shareholder value creation, such that our executives are rewarded for achieving sustained share price appreciation, directly benefiting our shareholders. The PVP table shows a correlation between executive CAP in a given year and the company’s total shareholder return (
TSR
) for that year, indicating that our executives’ compensation, in general, moves directionally with our share price. TSR is dependent upon market dynamics and may not, for any specific period, reflect the company’s operating and financial performance for that period, as the market may take into account other factors such as exchange rates, sector performance, macroeconomic trends, projections, capital rotation and many other factors. This relational movement of CAP and TSR will, we believe, continue to incentivize our leaders to build on Liberty Global’s accomplishments and achieve sustainable share price growth over the long term.

CAP to Company TSR
$80,000,000.00
$60,000,000.00
$40,000,000.00
$20,000,000.00
$-
$(20,000,000.00)
$(40,000,000.00)
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
CAP (CEO)
CAP (Other NEOs)
Class A TSR
Class B TSR
Class C TSR

CAP to Adjusted EBITDA less P&E Additions for Compensation Purposes
The company believes that the most important financial metric in determining our annual bonus compensation for executives is annual proportionate Adjusted EBITDA less P&E Additions for Compensation Purposes. This metric was weighted 55% of the overall target payout in 2024 (as described above in —
Compensation Discussion
 & Analysis—Elements of Our Compensation Packages—Annual Performance Bonus Awards—Design of Our 2024 Annual Bonus Program
) and includes results from both our consolidated and our 50% owned, non-consolidated
U.K. and Dutch businesses, all proportionally weighted by our ownership percentage. With respect to our equity compensation the most important metric is actual stock performance. The chart below shows our CAP as compared with the proportionate Adjusted EBITDA less P&E Additions Compensation Purposes with respect to each of the five years as used in determining executive compensation. |
Note that the figures in this chart do not take into account various factors that may impact year to year comparisons including, for example, currency movements, acquisitions or dispositions or other transactions that could impact year to year comparability. Shareholders should review the Company’s audited financial statements for the relevant years in question.

CAP to Adjusted EBITDA Less P&E Additions For Compensation Purposes
$100,000,000.00
$50,000,000.00
$-
$(50,000,000.00)
$3,000,000,000.00
$2,000,000,000.00
$1,000,000,000.00
$-
2020
2021
2022
2023
2024
CAP (CEO) CAP (Other NEOs) Adjusted EBITDA Less P&E Additions for Compensation Purposes
CAP (Other NEOs)
Adjusted EBITDA Less P&E Additions for Compensation Purposes

CAP to Net Income (Loss)
Applicable regulations require the table below, showing CAP as compared with GAAP net income (loss). For our company, which has a history of substantial and continual investments in infrastructure, net income will be negatively impacted by the magnitude of those investments, despite substantial adjusted free cash flow generation. The company does not use net income (loss) in setting its compensation plans or arrangements.

CAP to Net Income (Loss)
$80,000,000.00
$60,000,000.00
$40,000,000.00
$20,000,000.00
$-
$(20,000,000.00)
$(40,000,000.00)
$16,000,000,000.00
$14,000,000,000.00
$12,000,000,000.00
$10,000,000,000.00
$8,000,000,000.00
$6,000,000,000.00
$4,000,000,000.00
$2,000,000,000.00
$-
$(2,000,000,000.00)
$(4,000,000,000.00)
$(6,000,000,000.00)
2020
2021
2022
2023
2024
CAP (CEO)
CAP (Other NEOs)
Net Income

Company TSR to Peer Group TSR
As part of our PVP disclosure, we utilize a weighted telecommunications index created by Nasdaq for our peer comparison group (our
Peer Group
). This Peer Group index is the same index used in our Annual Report on Form
10-K
for purposes of complying with Item 201(e) of Regulation
S-K.
Our Peer Group index is composed exclusively of U.S.-listed companies with primarily U.S. operations. Given our European-focused operations, we may, from time to time, diverge from the index, either positively or negatively, due to regional differences in the telecommunications market and market-wide movements in domestic versus international stocks.

Company TSR to Peer Index TSR
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
2020
2021
2022
2023
2024
Class A TSR
Class B TSR
Class C TSR
Peer Index TSR

Table of Performance Measures
The four items listed below represent an unranked list of the most important performance metrics used by the company linking CAP to the NEOs for 2024 and Company performance. See —
Compensation Discussion and Analysis—Elements of Our Compensation Packages
for additional information concerning each of these financial and non-financial
metrics.

Metric	Description
Adjusted EBITDA less P&E Additions for Compensation Purposes	Financial metric used in 2020 - 2024 annual bonus program for all NEOs

Revenue	Financial metric used in 2020 - 2024 annual bonus program for all NEOs

Relative Total Shareholder Return	Financial metric used in the 2024 long-term incentive plan for all NEOs

PPP	Non-financial metric used in 2022 - 2024 annual bonus program for all NEOs

Customer	Non-financial metric used in 2022 - 2024 annual bonus program for all NEOs

Director Compensation

Set forth below is a description of the compensation for our non-executive directors. Such compensation is subject to review annually by our nominating and corporate governance committee. Our directors are also entitled to the benefit of our policy on personal usage of our aircraft described below under —Fees and Expenses.

Fees and Expenses

In 2024, each non-employee director (other than Mr. Malone and Mr. Fries) received an annual retainer of $150,000. Each director who serves as the chair of the audit committee, the compensation committee, the nominating and corporate governance committee or the People Planet Progress committee also received a fee for such service of $55,000, $30,000, $15,000 and $15,000, respectively, for each full year of service in such position.

All annual director fees, including fees for chairpersons, are payable in arrears in four equal quarterly installments. Our directors may elect to have their quarterly fee installments paid in common shares instead of cash. Such election for fees payable for a specific calendar quarter must be made no later than the last day of the immediately preceding calendar quarter and comprises a combination of Liberty Global Class A and Liberty Global Class C shares. The number of shares issued is based on the fair market value on the last trading day of the quarter for which the election is made. Any fractional share is paid in cash. Directors who are employees of Liberty Global, or its subsidiaries, do not receive any additional compensation for their service as directors. Currently, our CEO Mr. Fries is our only executive director.

Generally, the in-person board meetings are held at one of our corporate offices, and each year the board attempts to hold one or more in-person meetings at the location of one of our operations. In addition, members of our board have strategy retreats with certain members of senior management to review our strategies and goals. We reimburse our non-executive directors for travel, lodging and other reasonable expenses related to their service on our board. We also occasionally make our aircraft available to directors for attendance at meetings or other company-related events.

For board meetings held at the location of one of our operations or other company-related events, we may provide extra activities for members of our board, including visits to company operations and meetings with local management and employees. We may also invite the spouse or a guest of each director to attend events associated with board meetings or other company-related events. In such case, we may provide for, or reimburse expenses of, the spouse’s or guest’s travel, food and lodging for attendance at these events and participation in related activities. If the spouse or guest travels on our aircraft for an event, the incremental cost for such personal passenger is determined based on our average direct variable cost per passenger for aircraft fuel and in-flight food and beverage services, plus, when applicable, customs and immigration fees specifically incurred. To the extent costs for these activities, including the incremental cost for traveling on our aircraft and the costs for any other personal benefits, for a director exceeds $10,000 for the year, they are included in the amounts in the table below.

From time to time, we provide our directors information on conferences and seminars that may be of interest to them as a director of Liberty Global. For directors who elect to attend these events, we cover the costs as part of our policy to keep members of our board informed on issues that relate to their duties as a director. In addition, we make available to members of our board, at their election, health insurance under our health insurance policies.

We do not pay any cash compensation to Mr. Malone, except that our independent directors have authorized the payment or reimbursement of personal expenses incurred by Mr. Malone of up to $750,000 per year relating to his ownership of our shares and his service as our chairman. These expenses include professional fees and other expenses incurred by Mr. Malone for estate or tax planning, regulatory filings and other services.

Equity Awards

Each annual general meeting of shareholders, the continuing non-executive directors receive an equity award under the then-current equity incentive plan (currently the 2023 Plan). From March 2014 through June 2023, such awards were issued under the 2014 Liberty Global Non-employee Director Incentive Plan (the 2014 Director Plan), and prior to March 2014, such awards were under the 2005 Liberty Global Inc. Non-employee Director Incentive Plan (the 2005 Director Plan). In 2024, each non-executive director received equity grants with a combined grant date fair value of $230,000 awarded, at his or her election, either as (1) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares, or (2) a grant of options for Liberty Global Class A shares and options for Liberty Global Class C shares for one-half the value and a grant of Liberty Global Class A RSUs and Liberty Global Class C RSUs for the remaining value.

The equity grant election must be made at least two business days prior to the applicable shareholders meeting. If no election is made, the director will receive only options. The option grants have a term of 10 years and vest in three installments on the date of each of the three successive AGMs, provided that the director continues to serve as a director immediately prior to the applicable vesting date. For purposes of determining the number of RSUs of a class to be granted, the grant date fair value of the options for the same class is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of the applicable annual shareholders meeting. The awards of RSUs vest in full on the date of the first annual shareholders meeting after the date of grant.

A non-executive director receives a prorated grant of options for each of Liberty Global Class A shares and Liberty Global Class C shares with an annualized grant date fair value equal to $230,000 upon the date he or she is first elected or appointed to our board of directors. The grant date fair value of the options awarded is determined using the same valuation methodology as we use to determine the value of option grants in accordance with FASB ASC 718 on the date of election or appointment. The option grants have a term of 10 years and vest as to one-third of the option shares on the later to occur of (1) the six-month anniversary date of the date of grant or (2) the date of the first annual shareholders meeting after the date of grant. Thereafter the remaining option shares vest as to an additional one-third of the option shares on the date of each annual shareholders meeting, provided that the director continues to serve as a director immediately prior to the applicable vesting date. From June 14, 2023 all awards to our non-executive directors are granted under our 2023 Plan.

Although Mr. Malone is a non-executive director, he currently serves without cash compensation other than the reimbursement of certain expenses as described above. As chairman of our board, any compensation paid to him is subject to review and approval of our nominating and corporate governance committee. In 2024, our independent directors authorized annual awards of options to Mr. Malone with a combined grant date fair value equivalent to $2.3 million for so long as he continues to serve as chairman of the board and a non-executive director. The terms of the option awards are equivalent to those for our other non-executive directors, except that the annual vesting over three years occurs on the anniversary date of the grant for each award, rather than on the date of the annual general meeting of shareholders, and grants may be granted solely in either Liberty Global Class A and Liberty Global Class C shares or a combination of the two. In each of 2022, 2023 and 2024 the options were granted in only Liberty Global Class C common shares. Any such awards will be subject to review and approval by the compensation committee in connection with its annual equity grant approval process.

Deferred Compensation Plan

Under our Director Deferred Compensation Plan, our non-executive directors who are U.S. tax payers may elect to defer payment of up to 85% of their annual retainer, whether payable in cash or shares, and 100% of the RSU portion of their annual equity awards. Annual retainers that are deferred under the Director Deferred Compensation Plan in 2024 will be credited with interest at the rate of 9% per year, compounded daily until paid in full. Our board reserved the right to change the interest rate in the future, provided that any decreases in the rate will apply only to deferred elections made after the new rate is set. Annual retainers payable in shares and annual equity awards payable in RSUs that are deferred are not credited with interest, but will be adjusted for splits, combinations, dividends or distributions.

The deferred annual retainers and deferred equity awards may be distributed in a lump sum or in a series of up to 10 equal annual installments upon a distribution event. A distribution event occurs when (1) the director ceases to be a member of our board or dies, (2) at the election of our board, within 12 months of certain change-in-control events, or (3) a specific date is selected by the director at the time he or she makes his deferral election.

Our board may terminate the Director Deferred Compensation Plan at its discretion, and such termination will not result in accelerated distributions.

2024 Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2024.

Name (1)	Fees Earned or Paid in Cash ($)		Option Awards ($)(2)(3)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total ($)
John C. Malone	—	(5)			—	750,519	(6)	3,050,229
Liberty Global Class A	—		—	—
Liberty Global Class C	—		2,299,710	—
Andrew J. Cole	150,000				22	1,194	(7)	381,224
Liberty Global Class A	—		56,788	56,694
Liberty Global Class C	—		58,198	58,328
Miranda Curtis CMG	165,000				—	2,723	(7)	397,683
Liberty Global Class A	—		113,570	—
Liberty Global Class C	—		116,390	—
Marisa D. Drew	150,000	(9)			6,342	1,876	(7)	388,226
Liberty Global Class A	—		56,788	56,694
Liberty Global Class C	—		58,198	58,328
Paul A. Gould	205,000	(9)			32,121	2,195	(7)	469,324
Liberty Global Class A	—		56,788	56,694
Liberty Global Class C	—		58,198	58,328
Richard R. Green	165,000				6,574	2,917	(7)	404,451
Liberty Global Class A	—		113,570	—
Liberty Global Class C	—		116,390	—
Larry E. Romrell	180,000				—	8,012	(7)	417,972
Liberty Global Class A	—		113,570	—
Liberty Global Class C	—		116,390	—
Daniel E. Sanchez	150,000				—	4,172	(7)	384,180
Liberty Global Class A	—		56,788	56,694
Liberty Global Class C	—		58,198	58,328
J David Wargo	150,000	(9)			13,935	3,071	(7)	396,966
Liberty Global Class A	—		113,570	—
Liberty Global Class C	—		116,390	—
Anthony Werner	112,522				—	1,831	(7)	381,839
Liberty Global Class A	18,464	(8)	56,788	56,694
Liberty Global Class C	19,014	(8)	58,198	58,328

(1)

Mr. Fries, our CEO and president, is not included in this table, because he is a named executive officer and does not receive any additional compensation as a director. For information on Mr. Fries’ compensation, please see —Summary Compensation above.

(2)

The dollar amounts in the table reflect the grant date fair value of the option or RSU awards related to Liberty Global Class A shares and Liberty Global Class C shares at the time of grant on March 25, 2024 (in the case of Mr. Malone) and May 21, 2024 (in the case of the other non-employee directors). The May 21, 2024 options are subject to annual time vesting over a three-year service period, with vesting commencing on the date of the company’s 2025 annual general meeting of shareholders and on the date of each annual general meeting of shareholders thereafter.

(3)	As of December 31, 2024, our directors had the following awards outstanding:

Name	Class	Options (#)	RSUs (#)
John C. Malone	Liberty Global Class A	153,807	—
	Liberty Global Class C	3,408,299	—
Andrew J. Cole	Liberty Global Class A	81,842	3,333
	Liberty Global Class C	146,936	3,333
Miranda Curtis CMG	Liberty Global Class A	142,464	—
	Liberty Global Class C	251,839	—
Marisa D. Drew	Liberty Global Class A	31,299	3,333
	Liberty Global Class C	46,855	3,333
Paul A. Gould	Liberty Global Class A	106,582	3,333
	Liberty Global Class C	195,903	3,333
Richard R. Green	Liberty Global Class A	136,462	—
	Liberty Global Class C	239,949	—
Larry E. Romrell	Liberty Global Class A	142,464	—
	Liberty Global Class C	251,839	—
Daniel E. Sanchez	Liberty Global Class A	31,299	3,333
	Liberty Global Class C	46,855	3,333
J David Wargo	Liberty Global Class A	142,464	—
	Liberty Global Class C	251,839	—
Anthony Werner	Liberty Global Class A	15,296	3,333
	Liberty Global Class C	15,152	3,333

(4)

The dollar amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect the above-market value of accrued interest, which is the portion of the accrued interest equal to the amount that exceeds 120% of the applicable federal long-term rate (with compounding) at the time the rate was set, on compensation previously deferred by such director under our Director Deferred Compensation Plan.

(5)

Mr. Malone serves without cash compensation. On March 25, 2024, our compensation committee granted Mr. Malone option awards for his services as chairman of the board, which options vest in three equal annual installments, commencing March 25, 2025.

(6)	Includes reimbursement for personal expenses related to the ownership of our shares and his service as our chairman ($750,000) and a charitable donation made by the company in the name of Mr. Malone.

(7)

Includes a charitable donation made by the company in the name of the director and, for each of Messrs. Romrell, Sanchez and Wargo, the taxable compensation realized by the director for use of the company’s aircraft, in the amount of $6,828 for Mr. Romrell, $3,054 for Mr. Sanchez and $1,170 for Mr. Wargo. The taxable realized compensation for use of the company aircraft was $339,125 for Mr. Fries, but such amount is not included in the Summary Compensation Table above.

(8)	Represents the dollar amount of fees paid in our Liberty Global Class A shares and Liberty Global Class C shares at the election of the director.

(9)

Amount includes $127,500 of Ms. Drew’s fees, $174,250 of Mr. Gould’s fees and $127,500 of Mr. Wargo’s fees, respectively, the payment of which each such director elected to defer pursuant to the Director Deferred Compensation Plan. Such deferred amounts accrue interest at the rate of 9% per annum, compounded daily until paid in full.

INCENTIVE PLANS

In June 2023, our shareholders approved the 2023 Plan. We may generally grant options, SARs, RSAs, RSUs, performance awards or cash awards or any combination of the foregoing under the 2023 Plan. The maximum number of shares with respect to which awards may be issued under the 2023 Plan is 43,284,342 which represents the number of common shares available for grant under the 2014 Incentive Plan and the 2014 Director Plan (collectively, the 2014 Plans) immediately prior to the 2023 AGM, plus any common shares subject to outstanding awards under the 2014 Plans that become available for issuance under the 2023 Plan pursuant to its terms. The maximum number of common shares reserved for issuance under the 2023 Plan is also subject to anti-dilution and other adjustment provisions of the 2023 Plan. Outstanding awards granted under the 2014 Plans will continue to be governed by the terms of that plan until exercised, expired, paid or otherwise terminated. No further awards will be granted under the 2014 Plans.

Commencing with SAR grants made under the 2014 Incentive Plan, the 2014 Director Plan and the 2023 Plan in 2023, the term of all granted SARs has been increased to ten years. Unvested awards (other than RSUs issued to our directors) generally vest in three equal annual installments, provided the recipient continues to be employed or serve as director immediately prior to the vesting date, and SARs expire ten years after the grant date. Restricted shares and RSUs granted to our directors under the 2014 Director Plan or the 2023 Plan vest on the date of the first AGM following the grant date. These awards may be granted at or above fair value in any class of common shares. On October 19, 2023, the compensation committee of our board of directors approved the issuance of Telenet Replacement Awards as part of the 2023 Plan in exchange for corresponding Telenet awards.

Although the 2014 Plans and 2023 Plan do not prohibit our compensation committee or board of directors from repricing outstanding options or SARs without shareholder approval, it is our policy that, except for anti-dilution and transaction-specific adjustments provided for in the 2014 Plans and the 2023 Plan in connection with corporate transactions, the exercise or base price of common shares for any outstanding option or SAR granted under the 2014 Plans and 2023 Plan will not be decreased after the date of grant nor will an outstanding option or SAR granted under the 2014 Plans and 2023 Plan be surrendered to our company as consideration for the grant of a new option or SAR with a lower exercise or base price, cash or a new award unless there is prior approval by our shareholders.

The following table sets forth information as of December 31, 2024 with respect to our common shares that are authorized for issuance under our equity incentive plans. The figures included below have been adjusted to reflect the impact on such awards as a result of the Spin-off. For additional information, please see — Compensation Discussion and Analysis — Long-Term Incentive Awards — Adjustment to equity awards previously granted above.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)(2)	Weighted average exercise price of outstanding options, warrants and rights (1)(2)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders:
Liberty Global 2023 Incentive Plan (3):
Total common shares available for issuance			38,692,888
Liberty Global Class A common shares	6,286,319	$9.68
Liberty Global Class C common shares	9,125,285	$10.21
Liberty Global 2014 Incentive Plan (4):
Liberty Global Class A common shares	36,847,379	$15.20
Liberty Global Class C common shares	83,400,125	$15.00
Liberty Global 2014 Non-employee Director Incentive Plan (4):
Liberty Global Class A common shares	961,156	$16.35
Liberty Global Class C common shares	4,409,818	$14.23
Equity compensation plans not approved by security holders:
None	—		—

Totals:
Total common shares available for issuance			38,692,888

Liberty Global Class A common shares	44,094,854

Liberty Global Class C common shares	96,935,228

(1)

This table includes (i) SARs and PSARs with respect to 37,698,206 and 5,236,652 Liberty Global Class A common shares, respectively, and 81,533,069 and 10,198,174 Liberty Global Class C common shares, respectively. Upon exercise, the appreciation of a SAR, which is the difference between the base price of the SAR and the then-market value of the respective underlying class of common shares or in certain cases, if lower, a specified price, may be paid in shares of the applicable class of common shares. Based upon the respective market prices of Liberty Global Class A and Class C common shares at December 31, 2024 and excluding any related tax effects, 3,180,599 and 5,586,122 Liberty Global Class A and Liberty Global Class C common shares, respectively, would have been issued if all outstanding and in-the-money SARs had been exercised on December 31, 2024. For further information, see note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(2)

In addition to the option, SAR and PSAR information included in this table, there are outstanding RSU and PSU awards under the various incentive plans with respect to an aggregate of 4,659,987 and 7,466,641, Liberty Global Class A and Liberty Global Class C common shares, respectively.

(3)

The Liberty Global 2023 Incentive Plan permits grants of, or with respect to, Liberty Global Class A, Class B, or Class C common shares subject to a single aggregate limit of 43,284,342 shares, subject to anti-dilution adjustments. As of December 31, 2024, an aggregate of 38,692,888 common shares were available for issuance pursuant to the incentive plan but, consistent with the terms and intent of the Liberty Global 2023 Incentive Plan, we expect the compensation committee of our board of directors to upwardly adjust the number of shares available for grant as a result of the Spin-off. For further information, see note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

(4)

On June 14, 2023, our shareholders approved the Liberty Global 2023 Incentive Plan and, accordingly, no further awards will be granted under the Liberty Global 2014 Incentive Plan or the Liberty Global 2014 Nonemployee Director Incentive Plan.

PROPOSAL 1—THE DIRECTOR ELECTION PROPOSAL

The Board

Our board of directors currently consists of 11 directors, divided among three classes. Directors in each class serve staggered three-year terms.

Our Class III directors, whose term will expire at the AGM, are Andrew J. Cole, Marisa D. Drew, Richard R. Green and Daniel E. Sanchez. These directors are nominated for re-election to our board to continue to serve as Class III directors, and we have been informed that each of them is willing to serve as a director of our company. The term of the Class III directors who are elected at the AGM will expire at the annual general meeting of our shareholders in the year 2028. Our Class I directors, whose term will expire at the annual general meeting of our shareholders in the year 2026 are Miranda Curtis CMG, J David Wargo and Anthony G. Werner. Our Class II directors, whose term will expire at the annual general meeting of our shareholders in the year 2027 are John C. Malone, Michael T. Fries, Paul A. Gould and Larry Romrell.

If any nominee should decline re-election or should become unable to serve as a director of our company for any reason before re-election, a substitute nominee may be designated by our board of directors.

The following lists the four nominees for election as directors at the AGM and the seven directors of our company whose term of office will continue after the AGM, including the age of each person, the positions with our company or principal occupation of each person, individual skills and experiences, certain other directorships held and the year each person became a director of our company. The number of our common shares beneficially owned by each director, as of March 27, 2025, is set forth in this proxy statement under the caption Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management. As indicated in the biographies, our board believes the skills and experiences of each of our nominees, as well as our other directors, qualify them to serve as one of our directors.

Vote and Recommendation

A majority of the combined voting power of the voting shares present in person or represented by proxy at the AGM and entitled to vote on the election of directors at the AGM, voting together as a single class, is required to elect Ms. Drew and Messrs. Cole, Green and Sanchez as Class III members of our board of directors.

Our board of directors recommends a vote “FOR” the election of each nominee to our board of directors.

Nominees for Election of Directors

Directors Whose Term Expires in 2025

Name & Positions	Experience

Andrew J. Cole Age: 58 Director since: June 2013 Other Positions: Glow Financial Services (executive chairman) My Views Media Inc (director) Digital Audience Data Ltd (executive director)

Mr. Cole is the Executive Chairman of Glow Services Corp., a private U.S. company, founded in July 2014. Glow Services Corp. is technology company offering FinTech, InsurTech and GreenTech platforms to carriers, retailers and OEMs. Its core business is primarily handset and home device financing and insurance services. Until July 2014, he was the chief executive director of the European division of Asurion Corp., a private entity. He assumed that role in May 2009, after serving as chief marketing officer and senior vice president at Asurion Corp. from April 2007. Asurion Corp. was the world’s largest technology protection company. Mr. Cole has over 25 years of experience working in the telecommunications and media industry with a particular depth of experience in the mobile sector. He has consulted with Verizon, Sprint, AT&T, BT, Warner Music, Disney, Google and with Steve Jobs on the iPhone® in 2005-2006 when he was president of CSMG Adventis, a strategic consultancy firm that focused on the telecommunications media and entertainment markets, from October 2005 to April 2007.

Mr. Cole’s extensive background in the telecommunication and media industry and his particular knowledge and experience in the mobile sector as well as his expertise in marketing and strategy contributes to our board’s evaluation of our mobile business and acquisition and divestiture opportunities and strategies and our capital structure and strengthens our board’s collective qualifications, skills and attributes.

Marisa D. Drew

Age 60

Director since: March 2022

Public Company Directorships:

Sunrise Communications Group AG (from November 2020 to April 2021)

Agronomics Limited (since March 2023)

Other Positions:

City of London Corporation (non-executive director)

Room-to-Read (EMEA advisory board member)

Ms. Drew has over 35 years of experience in the investment banking industry. She is currently the Chief Sustainability Officer at Standard Charter Bank. Prior to this role, she was the Chief Sustainability Officer and co-head of the investment banking and capital markets group for Europe, the Middle East and Asia at Credit Suisse. She has also held the position of Global Co-Head of Global Markets Solutions Group at Credit Suisse. Prior to joining Credit Suisse, Ms. Drew worked for Merrill Lynch, where she helped to form its European Leveraged Finance Group. Ms. Drew has been routinely recognized as one of the most influential and powerful women in the European financial industry.

Ms. Drew’s extensive experience in investment banking, financings and capital markets, along with her work in the realm of sustainability, contribute to our board’s evaluation of leveraging the company’s assets, acquisitions, divestitures and mergers, as well as the social and environmental considerations of the company’s actions and transactions.

Richard R. Green Age: 87 Director since: December 2008 Public Company Directorships: Shaw Communications Inc. (from July 2010 to April 2023) Liberty Broadband Corporation (since November 2014)	For over 20 years, Mr. Green served as president and chief executive officer of Cable Television Laboratories, Inc., a non-profit cable television industry research and development consortium (CableLabs®) before retiring in December 2009. While at CableLabs®, Mr. Green oversaw the development of DOCSIS technology, the establishment of common specifications for digital voice and the deployment of interactive television, among other technologies for the cable industry. Prior to joining CableLabs®, he was a senior vice president at PBS (1984 – 1988), where he was instrumental in establishing PBS as a leader in high-definition television and digital audio transmission

Name & Positions	Experience

GCI Liberty Inc. (from March 2018 to December 2020)

Other Positions:

The Cable Center (honorary board member)

Federal Communications Commission’s Technical Advisory Council (member)

Space Science Institute (director)

Jones/NCTI, Inc. (director)

Society of Motion Pictures and Television Engineers (fellow)

Center for Medical Interoperability (director)

technology, and served as a director of CBS’ Advanced Television Technology Laboratory (1980 – 1983), where he managed and produced the first high-definition television programs in December 1981, among other accomplishments. Mr. Green is the author of over 55 technical papers on a variety of topics. Mr. Green was previously a professor and the director of the Center for Technology Innovation at the University of Denver.

Mr. Green’s extensive professional and executive background and his particular knowledge and experience in the complex and rapidly changing field of technology for broadband communications services contribute to our board’s evaluation of technological initiatives and challenges and strengthen our board’s collective qualifications, skills and attributes.

Daniel E. Sanchez

Age: 62

Director since: March 2022

Public Company Directorships:

Lions Gate Entertainment Corp (from December 2016 to May 2021)

Discovery, Inc. (from May 2017 to April 2022)

Liberty Latin America Ltd. (since December 2019)

Starz (from January 2013 until December 2016)

Warner Bros. Discovery, Inc. (since October 2024)

Other Positions:

Rocketship Public Schools (director)

Ensemble Learning (director)

Friends of the Museum of American Latino (director)

Malone Family Land Preservation Foundation (director)

Mr. Sanchez was engaged in the private practice of law for over three decades, representing individual and business clients in a variety of non-litigation areas. Mr. Sanchez retired from the practice of law in 2020. Mr. Sanchez is the nephew of our chairman, John C. Malone. He is a member of the Development Committee of the Smithsonian Museum of the American Latino and is active in Latinos for Education.

Mr. Sanchez’ extensive legal and investing background and knowledge, his specific business experience in media and telecommunications, along with his numerous directorship appointments on public company boards in the telecommunications industry, contribute to our board’s understanding of the potential strategic and operational challenges that we face as well as any opportunities that the company may want to avail itself of and strengthens our board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2026

Name & Positions	Experience

Miranda Curtis CMG Age: 69 Director since: June 2010 Public Company Directorships: Sunrise Communications	Ms. Curtis has over 30 years of experience in the international media and telecommunications industry, starting with the international distribution of programming for the BBC before moving to the cable industry. Her most recent positions were as an executive officer of our predecessor LGI and its predecessor where she served as President of Liberty Media International Inc.

Name & Positions	Experience
Group AG (from November 2020 to April 2021) Liberty Latin America Ltd. (since December 2017) Other Positions: Institute for Government U.K. (trustee & governor) Garsington Opera (chair)

and, subsequently, as President of Liberty Global Japan. In these positions, she oversaw cable and programming investments in Europe and Asia. In particular, she was responsible for the negotiation, oversight and management of a joint venture with Sumitomo Corporation that led to the formation of J:COM, the largest multiple cable system operator in Japan, and Jupiter TV Co., Ltd., a leading provider of content services to the Japanese cable and satellite industries, as well as other content ventures in Europe and Asia. In early 2010, Ms. Curtis retired from her officer positions with our company following the sale of substantially all of our investments in Japan.

Throughout her career, Ms. Curtis has received several recognitions, including being appointed as a Companion of the Most Distinguished Order of Saint Michael and Saint George (CMG) in The Queen’s 2020 Birthday Honours List, in recognition of her service to gender equality globally.

Ms. Curtis’ significant business and executive background in the media and telecommunication industries and her particular knowledge of, and experience with all aspects of international cable television operations and content distribution contribute to our board’s consideration of operational developments and strategies and strengthen our board’s collective qualifications, skills and attributes.

J David

Age: 71

Director since: June 2005

Public Company Directorships:

Strategic Education, Inc. (from March 2001 to April 2019)

Discovery, Inc. (from September 2008 to April 2022)

Liberty TripAdvisor Holdings, Inc. (since August 2014)

Liberty Broadband Corporation (since March 2015)

Vobile Holdings Ltd. (since January 2018)

Mr. Wargo has over 40 years of experience in investment research, analysis and management. He is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founding member of Peters Creek Entertainment LLC, Asia Vision LLC and New Mountain Capital, LLC from 2000 to 2008.

Mr. Wargo’s extensive background in investment analysis and management and as a public company board member and his particular knowledge of, and experience with, finance and capital markets contribute to our board’s consideration of our capital structure and evaluation of investment and financial opportunities and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Anthony G. Werner Age: 68 Director since: June 2023 Other Positions: Plume Design, Inc. (director) Technetix (non-executive director) Vantiva SA (director)

Mr. Werner has over 40 years of engineering and technical management experience. Until December 2022, Mr. Werner served as a Senior Technology Advisor of Comcast Corporation. He assumed that role in March 2021 after serving as the President Technology, Product and Customer Experience at Comcast Corporation from March 2016 to March 2021 and Chief Technology Officer of Comcast Corporation from January 2007 to March 2016. Prior to joining Comcast Corporation in January 2007, Mr. Werner served as Senior Vice President and Chief Technology Officer for Liberty Global from July 2001 to January 2007, where he led Liberty Global’s global strategy for video, voice and data services.

Mr. Werner’s extensive background in technology, products and customer choice and his particular knowledge of, and experience with, artificial intelligence, digitalization, cloud and cybersecurity provides strength to our board’s collective qualifications, skills and attributes.

Directors Whose Term Expires in 2027

Name & Positions	Experience

John C. Malone

Chairman

Age: 84

Director since: June 2005

(Chairman since 2013)

Public Company Directorships:

Liberty Media Corporation (Since 2010; Chairman since August 2011)

Warner Bros. Discovery, Inc. (including its predecessor entities) (since September 2008)

Liberty Broadband Corporation (Chairman since November 2014)

Liberty Expedia Holdings, Inc. (Chairman November 2016 to July 2019)

GCI Liberty Inc. (Chair from March 2018 to December 2020)

Liberty Latin America Ltd. (Director Emeritus since December 2019)

Charter Communications, Inc. (Director Emeritus since July 2018)

Other Positions

CableLabs® (Chairman Emeritus)

Mr. Malone is an experienced business executive, having served as the chief executive officer of TeleCommunications Inc (TCI) for over 25 years until its acquisition by AT&T Corporation in 1999. During that period, he successfully led TCI as it grew through acquisitions and construction into the largest multiple cable system operator in the U.S., invested in and nurtured the development of unique cable television programming, including the Discovery Channel, QVC and Starz/Encore, expanded through joint ventures into international cable operations in the U.K. (Telewest Communications plc), Japan (Jupiter Telecommunications Co. Ltd. (J:COM)) and other countries, and invested in new technologies, including high-speed internet, alternative telephony providers, wireless personal communications services and direct-to-home satellite. Mr. Malone served as the Interim Chief Executive Officer of Liberty Media Corporation from November 2024 to February 2025.

Mr. Malone is considered worldwide to be one of the preeminent figures in the telecommunications and media industries. Mr. Malone’s proven business acumen as a long-time chief executive of large, complex organizations and his extensive knowledge and experience in the cable television, telecommunications, media and programming industries are a valuable resource to our board in evaluating the challenges and opportunities of our global business and our strategic planning and strengthen our board’s collective qualifications, skills and attributes.

Michael T. Fries

Vice Chairman

Age: 62

Director since: June 2005

Public Company Directorships:

Lions Gate Entertainment Corp. (since November 2015)

Lionsgate Studios Corp. (since May 2024)

Grupo Televisa S.A.B. (since April 2015)

Mr. Fries has nearly 40 years of experience in the telecom and media industry. He is the Chief Executive Officer of Liberty Global, a position he has held since 2005, and a founder of its predecessor over three decades ago. Mr. Fries has overseen the company’s growth into a world leader in converged broadband, mobile and video communications with operations established in 50 countries around the world during that time frame, including 20 in Europe, and over $200 billion in historical transactions.

Today, Liberty Global delivers next-generation products through advanced fiber and 5G networks in four core European markets, providing approximately 80 million fixed and mobile connections and operating under some of the best-known consumer brands, including Virgin Media-O2 in the UK, VodafoneZiggo in The Netherlands, Telenet in Belgium, Virgin Media in

Name & Positions	Experience

Liberty Latin America Ltd. (Chairman since December 2017)

Sunrise Communications AG (Chair since November 2024)

Other Positions:

GSMA (Board Member)

Cablelabs®—ICT Governor

The Paley Center for Media—Trustee & Finance Committee member

Ireland and UPC in Slovakia. The joint ventures in the UK and the Netherlands generate combined annual revenue of over $18 billion, while remaining operations generate consolidated revenue of more than $3.6 billion. Liberty Global is also an active investor in cutting-edge infrastructure, content and technology businesses through its $3.1 billion growth platform. Throughout his career, Mr. Fries has received numerous recognitions, including EY Entrepreneur of the Year in Media, Entertainment and Telecommunications and inductions into the Cable Hall of Fame and the Cable Hall of Fame, which recognize pioneers and leaders in the media, communications and cable industries.

Mr. Fries’ significant executive and leadership experience in building and managing converged broadband, mobile and video communications businesses, in-depth knowledge of all aspects of our current global business, and responsibility for setting the strategic, financial and operational direction of our company, contribute to our board’s consideration of the challenges and opportunities facing us and strengthen the board’s collective qualifications, skills and attributes.

Paul A. Gould

Age: 79

Director since: June 2005

Public Company Directorships:

Warner Bros. Discovery, Inc.(including its predecessor entities) (since September 2008)

Liberty Latin America Ltd. (since December 2017)

Other Positions:

International Monetary Fund (Advisory Committee)

Radius Global Infrastructure (since February 2020)

Mr. Gould has over 40 years of experience in the investment banking industry. He is a managing director of Allen & Company, LLC, a position that he has held for over eight years, and is a senior member of Allen & Company’s mergers and acquisitions advisory practice. In that capacity, he has served as a financial advisor to many Fortune 500 companies, principally in the media and entertainment industries. Mr. Gould joined Allen & Company in 1972. In 1975, he established Allen Investment Management, which manages capital for endowments, pension funds and family offices.

Mr. Gould’s extensive background in investment banking and as a public company board member and his particular knowledge and experience as a financial advisor for mergers and acquisitions and in accounting, finance and capital markets contribute to our board’s evaluation of acquisition, divestiture and financing opportunities and strategies and consideration of our capital structure, budgets and business plans, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

Larry E. Romrell

Age: 85

Director since: June 2005

Public Company Directorships:

Liberty Media Corporation (since September 2011)

Qurate Retail, Inc. (since December 2011)

Liberty TripAdvisor Holdings, Inc. (since August 2014)

Mr. Romrell has over 30 years of experience in the telecommunications industry. He was an executive vice president of TCI from January 1994 to March 1999, when it was acquired by AT&T Corporation, and a senior vice president of TCI from 1991 to 1994. Prior to becoming an executive officer at TCI, Mr. Romrell held various executive positions at WestMarc Communications, Inc. for almost 20 years.

Mr. Romrell’s extensive business background and his particular knowledge and experience in telecommunications technology and board practices of other public companies contribute to our board’s consideration of operational and technological developments and strategies, provide insight into other public company board practices and strengthen our board’s collective qualifications, skills and attributes.

PROPOSAL 2—THE AUDITOR APPOINTMENT PROPOSAL

As provided in its charter, the audit committee selects our independent auditor, approves in advance all auditing and permissible non-auditing services to be performed by our independent auditor and reviews the scope of our annual audit. The audit committee has evaluated the performance of KPMG LLP and has selected it as our independent auditor for the fiscal year ending December 31, 2025. We are asking our shareholders to appoint KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and to authorize the Board, acting by the audit committee, to determine the independent auditors’ remuneration.

Even if the appointment of KPMG LLP is approved, the audit committee of our board in its discretion may direct the appointment of a different U.S. independent accounting firm at any time during the year if our audit committee determines to make such a change. In the event our shareholders fail to appoint the selection of KPMG LLP, our audit committee will consider whether to select other auditors for the year ending December 31, 2025.

A representative of KPMG LLP is expected to be present in person or by telephone at the AGM, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Vote and Recommendation

The affirmative vote of the holders of a majority of the combined voting power of the issued and outstanding common shares that are present in person or represented by proxy at the AGM, and entitled to vote on the subject matter, voting together as a single class, is required to approve the auditor appointment proposal.

Our board of directors recommends a vote “FOR” the auditor appointment proposal.

Audit Fees and All Other Fees

The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates during the indicated periods for the audit of our consolidated financial statements and the separate financial statements of certain of our subsidiaries and for other services rendered by KPMG LLP and its international affiliates.

Fees billed in currencies other than U.S. dollars were translated into U.S. dollars at the average exchange rate in effect during the applicable year.

	Year ended December 31,
	2024	2023
	in thousands
Audit fees (1)	$9,144	$10,117
Audit related fees (2)	738	150

Audit and audit related fees	$9,882	$10,267

(1)

Audit fees include fees for the audit and quarterly reviews of our 2024 and 2023 consolidated financial statements, audit of internal controls over financial reporting, statutory audits, audits required by covenants and fees billed in the respective periods for professional consultations with respect to accounting issues, offering memoranda, registration statement filings and issuances of consent.

(2)

Audit-related fees include fees for audit services performed in connection with certain agreed upon procedures with respect to the company’s Swiss subsidiary in 2024 and its Swiss and Belgian subsidiaries in 2023.

Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and does not believe that the provision of such services is incompatible with KPMG LLP maintaining its independence. Our audit committee approved the provision of all the services described in the table above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Our audit committee adopted a policy regarding the pre-approval of all audit and certain permissible audit-related and non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has pre-approved the engagement of our independent auditor to provide:

•

audit services as specified in the policy, including (a) financial statement audits for us required by statute or regulatory authority, excluding the audit of our annual financial statements, (b) financial statement audits of our subsidiaries required by statute or regulatory authority, (c) services associated with registration statements, periodic reports and other documents filed with the SEC, such as consents, comfort letters and responses to comment letters, (d) attestations required by statute or regulatory authority and (e) consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit services” under the SEC rules promulgated pursuant to the Exchange Act);

•

audit-related services as specified in the policy, including (a) due diligence services relating to potential business acquisitions and dispositions, (b) financial statement audits of employee benefit plans, (c) consultations with management with respect to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules of applicable regulatory and standard setting bodies (when such consultations are considered “audit-related services” and not “audit services” under the SEC rules promulgated pursuant to the Exchange Act), (d) attestation services not required by statute or regulation, (e) closing balance sheet audits pertaining to dispositions, (f) assistance with implementation of the requirements of SEC, International Accounting Standards Board or Public Company Accounting Oversight Board rules or listing standards promulgated pursuant to the Sarbanes-Oxley Act, (g) services associated with offering memoranda and other documents filed with, or required by, applicable regulators, such as consents, comfort letters and responses to comment letters, (h) internal control reviews and assistance with internal control reporting requirements and (i) financial statement audits of our subsidiaries and affiliates not required by statute or regulatory authority but required by contract or other internal reasons;

•

tax services as specified in the policy, including (a) planning, advice and compliance services in connection with the preparation and filing of U.S. federal, state, local or international taxes, (b) review or preparation of U.S. federal, state, local and international income, franchise and other tax returns, (c) assistance with tax audits and appeals before the IRS or similar local and foreign bodies, (d) tax advice regarding statutory, regulatory or administrative developments, (e) expatriate tax assistance and compliance, (f) mergers and acquisitions tax due diligence assistance and (g) tax advice and assistance regarding structuring of mergers and acquisitions; and

•	non-audit services as specified in the policy, currently limited to assistance with environmental and sustainability reporting.

Notwithstanding the foregoing general pre-approval, our audit committee approval is specifically required for (1) any individual project involving the provision of pre-approved audit and audit-related services that is expected to result in fees in excess of $150,000 and (2) any individual projects involving any other pre-approved service described above that is expected to result in fees in excess of $75,000. In addition, any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to its chairman, provided that the fees for any individual project for which such approval is requested are not, in the reasonable judgment of the chairman, likely to exceed $200,000. At each audit committee meeting, the chairman’s approval of services provided by our independent auditors is subject to disclosure to the entire audit committee. Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act. All services provided by our independent auditor during 2023 were approved in accordance with the terms of the policy in place.

Audit Committee Report

The audit committee reviews Liberty Global’s financial reporting process on behalf of its board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Liberty Global’s independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of Liberty Global’s audited consolidated financial statements with accounting principles generally accepted in the U.S. (GAAP) and on the effectiveness of Liberty Global’s internal control over financial reporting.

The audit committee has reviewed and discussed with management and KPMG LLP, Liberty Global’s most recent audited consolidated financial statements, as well as management’s assessment of the effectiveness of Liberty Global’s internal control over financial reporting and KPMG LLP’s evaluation of the effectiveness of Liberty Global’s internal control over financial reporting. The audit committee has also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board that relate to the auditors’ communications with the audit committee concerning independence from Liberty Global and its subsidiaries and has discussed with Liberty Global’s independent auditors their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to Liberty Global’s board of directors that the audited financial statements be included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 18, 2025 and amended on Form 10-K/A on March 25, 2025.

Submitted by the Members of the Audit Committee:

Miranda Curtis CMG
Paul A. Gould (chairman)
J David Wargo
Anthony G. Werner

CERTAIN TRANSACTIONS

Under our corporate governance guidelines, if a director has an actual or potential conflict of interest (which includes being a party to a proposed related party transaction), the director must promptly inform our CEO and the chair of our audit committee or the chair of our nominating and corporate governance committee if the chair of the audit committee is the conflicted director. All directors must recuse themselves from any discussion or decision that involves or affects their personal, business or professional interests. Also, under our corporate governance guidelines, an independent committee of our board will resolve any conflict of interest issue involving a director, our CEO or any other executive officer. No related party transaction (as defined by Item 404(a) of Regulation S-K promulgated by the SEC) may be effected without the approval of such independent committee. When the potential conflict or transaction involves an executive officer, the audit committee is the independent committee charged by our corporate governance guidelines with this duty. When the potential conflict or transaction involves a director, a committee of the disinterested independent directors is the independent committee charged by our corporate governance guidelines with this duty. Our bye-laws include additional requirements of our directors in the context of a Covered Transaction with a party deemed to be a Controlled Acquiror (each, as defined in our bye-laws) in order to approve such a transaction, which requirements includes the formation of an independent committee to evaluate and negotiate such transaction.

Certain Relationships

Several of members of our board of directors and executive officers serve as directors or executive officers of other organizations, including organizations with which we have a commercial and charitable relationships. Outside of the relationships listed below, we do not believe that any director or executive officer had a direct or indirect material interest in any relationships during 2024 and through the date of this proxy statement.

Agreements with Sunrise

In connection with the Spin-off, we entered into a master separation agreement and certain other agreements with Sunrise that provide a framework for our relationship with Sunrise after the spin-off. As of December 31, 2024, Michael T. Fries, our chief executive officer and vice chairman our board of directors serves as the chair of the board of directors of Sunrise and Enrique Rodriguez, one of our named executive officers, serves as a director of Sunrise. The following summarizes the terms of these agreements:

•

a master separation agreement that sets forth the principal transactions that were necessary to complete the Spin-off and the conditions to the Spin-off, as well as certain provisions governing the relationship between Liberty Global and Sunrise following the completion of the Spin-off;

•

a tax separation agreement that governs the respective rights, responsibilities and obligations of Liberty Global and Sunrise with respect to taxes and tax benefits, the filing of tax returns and other tax matters;

•

a technology master services agreement that governs the continued provision of various technology-related services to the Sunrise group following the spin-off, including services for maintaining, scaling and operating entertainment, connectivity and network-related platforms and products. The aggregate base charges payable by Sunrise to Liberty Global under the technology master services agreement are approximately CHF 76.0 million per year;

•

transitional services agreements that govern the provision of certain services to the Sunrise group to ensure an orderly transition following the spin-off, with services to include, among others, internal audit, compliance, internal controls, external reporting, accounting, treasury, emerging business, corporate affairs and regulatory, human resources, legal, content and brand access services. The aggregate charges payable by Sunrise to Liberty Global under the transitional services agreements decrease during the term and are approximately CHF 30.0 million for the first year; and

•

various other agreements pursuant to which subsidiaries of Liberty Global and Sunrise provide certain operational or advisory services to one other. The aggregate charges payable by Sunrise to Liberty Global under the services agreements are up to approximately CHF 7.0 million in the first year after the Spin-off.

Acquisition of Additional Formula E Stake

As described in Executive Officers and Directors Compensation–Executive Summary–2024 Business Highlights, the company purchased shares in Formula E from Warner Bros. Discovery and certain other of Formula E’s minority shareholders. Two members of the company’s board also sit on the board of directors of Warner Bros. Discovery. Each such director, however, recused themselves from, and did not participate in, board discussions approving the acquisition of such Formula E shares.

Charitable Foundation

In 2024, we and certain of our other subsidiaries contributed an aggregate of £1,943,113 ($2,482,894 based on the 2024 average exchange rate) in cash to Street Child U.K., an independent educational charity organized in accordance with the non-profit laws of England. Additionally, in 2024 we and certain of our other subsidiaries contributed an aggregate €446,668 ($483,093) in cash and €18,400 ($19,900) of in kind donations to Street Child Netherlands, an independent educational charity organized in accordance with the non-profit laws of the Netherlands. Street Child U.K. and Street Child Netherlands (collectively, Street Child) partner with local organizations and communities to increase education, child protection and livelihood support to address the social, economic and structural issues that underpin today’s education and poverty crisis. The purpose of Street Child is to ensure that children living in low resource environments and emergencies are safe, in school and learning. As of December 31, 2024, four employees of our company, including Andrea Salvato, one of our named executive officers, are trustees of Street Child U.K., and three employees of our company are directors of Street Child Netherlands. The trustees and directors do not receive any compensation for their involvement with any of the charities described above. As part of our charitable giving program, we are supportive of the goals and objectives of Street Child.

SHAREHOLDER PROPOSALS

We currently expect that our 2026 AGM will be held during the second quarter of 2026 in Hamilton, Bermuda. Shareholders, who, in accordance with Rule 14a-8 under the Exchange Act, wish to present a resolution for inclusion in the proxy materials for the 2026 annual general meeting, must submit their resolution in writing to our Corporate Secretary, and the resolution must be received at our executive offices at 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, by the close of business on December 18, 2025. In accordance with our bye-laws, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2026 AGM must submit their written notice of the matter to our executive offices at the foregoing address on or following January 27, 2026, and before the close of business on February 26, 2026, or such later date as may be determined and announced in connection with the actual scheduling of the 2026 AGM.

All shareholder resolutions for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our bye-laws and the laws of Bermuda.

ADDITIONAL INFORMATION

We file periodic reports, proxy materials and other information with the SEC. You may also inspect such filings on the internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertyglobal.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement). If you would like to receive a copy of our 2024 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty Global Ltd. 1550 Wewatta Street, Suite 1000, Denver, Colorado 80202, United States, Tel. No. +1 (303) 220-6600, and we will provide you with the 2024 Form 10-K, without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 7:00 am Atlantic Time (6:00 am Eastern Time), on May 27, 2025.
Online
Go to www.envisionreports.com/LGIP or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/LGIP

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors: 01 - Andrew J. Cole	02 - Marisa D. Drew	03 - Richard R. Green	04 - Daniel E. Sanchez

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	A proposal to appoint KPMG LLP as Liberty Global’s independent registered public accounting firm for the fiscal year ending December 31, 2025, and to authorize the board of directors, acting by the audit committee, to determine the independent auditors’ remuneration.	☐	☐	☐	Any other business that properly comes before the meeting.

B	Materials Election

The rules of the U.S. Securities and Exchange Commission permit companies to send you a notice that proxy and other information is available on the internet instead of mailing you a set of the materials. Check the box to the right if you consent to receiving such proxy and other materials via the internet.

☐

C	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Online
Go to www.envisionreports.com/LGIP or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 7:00 am Atlantic Time (6:00 am Eastern Time), on May 27, 2025.

Annual General Meeting Proxy Materials - Notice of Availability

Important Notice Regarding the Availability of Proxy Materials for the

Liberty Global Ltd. Shareholder Meeting to be Held on May 27, 2025

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/LGIP.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by www.envisionreports.com/LGIP by May 16, 2025.

2 N O T	C O Y

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